EXHIBIT 99.1
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
AKAMAI TECHNOLOGIES, INC.,
PANTHER ACQUISITION CORP.,
PROLEXIC TECHNOLOGIES, INC.
AND
THE PRINCIPAL STOCKHOLDERS OF PROLEXIC TECHNOLOGIES, INC.

(NAMED HEREIN)
December 2, 2013

TABLE OF CONTENTS

-i-

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (the “Agreement”) is entered into as of December 2, 2013, by and among Akamai Technologies, Inc., a Delaware corporation (the “Buyer”); Panther Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the “Transitory Subsidiary”); Prolexic Technologies, Inc., a Delaware corporation (the “Company”); solely for purposes of Sections 1.10, 1.11, 2.3 and 2.4 and Article VI hereof, the stockholders of the Company identified as “Principal Stockholders” on the signature page to this Agreement (each a “Principal Stockholder” and, collectively, the “Principal Stockholders”); and solely for the purposes of Sections 1.9, 1.10 and 1.11 and Article VI, Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Representative (the “Representative”). The Buyer, the Transitory Subsidiary, the Company, the Principal Stockholders and the Representative are sometimes referred to herein individually as a “Party” and collectively as the “Parties” (it being understood that the Principal Stockholders and Representative are Parties solely for the purposes of the respective Sections of this Agreement indicated above).
RECITALS
A.    This Agreement contemplates a merger of the Transitory Subsidiary with and into the Company, with the Company becoming the Surviving Corporation in accordance with this Agreement and the DGCL. In connection with the Merger, at the Effective Time, (i) Company Shares will be converted into the right to receive cash consideration in exchange for their capital stock of the Company, (ii) unvested options to acquire Company Shares will become options to acquire Buyer Common Shares, (iii) vested options to acquire Company Shares shall be terminated in exchange for the cash payments set forth herein and (iv) all outstanding warrants, to the extent unexercised as of immediately prior to the Effective Time, shall terminate in accordance with their terms without any payment therefor.
B.    Concurrently with the execution of this Agreement, and as a condition of the willingness of the Buyer to enter into this Agreement, certain stockholders of the Company are entering into stockholder agreements, certain employees of the Company and the Subsidiaries are entering into offer letters with the Buyer regarding employment arrangements and certain of the employees of the Company and the Subsidiaries are entering into non-competition and non-solicitation agreements with the Buyer.
C.    The Parties intend that, as soon as practicable following the execution of this Agreement, and as a condition of the willingness of the Buyer and the Company to enter into this Agreement, the Principal Stockholders will cause written consents to approve the transactions contemplated by this Agreement to be executed by themselves or by their proxy holders.
Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.

ARTICLE I

THE MERGER
1.1    The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the DGCL.
1.2    The Closing. The Closing shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, commencing at 9:00 a.m. local time on the Closing Date, or such other time and place as the Parties mutually agree.
1.3    Actions at the Closing. At the Closing:
(a)    the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.1;
(b)    the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.2;
(c)    the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;
(d)    the Buyer or the Surviving Corporation shall authorize and instruct the Paying Agent to deliver the Initial Transaction Consideration and the aggregate Preferred Share Liquidation Closing Payment in accordance with Sections 1.5, 1.7 and 1.8; and
(e)    the Buyer, the Representative and the Escrow Agent shall execute and deliver the Escrow Agreement, and the Buyer shall deliver to the Escrow Agent the Original Escrow Amount being placed in escrow on the Closing Date pursuant to Section 1.10(a) and shall pay to the Representative or his designee the Representative Expense Fund.
1.4    Additional Action. The Surviving Corporation may, at any time from and after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary in order to consummate and give effect to the transactions contemplated by this Agreement.
1.5    Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:
(a)    Each Series C Share issued and outstanding immediately prior to the Effective Time (other than Series C Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series C Shares held in the Company’s treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.6, 1.9 and 1.10) an amount in cash equal to the sum of (i) the Series C Per Share Liquidation Closing Payment, plus (ii) the Initial Per Share Transaction Consideration, plus (iii) the Additional Per Share Transaction Consideration, in each case without any interest thereon (except to the extent included in such amount in accordance with the terms of this Agreement or the Escrow Agreement).

(b)    Each Series B Share issued and outstanding immediately prior to the Effective Time (other than Series B Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series B Shares held in the Company’s treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.6, 1.9 and 1.10) an amount in cash equal to equal to the sum of (i) the Initial Per Share Transaction Consideration, plus (ii) the Additional Per Share Transaction Consideration, in each case without any interest thereon (except to the extent included in such amount in accordance with the terms of this Agreement or the Escrow Agreement).
(c)    Each Series A1 Share issued and outstanding immediately prior to the Effective Time (other than Series A1 Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series A1 Shares held in the Company’s treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.6, 1.9 and 1.10) an amount in cash equal to equal to the sum of (i) the Series A1 Per Share Liquidation Closing Payment, plus (ii) the Initial Per Share Transaction Consideration, plus (iii) the Additional Per Share Transaction Consideration, in each case without any interest thereon (except to the extent included in such amount in accordance with the terms of this Agreement or the Escrow Agreement).
(d)    Each Series A Share issued and outstanding immediately prior to the Effective Time (other than Series A Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series A Shares held in the Company’s treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.6, 1.9 and 1.10) an amount in cash equal to equal to the sum of (i) the Series A Per Share Liquidation Closing Payment, plus (ii) the Initial Per Share Transaction Consideration, plus (iii) the Additional Per Share Transaction Consideration, in each case without any interest thereon (except to the extent included in such amount in accordance with the terms of this Agreement or the Escrow Agreement).
(e)    Each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Common Shares held in the Company’s treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.6, 1.9 and 1.10) an amount in cash equal to equal to the sum of (i) the Initial Per Share Transaction Consideration, plus (ii) the Additional Per Share Transaction Consideration, in each case without any interest thereon (except to the extent included in such amount in accordance with the terms of this Agreement or the Escrow Agreement).
(f)    Each Company Share held in the Company’s treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.
(g)    Each share of common stock, $0.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one (1) share of common stock, $0.01 par value per share, of the Surviving Corporation.
(h)    The Company has prepared Schedule I attached hereto as a preliminary summary of the allocation of proceeds to holders of Company Shares, Options and Warrants contemplated by this Section 1.5 and the estimated Additional Per Share Transaction Consideration. The Parties acknowledge and agree that the Company and the Buyer will jointly amend Schedule I as of the Effective Time to reflect the allocation of proceeds to holders of Company Shares, Options and Warrants based on (i) the total number of Company Shares outstanding immediately prior to the Effective Time and to reflect the exercise or cancellation of any Options or Warrants during the Pre-Closing Period and (ii) the calculation of the Transaction Consideration after giving effect to the Estimated Closing Adjustment.
1.6    Dissenting Shares.
(a)    Dissenting Shares shall not be converted into or represent the right to receive the Transaction Consideration unless the Company Stockholder holding such Dissenting Shares shall have forfeited his, her or its right to appraisal under the DGCL or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Transaction Consideration payable in respect of such Company Shares pursuant to Section 1.5.
(b)    Immediately after the occurrence of a conversion of Dissenting Shares into the right to receive Transaction Consideration pursuant to Section 1.6(a), the Buyer or the Surviving Corporation shall deliver to the Paying Agent for distribution to the Company Stockholder holding such Dissenting Shares the Initial Transaction Consideration and, if applicable, the Preferred Share Liquidation Closing Payment to which such holder is entitled pursuant to Section 1.5, subject to the provisions of Section 1.9.
(c)    The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.
1.7    Conversion of Shares.
(a)    Prior to the Effective Time, the Buyer shall appoint the Paying Agent to effect the delivery of the Initial Transaction Consideration and the aggregate Preferred Share Liquidation Closing Payment in exchange for Certificates. At or prior to the Effective Time, the Buyer shall deliver, in trust, to the Paying Agent, for the benefit of the Company Stockholders, sufficient funds for timely payment of the Initial Transaction Consideration and the Preferred Share Liquidation Closing Payment to be exchanged for Company Shares. On the Closing Date, the Buyer shall authorize and instruct the Paying Agent in writing to distribute the Initial Transaction Consideration and the Preferred Share Liquidation Closing Payment to the Company Stockholders as described in Section 1.5 and in accordance with this Section 1.7. As soon as practicable after the Effective Time, the Buyer shall cause the Paying Agent to send a notice and a transmittal form in the form attached hereto as Exhibit B (the “Letter of Transmittal”) to Company Stockholders advising each such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such Company Stockholder’s Certificate(s) in exchange for the Initial Transaction Consideration and, if applicable, the Preferred Share Liquidation Closing Payment payable to such holder pursuant to Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Paying Agent in accordance with the instructions in such Letter of Transmittal, shall be entitled to receive in exchange therefor (subject to any Taxes required to be withheld) the Initial Transaction Consideration and, if applicable, the Preferred Share Liquidation Closing Payment payable pursuant to Section 1.5. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the applicable portion of the Transaction Consideration payable in respect of such Certificate pursuant to Section 1.5. Holders of Certificates shall not be entitled to receive any portion of the Transaction Consideration to which they would otherwise be entitled with respect to such Certificates until such Certificates are properly surrendered.
(b)    If any portion of the Initial Transaction Consideration or the Preferred Share Liquidation Closing Payment is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of such Initial Transaction Consideration and Preferred Share Liquidation Closing Payment that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the Person requesting such transfer shall pay to the Paying Agent any transfer or other Taxes payable by reason of the foregoing or establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Paying Agent nor any Party shall be liable to a holder of Company Shares for any Initial Transaction Consideration or Preferred Share Liquidation Closing Payment payable to such holder pursuant to Section 1.5 that is delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
(c)    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Initial Transaction Consideration and, if applicable, the Preferred Share Liquidation Closing Payment payable in exchange therefor pursuant to Section 1.5. The Paying Agent or the Buyer may, in its discretion and as a condition precedent to the payment thereof, require the owner of any lost, stolen or destroyed Certificates having an aggregate value that exceeds $50,000 to give the Paying Agent and/or the Buyer a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Paying Agent or the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.
1.8    Options and Warrants.
(a)    As of the Effective Time, all unvested Options and any Option Plan, insofar as it relates to unvested Options outstanding under such Option Plan as of the Closing, shall be assumed by the Buyer, in such manner that the Buyer (i) is a corporation “assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent Section 424 of the Code does not apply to any such Options, would be such a corporation were Section 424 of the Code applicable to such Options, and in accordance with the provisions set forth below. Immediately after the Effective Time, each unvested Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of Buyer Common Shares as is equal to the result obtained by dividing (w) the product of (A) (1) the Common Share Transaction Consideration divided by (2) the Fully Diluted Shares and (B) number of Common Shares subject to the unvested portion of such Option by (x) the Buyer Stock Price (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed unvested Option shall be equal to the result obtained by dividing (y) the product of (A) the exercise price of such Option immediately prior to the Effective Time and (B) the Buyer Stock Price (rounded up to the nearest whole cent) by (z) (A) the Common Share Transaction Consideration divided by (B) the Fully Diluted Shares (which price per share shall be rounded up to the nearest one-hundredth of one cent).
(b)    As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of unvested Options appropriate notices setting forth such holders’

rights pursuant to such Options, as amended by this Section 1.8, and the agreements evidencing such Options, and that such Option shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.8 and such notice).
(c)    The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of Buyer Common Shares for delivery upon exercise of the unvested Options assumed in accordance with this Section 1.8. Within fifteen (15) business days after the Effective Time, the Buyer shall file a Registration Statement on Form S‑8 (or any successor form) under the Securities Act with respect to all Buyer Common Shares subject to the Options that may be registered on a Form S‑8, and shall use its Reasonable Best Efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.
(d)    The Company shall obtain, prior to the Closing, the consent from each holder of an unvested Option to the amendment of such Option pursuant to this Section 1.8 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).
(e)    All vested Options shall be terminated effective as of the Effective Time in exchange for the payment (subject to the provisions of Sections 1.9 and 1.10) of (i) the Initial Option Consideration and (ii) the Additional Per Share Transaction Consideration. The Company shall obtain, prior to the Closing, the consent from each holder of a vested Option to the termination of such vested portion of the Option pursuant to this Section 1.8 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).
(f)    The Company shall cause the termination, as of the Effective Time, of the Warrants which remain unexercised. The Company shall obtain, prior to the Closing, the consent from each holder of a Warrant to the termination of such Warrant pursuant to this Section 1.8 (unless such consent is not required under the terms of the applicable agreement or instrument).
1.9    Adjustment Before and After the Closing. The Transaction Consideration shall be subject to adjustment as follows:
(a)    Not later than three (3) business days prior to the Closing Date, the Company shall prepare and deliver to the Buyer a statement (the “Estimated Closing Adjustment Statement”) setting forth the Estimated Closing Adjustment, including a consolidated balance sheet of the Company estimated as of the close of business on the business day immediately preceding the Closing Date, together with all relevant backup materials, in detail reasonably acceptable to the Buyer. The Estimated Closing Adjustment Statement and such consolidated balance sheet shall be prepared in accordance with GAAP applied consistently with the Company’s past practices (to the extent such past practices are consistent with GAAP). Schedule II attached hereto reflects the Closing Adjustment Items to be included in the Estimated Closing Adjustment Statement, including estimated amounts in respect thereof as of the date of this Agreement. From the delivery of the Estimated Closing Adjustment Statement until such time as the calculation of the Estimated Closing Adjustment has been finally determined pursuant to this Section 1.9(a), the Buyer and its accountants (at the Buyer’s expense) shall, upon reasonable notice and during normal business hours, be permitted to discuss with the Company and its accountants the Estimated Closing Adjustment Statement and shall be provided complete and accurate copies of, and have reasonable access upon reasonable notice at reasonable times during normal business hours to the work papers and supporting records of the Company and its accountants so as to allow the Buyer and its accountants to verify the accuracy of the Estimated Closing Adjustment Statement. If within two (2) business days following the Buyer’s receipt of the Estimated Closing Adjustment Statement, the Buyer

has not given the Company notice of its objection thereto, the Estimated Closing Adjustment shall be as set forth in the Estimated Closing Adjustment Statement delivered to the Buyer by the Company. If the Buyer gives such notice of objection, the Company and the Buyer will work together in good faith to resolve the issues in dispute. If all disputed issues are resolved, the amounts as agreed upon by the Buyer and the Company shall be used to determine the Estimated Closing Adjustment. If the Buyer and the Company are unable to resolve all such disputed issues within three (3) business days following the Buyer’s receipt of the Estimated Closing Adjustment Statement, the Estimated Closing Adjustment shall be as determined by the Buyer.
(b)    Not later than sixty (60) calendar days after the Closing Date, the Buyer shall deliver to the Representative the Closing Adjustment Statement, including a consolidated balance sheet of the Company as of the close of business on the business day immediately preceding the Closing Date. The Closing Adjustment Statement and such consolidated balance sheet shall be prepared in accordance with GAAP applied consistently with the Company’s past practices (to the extent such past practices are consistent with GAAP).
(c)    The Closing Adjustment Statement delivered pursuant to paragraph (b) above shall be accompanied by (i) all relevant backup materials, in detail reasonably acceptable to the Representative, and (ii) a statement setting forth the amount, if any, by which the total of the Closing Adjustment Items is greater than, or less than, the Estimated Closing Adjustment. From the delivery of the Closing Adjustment Statement until such time as the calculation of the Final Closing Adjustment has been finally determined pursuant to this Section 1.9, the Representative and its accountants (at the expense of the Equity Holders) shall, upon reasonable notice and during normal business hours, be permitted to discuss with the Buyer and its accountants the Closing Adjustment Statement and shall be provided complete and accurate copies of, and have reasonable access (including electronic access, to the extent reasonably available) upon reasonable notice at reasonable times during normal business hours to the work papers and supporting records of the Buyer and its accountants so as to allow the Representative and its accountants to verify the accuracy of the Closing Adjustment Statement.
(d)    In the event that the Representative disputes the Closing Adjustment Statement or the amount of the Closing Adjustment Items, the Representative shall notify the Buyer in writing (the “Dispute Notice”) of the amount, nature and basis of such dispute, within thirty (30) calendar days after delivery of the Closing Adjustment Statement. Any such Dispute Notice shall specify those items or amounts as to which the Representative disagrees, and the Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Adjustment Statement and not raised in the Dispute Notice. In the event of such a dispute, the Buyer and the Representative shall first negotiate in good faith to reach agreement on the disputed items or amounts in order to determine the amount of the Closing Adjustment Items, which amount shall not be greater than the Buyer’s calculation delivered pursuant to Section 1.9(c) nor less than the Representative’s calculation delivered pursuant to this Section 1.9(d). If the Buyer and the Representative are unable to resolve the dispute within thirty (30) calendar days after delivery of the Dispute Notice, then any remaining items in dispute shall be submitted to an independent nationally recognized accounting firm selected in writing by the Representative and the Buyer or, if the Representative and the Buyer fail or refuse to select a firm within ten (10) calendar days after written request therefor by the Representative or the Buyer, such an independent nationally recognized accounting firm shall be selected in accordance with the rules of the Boston, Massachusetts office of the AAA (the “Neutral Accountant”). All determinations and calculations pursuant to this paragraph (d) shall consider only those Closing Adjustment Items as to which the Representative has disagreed, shall be in writing and shall be delivered to the Buyer and the Representative as promptly as practicable. The determination of the Neutral Accountant as to the resolution of any dispute shall be binding and conclusive upon all Parties. A judgment on the determination made by the Neutral Accountant pursuant to this Section 1.9 may be entered in and enforced by any court having jurisdiction thereover.
(e)    The fees and expenses of the Neutral Accountant in connection with the resolution of disputes pursuant to Section 1.9(d) shall be borne by the Equity Holders, on the one hand, and the Buyer, on the other hand, in proportion to the amounts by which the proposals of the Buyer and the Representative submitted to the Neutral Accountant differed from the Neutral Accountant’s final determination.
(f)    Immediately upon the expiration of the thirty (30) calendar day period for giving the Dispute Notice, if no such notice is given, or upon notification by the Representative to the Buyer, that no such notice will be given, or immediately upon the resolution of disputes, if any, pursuant to this Section 1.9, the Transaction Consideration shall be adjusted as follows (the “Adjusted Transaction Consideration”):
(i)    If the amount of the Final Closing Adjustment exceeds the amount of the Estimated Closing Adjustment, the Buyer shall be entitled to recover such deficiency pursuant to the terms of the Escrow Agreement;
(ii)    If the amount of the Final Closing Adjustment is equal to the amount of the Estimated Closing Adjustment, the Transaction Consideration shall not be adjusted; and
(iii)    If the amount of the Estimated Closing Adjustment exceeds the Final Closing Adjustment, the Buyer shall deliver to the Paying Agent an amount in immediately available funds equal to the amount of such surplus (the “Closing Adjustment Surplus”) and such Closing Adjustment Surplus shall be distributed by the Paying Agent to the Equity Holders. The percentage of the Closing Adjustment Surplus, if any, to be distributed to each Equity Holder is set forth opposite such Equity Holder’s name on Schedule I.
1.10    Escrow Arrangements; Representative Expense Fund.
(a)    On the Closing Date, the Buyer shall deliver to the Escrow Agent the Original Escrow Amount for the purpose of (i) providing security for any adjustment to the amount of the Transaction Consideration pursuant to Section 1.9, (ii) securing the indemnification obligations of the Equity Holders set forth in Article VI and (iii) providing the source for payment of the Additional Transaction Consideration. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.
(b)    On the Closing Date, the Buyer shall pay to the Representative or the Representative’s designee the Representative Expense Fund for the purpose of securing the payment of any Representative Expenses. The Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. The Equity Holders will not receive any interest or other earnings on the Representative Expense Fund and irrevocably transfer and assign to the Representative any ownership right that they may otherwise have had in any such interest or earnings.

The Equity Holders acknowledge that the Representative is not providing any investment supervision, recommendations or advice. The Representative shall have no responsibility or liability to any Equity Holder for any loss of principal of the Representative Expense Fund other than as a result of fraud, gross negligence or willful misconduct by the Representative. The Representative Expense Fund shall terminate on the date on which all remaining amounts constituting the Escrow Fund have been distributed in accordance with this Agreement and the Escrow Agreement (the “Representative Period”). Upon the expiration of the Representative Period, the remaining amount of cash, if any, constituting the Representative Expense Fund shall be distributed to the Equity Holders by the Representative. The percentage of the remaining amounts of the Representative Expense Fund, if any, to be distributed to each Equity Holder is set forth opposite such Equity Holder’s name on Schedule I. For tax purposes, the Representative Expense Fund will be treated as having been received and voluntarily set aside by the Equity Holders at the time of Closing.
(c)    The Principal Stockholders, by their execution of this Agreement, and the other Equity Holders, by the approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, hereby approve the Escrow Agreement and of all of the arrangements relating thereto, including (i) the placement of the Escrow Fund in the escrow established pursuant to this Section 1.10 and (ii) the delivery of the Representative Expense Fund to the Representative or the Representative’s designee pursuant to Section 1.10.
1.11    Representative.
(a)    In order to efficiently administer the transactions contemplated hereby, including (i) the determination of the Final Closing Adjustment and the Adjusted Transaction Consideration, (ii) the waiver of any condition to the obligations of the Equity Holders to consummate the transactions contemplated hereby and (iii) the dispute, defense and/or settlement of any claims for which the Equity Holders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to this Agreement, the Principal Stockholders, by their execution of this Agreement, and the other Equity Holders, by the approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, hereby designate the Representative as their representative, attorney-in-fact and agent.
(b)    The Principal Stockholders, by their execution of this Agreement, and the other Equity Holders, by the approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, hereby authorize the Representative (i) to make all decisions relating to the determination of the Final Closing Adjustment and the Adjusted Transaction Consideration pursuant to Section 1.9, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company and the Equity Holders to consummate the transactions contemplated hereby, or the dispute, defense and/or settlement of any claims for which the Equity Holders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to Article VI hereof, (iii) to give and receive all notices permitted or required to be given under this Agreement, (iv) to execute and deliver the Escrow Agreement and (v) to take any and all additional action as is contemplated to be taken by or on behalf of the Equity Holders by the terms of this Agreement.
(c)    In the event that the Representative becomes unable to perform its responsibilities hereunder or resigns from such position, the Equity Holders (acting by the vote of the Company Stockholders who immediately prior to the Effective Time held at least a majority of the outstanding Company Shares held by all Company Stockholders (voting on an as-converted to Common Share basis)) shall select another representative to fill the vacancy of the Representative initially chosen by the Company Stockholders, and such substituted representative shall be deemed to be the Representative for all purposes of this Agreement and the documents delivered pursuant hereto.
(d)    All decisions and actions of the Representative on behalf of the Equity Holders shall be deemed to be facts ascertainable outside of this Agreement and shall be binding upon all Equity Holders, and no Equity Holder shall have the right to object, dissent, protest or otherwise contest the same. A decision, act, consent, instruction or action of the Representative, including any agreement between the Representative and the Buyer relating to the determination of the Final Closing Adjustment, the Adjusted Transaction Consideration or the dispute, defense or settlement of any claims for which the Equity Holders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to Article VI hereof, shall constitute a decision, act, consent, instruction or action of all Equity Holders and shall be binding and conclusive upon each of such Equity Holders and the Parties, the Surviving Corporation and the Escrow Agent may rely upon any such decision, act, consent, instruction or action as being the decision, act, consent or instructions of each and every such Equity Holder. The Buyer, the Surviving Corporation and the Escrow Agent are hereby relieved from any liability to any Equity Holder for any acts done by them in accordance with such decision, act, consent, instruction or action of the Representative.
(e)    The Representative will receive no compensation for services as the Representative except as set forth in that certain Engagement Agreement to be entered into among the Representative and certain Company Stockholders. The Equity Holders will pay all (i) professional fees and expenses of any attorney, accountant or other advisors or expert retained by the Representative and other reasonable out-of-pocket expenses incurred by the Representative in connection with the performance of the Representative’s duties under this Agreement and the Escrow Agreement and (ii) any and all losses, liabilities, damages, claims, penalties, fines, forefeitures, actions, fees, costs and expenses actually incurred or suffered by the Representative in connection with this Agreement or the Escrow Agreement as the Representative (collectively, the “Representative Expenses”) in each case as such Representative Expense is suffered or incurred; provided, that in the event any such Representative Expense is finally adjudicated to have been directly caused by the fraud, gross negligence or willful misconduct of the Representative, the Representative will reimburse the Equity Holders the amount of such indemnified Representative Expense to the extent attributable to such fraud, gross negligence or willful misconduct. Such Representative Expenses may only be recovered by the Representative from (i) the Representative Expense Fund, (ii) the Escrow Fund (as set forth below) and (iii) the Equity Holders directly; provided that while this Section allows the Representative to be paid from the Representative Expense Fund and the Escrow Fund, this does not relieve the Equity Holders from their obligation to promptly pay such Representative Expenses as such Representative Expenses are actually suffered or incurred, nor does it prevent the Representative from seeking any remedies against the Equity Holders available to it at law or otherwise. In no event will the Representative be required to advance its own funds on behalf of the Equity Holders or otherwise. Following the exhaustion of the Representative Expense Fund and the expiration of the Representative Period and the resolutions of all pending claims related thereto (and, for the avoidance of doubt, at no time prior thereto), the Representative shall have the right to recover Representative Expenses from the Escrow Fund prior to any distribution to the Equity Holders. The Equity Holders will on an individual and several basis (and not jointly as to or with any other Equity Holder) indemnify, defend, hold harmless and reimburse, on an Equity Holder Pro Rata Basis, the Representative for Representative Expenses, in each case as such Representative Expenses are incurred. Notwithstanding the foregoing, the Representative shall first seek reimbursement and recovery from the Representative Expense Fund, and only thereafter directly from the Equity Holders in accordance with the terms of this Agreement. The Equity Holders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Representative or the termination of this Agreement, and the Representative and the Equity Holders acknowledge and agree that the provisions of this paragraph (e) shall impose no obligations on the Company, the Surviving Corporation, the Buyer or any of their respective Affiliates.
(f)    By his, her or its execution of this Agreement, each Principal Stockholder, and by their approval of the Merger and adoption of this Agreement, and/or their acceptance of any consideration pursuant to this Agreement, each other Equity Holder, agrees that:
(i)    the Buyer shall be able to rely conclusively on the instructions and decisions of the Representative as to the determination of the Final Closing Adjustment and the Adjusted Transaction Consideration, the settlement of any claims for indemnification by the Buyer and/or the Surviving Corporation pursuant to Article VI or any other actions required or permitted to be taken by the Representative hereunder, and no party shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Representative;
(ii)    no Equity Holder shall have any cause of action against the Representative for, and the Representative shall have no liability to any Equity Holder in connection with, any action taken or omitted, decision made or instruction given by the Representative under this Agreement, except in the event of liability directly resulting from fraud, gross negligence or willful misconduct on the part of the Representative;
(iii)    each such Equity Holder will, on an individual and several basis based on their Equity Holder Pro Rata Basis (and not jointly as to or with any other Equity Holder) indemnify, defend and hold harmless the Representative in accordance with Section 1.11(e) above; provided, that that Representative shall first seek recovery from the Representative Expense Fund;
(iv)    the provisions of this Section 1.11 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Equity Holder may have in connection with the transactions contemplated by this Agreement;
(v)    remedies available at Law for any breach of the provisions of this Section 1.11 are inadequate; therefore, the Buyer and the Surviving Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer and/or the Surviving Corporation brings an action to enforce the provisions of this Section 1.11; and
(vi)    the provisions of this Section 1.11 shall be binding upon the executors, heirs, legal representatives, personal representatives, successors and permitted assigns of each Equity Holder, and any references in this Agreement to an Equity Holder or the Equity Holders shall mean and include the successors to the Equity Holder’s rights hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.
1.12    Certificate of Incorporation and By-laws.
(a)    The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be amended and restated to be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (i) the name of the corporation set forth therein shall be changed to the name of the Company and (ii) the identity of the incorporator shall be deleted.

(b)    The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.
1.13    Directors and Officers of the Surviving Corporation.
(a)    The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.
(b)    The officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.
1.14    No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by Law.
1.15    Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer, the Surviving Corporation or the Paying Agent, they shall be cancelled and exchanged for the Transaction Consideration in accordance with Section 1.5, subject to Sections 1.9 and 1.10 and to applicable Law in the case of Dissenting Shares.
1.16    Withholding Obligations. Each of the Buyer, the Company, the Surviving Corporation, the Paying Agent and the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to any provision of this Agreement to any Person such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable Law. To the extent that amounts are so withheld by the Buyer, the Company, the Surviving Corporation, the Paying Agent and the Escrow Agent, as the case may be, such withheld amounts shall be (a) remitted by the applicable withholding Party to the applicable taxing authority and (b) treated for all purposes of this Agreement as having been paid to the Persons in respect of which such deduction and withholding was made by the Buyer, the Company, the Surviving Corporation, the Paying Agent or the Escrow Agent, as the case may be. The Buyer shall also have the right to collect Forms W-8 or W-9, or such other forms relating to United States federal withholding obligations as may be applicable, from such Persons.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II. The disclosures in any section or paragraph of the Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article II and (b) other sections or paragraphs in this Article II to the extent that it is reasonably apparent from a reading of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.
2.1    Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and Tax good standing under the Laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and Tax good standing under the Laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company’s businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has made available to the Buyer complete and accurate copies of its certificate of incorporation and by-laws, each as amended to date. The Company is not in default under or in violation of any provision of its certificate of incorporation or by-laws.
2.2    Capitalization.
(f)    The authorized capital stock of the Company consists of (i) 60,000,000 Common Shares, of which, as of the date of this Agreement, 380,605 shares were issued and outstanding and 12,453,913 shares were held in the treasury of the Company, and (ii) 45,263,384 Preferred Shares, of which (A) 31,213,384 have been designated as Series A Shares, of which, as of the date of this Agreement, 27,720,000 shares were issued and outstanding, (B) 2,800,000 have been designated as Series A1 Shares, of which, as of the date of this Agreement, 2,800,000 shares were issued and outstanding, (C) 4,654,647 have been designated as Series B Shares, of which, as of the date of this Agreement, 4,624,277 shares were issued and outstanding, and (D) 5,162,090 have been designated as Series C Shares, of which, as of the date of this Agreement, 5,162,090 shares were issued and outstanding.
(g)    Section 2.2(b) of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder and (for shares other than Common Shares) the number of Common Shares (if any) into which such shares are convertible. Section 2.2(b) of the Disclosure Schedule also indicates all outstanding Company Shares that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been and on the Closing Date will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities Laws.
(h)    Section 2.2(c) of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) all Company Stock Plans, indicating for each Company Stock Plan the number of Company Shares issued to date under such Plan, the number of Company Shares subject to outstanding options under such Plan and the number of Company Shares reserved for future issuance under such Plan, (ii) all holders of outstanding Options, indicating with respect to each Option the Company Stock Plan under which it was granted, the number of Company Shares subject to such Option, the exercise price, the date of grant, and the vesting schedule (including any acceleration provisions with respect thereto), and (iii) all holders of outstanding Warrants, indicating with respect to each Warrant the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has made available to the Buyer complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing Options and all agreements evidencing Warrants. All of the shares of capital stock of the Company subject to Options and Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.
(i)    With respect to the outstanding Options, (i) each such Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an Option was duly authorized no later than the date on which the grant of such Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company’s Board of Directors (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant is consistent in all respects with the terms approved by the Company’s Board of Directors and was duly executed and delivered by each party thereto no later than the Grant Date, (iii) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act, to the extent applicable, and all other applicable Laws, (iv) the per share exercise price of each Option was not less than the fair market value of a Company Share issuable upon exercise of the Option on the applicable Grant Date, and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.
(j)    Except as set forth in Section 2.2(c) or 2.2(e) of the Disclosure Schedule, (i) no subscription, warrant, option, restricted stock, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) except as set forth in the Company’s Certificate of Incorporation, as amended or restated through the date of this Agreement, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of capital stock of the Company or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.
(k)    Except as set forth in Section 2.2(f) of the Disclosure Schedule, there is no agreement, written or oral, between the Company and any holder of its securities, or, to the Company’s Knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co sale rights or “drag along” rights), registration under the Securities Act or the securities Laws of any other jurisdiction, or voting, of the capital stock of the Company.
(l)    The Principal Stockholders and the Company constitute all parties required to amend or terminate the Series C Financing Agreements.
2.3    Authorization. The Company and each of the Principal Stockholders have all requisite power and authority (corporate and other) to execute and deliver this Agreement and the other agreements contemplated hereby and, subject, in the case of the consummation of the Merger, to the receipt of the Requisite Stockholder Approval, to perform their respective obligations hereunder and thereunder. The execution and delivery by the Company and each of the Principal Stockholders of this Agreement and the other agreements contemplated hereby and, subject to obtaining the Requisite Stockholder Approval, which is the only approval required from the Company Stockholders, the performance by the Company of this Agreement and the consummation by the Company and each of the Principal Stockholders of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Company and the Principal Stockholders. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is advisable, fair and in the best interests of the Company and its stockholders, (ii) approved this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement and all other agreements contemplated hereby have been or will be as of the Closing Date duly and validly executed and delivered by the Company and each of the Principal Stockholders party thereto and, assuming the due authorization, execution and delivery by the Buyer, the Transitory Subsidiary, the Representative and any other party thereto, constitutes or will constitute a valid and binding obligation of the Company and such Principal Stockholders, enforceable against them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity (the “Enforceability Exceptions”).
2.4    Noncontravention. Subject to the filing of the Certificate of Merger as required by the DGCL, to the filing requirements of the Hart Scott Rodino Act, and to the filing or other regulatory requirements, if any, of any other applicable U.S. or foreign regulatory body, neither the execution and delivery by the Company and the Principal Stockholders of this Agreement or any other agreement contemplated hereby, nor the performance by the Company and the Principal Stockholders of their respective obligations hereunder or thereunder, nor the consummation by the Company and the Principal Stockholders of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, each as amended or restated to date, or the Certificate of Incorporation or By-laws (or comparable organizational documents) of any Subsidiary, each as amended or restated to date, (b) require on the part of the Company, any Subsidiary or any Company Stockholder any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, written agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other legally binding arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the assets of the Company or any Subsidiary are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any Principal Stockholder or any of their respective properties or assets. Section 2.4 of the Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of third parties and Governmental Entities, and all filings and notices, that are required in connection with the consummation by the Company and the Principal Stockholders of the transactions contemplated by this Agreement.
2.5    Subsidiaries.
(d)    Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each Subsidiary; (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

(e)    Each Subsidiary is a corporation duly organized, validly existing and (to the extent that the concept of “good standing” is applicable in such jurisdiction) in corporate and Tax good standing under the Laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and (to the extent that the concept of “good standing” is applicable in such jurisdiction) is in corporate and Tax good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has made available to the Buyer complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, by-laws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities Laws or other securities Laws applicable under the Laws of the jurisdiction of incorporation of the Subsidiary), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.
(f)    The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity that is not a Subsidiary.
2.6    Financial Statements.
(d)    The Company has provided to the Buyer the Financial Statements. The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; provided, however, that the Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments (which, with respect to periods prior to the Effective Time, individually and in the aggregate, will not be material) and do not include footnotes.
(e)    Each of the Financial Statements fairly presents the consolidated assets, liabilities, business, financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the date thereof and for the periods referred to therein, and is consistent with the books and records of the Company and the Subsidiaries. The accruals for vacation expenses, severance payments and Taxes are accounted for in accordance with GAAP on the Most Recent Balance Sheet and are adequate and properly reflect the expenses associated therewith in accordance with GAAP.
(f)    The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls customary for similarly structured companies of the size and nature of the Company which provide assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets, (iii) access to assets of the Company is permitted only in accordance with management’s authorization, (iv) the reporting of assets of the Company is compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
(g)    The Company maintains disclosure controls and procedures customary for similarly structured companies of the size and nature of the Company that are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s financial statements. Section 2.6(d) of the Disclosure Schedule lists, and the Company has made available to the Buyer copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.
(h)    Section 2.6(e) of the Disclosure Schedule lists, and the Company has made available to the Buyer copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303 (a)(4) of Regulation S-K of the SEC) effected by the Company or any Subsidiary. Section 2.6(e) of the Disclosure Schedule lists all non-audit services performed by the Company’s auditors for the Company or any Subsidiary.
(i)    Neither the Company nor any Subsidiary has extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company or any Subsidiary. Section 2.6(f) of the Disclosure Schedule identifies any loan or extension of credit maintained by the Company or any Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act would apply.
(j)    Infante & Company, the auditor of the Company from 2007 to 2010, was and had been at all times during its engagement by the Company (i) “independent” with respect to the Company and the Subsidiaries within the meaning of Regulation S-X and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC. BDO USA, LLP, the Company’s current auditors, is and has been at all times since its engagement by the Company (x) “independent” with respect to the Company and the Subsidiaries within the meaning of Regulation S-X and (y) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.
2.7    Absence of Certain Changes. Since January 1, 2013, (a) there has occurred no event or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a)(ii), (b), (c), (d)(ii) through (iv), (e) through (g), (i) through (l), (m)(ii) or (iii) or (n) through (q) of Section 4.4.
2.8    Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, a copy of which is attached to Section 2.8 of the Disclosure Schedule, (b) liabilities that have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and not disproportionate in amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities (including executory obligations thereunder but not, for the avoidance of doubt, any liabilities or obligations arising as a result of any breach or default thereunder at or prior to the Effective Time) incurred in the Ordinary Course of Business that are not required by GAAP to be reflected on a balance sheet and that are not in the aggregate material.
2.9    Tax Matters.
(d)    The Company and each Subsidiary has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were true, correct and complete in all respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is the Company. The Company and the Subsidiaries have paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company and the Subsidiaries for Tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and all unpaid Taxes of the Company and each Subsidiary for all Tax periods commencing after the date of the Most Recent Balance Sheet arose in the Ordinary Course of Business and are of a type and amount commensurate with Taxes attributable to prior similar periods. Neither the Company nor any Subsidiary has any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than the Company or a Subsidiary. Neither the Company nor any Subsidiary is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All Taxes that the Company and the Subsidiaries were required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and the Company and each Subsidiary has complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any Company Employee, independent contractor, creditor, or other third party.
(e)    The Company has made available to the Buyer (i) complete and correct copies of all Tax Returns of the Company and the Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of the Company or a Subsidiary relating to Taxes for all taxable periods for which the statute of limitations has not yet expired. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(b) of the Disclosure Schedule. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the Knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed in writing by any jurisdiction in which the Company or any Subsidiary did not file a Tax Return that the jurisdiction believes that the Company or such Subsidiary was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. Neither the Company nor any Subsidiary has (x) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (y) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (z) executed or filed any power of attorney with any taxing authority.

(f)    Neither the Company nor any Subsidiary has made any payment, is obligated to make any payment or is a party to any agreement that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code). Neither the Company nor any Subsidiary (i) is or has ever been required to make a basis reduction pursuant to Treasury Regulation Section 1.337(d)-2(b), (ii) is or has been required to redetermine or reduce basis pursuant to Treasury Regulation Section 1.1502-36(b) or (c) or to reduce any attributes under Treasury Regulation Section 1.1502-36(d) or (iii) has incurred (or been allocated) any dual consolidated loss within the meaning of Section 1503 of the Code.
(g)    None of the assets of the Company or any Subsidiary (i) is property that is required to be treated as being owned by any other Person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code, (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iv) is subject to a lease under Section 7701(h) of the Code or under any predecessor section.
(h)    There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax Laws) that are required to be taken into account by the Company or any Subsidiary in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement.
(i)    Neither the Company nor any Subsidiary is a “consenting corporation” within the meaning of former Section 341(f) of the Code, and none of the assets of the Company are subject to an election under former Section 341(f) of the Code. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.
(j)    Neither the Company nor any Subsidiary has ever participated in an international boycott as defined in Section 999 of the Code.
(k)    Neither the Company nor any Subsidiary is a party to a lease that is treated as a “Section 467 rental agreement” within the meaning of Section 467(d) of the Code.
(l)    Neither the Company nor any Subsidiary has ever distributed to their stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.
(m)    Neither the Company nor any Subsidiary owns any interest in an entity that is characterized as a partnership for federal income Tax purposes.
(n)    Section 2.9(k) of the Disclosure Schedule sets forth each jurisdiction (other than United States federal) in which the Company and each Subsidiary files, is required to file or has been required to file a Tax Return or is or has been liable for any Taxes on a “nexus” basis and each jurisdiction that has sent notices or communications of any kind requesting information relating to the Company’s nexus with such jurisdiction.

(o)    Neither the Company nor any Subsidiary has ever owned an interest in a passive foreign investment company within the meaning of Sections 1291 through 1297 of the Code or a controlled foreign corporation within the meaning of Section 957 of the Code (or any similar provision of state, local or foreign Law).
(p)    Neither the Company nor any Subsidiary has or has had a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States and such foreign country.
(q)    Neither the Company nor any Subsidiary has ever incurred (or been allocated) an “overall foreign loss” as defined in Section 904(f)(2) of the Code that has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.
(r)    Neither the Company nor any Subsidiary is a party to a gain recognition agreement under Section 367 of the Code.
(s)    Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax Law), (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iii) installment sale or other open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) any election made pursuant to Section 108(i) of the Code on or prior to the Closing Date.
(t)    There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company or any Subsidiary, other than with respect to Taxes not yet due and payable.
(u)    No holder of Company Shares holds any Company Shares that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.
(v)    Neither the Company nor any Subsidiary is or ever has been a party to a transaction or agreement that is in conflict with the Tax rules on transfer pricing in any relevant jurisdiction. The Company and each Subsidiary has maintained documentation (including any applicable transfer pricing studies) in connection with any related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax Law.
(w)    Neither the Company nor any Subsidiary has ever engaged in any “reportable transaction” or “listed transaction” for purposes of Treasury Regulation sections 1.6011-4(b) or 301.6111-2(b)(2) or any analogous provision of state, local or foreign Law. The Company and each Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(x)    Section 2.9(v) of the Disclosure Schedule sets forth a complete and accurate list of all agreements, rulings, settlements or other Tax documents relating to Tax incentives between the Company or any Subsidiary and a Governmental Entity.
2.10    Assets.
(g)    The Company or the applicable Subsidiary is the true and lawful owner of, and has good title to, all of the assets (tangible or intangible) purported to be owned by the Company or such Subsidiary, free and clear of all Security Interests.
(h)    The Company and each Subsidiary owns or leases all tangible assets sufficient for the conduct of its businesses as presently conducted, which tangible assets are reflected in the Financial Statements (other than to the extent disposed of in the Ordinary Course of Business). Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.
(i)    Section 2.10(c) of the Disclosure Schedule lists individually, as of the Most Recent Balance Sheet Date, (i) all fixed assets (within the meaning of GAAP) of the Company or the Subsidiaries, indicating the cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of the Most Recent Balance Sheet Date, and (ii) all other assets of a tangible nature (other than inventories) of the Company or the Subsidiaries.
(j)    Each item of equipment, motor vehicle and other asset that the Company or a Subsidiary has possession of pursuant to a lease agreement or other similar contractual arrangement is in such condition that, upon its return to its lessor or owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable lease or contract, the obligations of the Company or such Subsidiary to such lessor or owner will have been discharged in full.
2.11    Owned Real Property. Neither the Company nor any Subsidiary owns, or has ever owned, any real property.
2.12    Real Property Leases. Section 2.12 of the Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable, security deposit, maintenance and like charges thereunder, and any advance rent thereunder. The Company has made available to the Buyer complete and accurate copies of the Leases. With respect to each Lease:
(c)    such Lease is legal, valid, binding, enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto, as applicable, subject to the Enforceability Exceptions, and, to the Company’s Knowledge, against each other party thereto, subject to the Enforceability Exceptions;
(d)    such Lease will continue to be legal, valid, binding, enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, subject to the Enforceability Exceptions;

(e)    none of the Company, any Subsidiary or, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the Knowledge of the Company, any other party under such Lease;
(f)    there are no disputes, oral agreements or forbearance programs in effect as to such Lease;
(g)    neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;
(h)    to the Knowledge of the Company, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities;
(i)    the Company has no Knowledge of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such Lease which would reasonably be expected to impair the current uses or the occupancy by the Company or any Subsidiary of the property subject thereto;
(j)    no construction, alteration or other leasehold improvement work with respect to the Lease remains to be paid for or performed by the Company or any Subsidiary;
(k)    neither the Company nor any Subsidiary is obligated to pay any leasing or brokerage commission relating to such Lease and will not have any obligation to pay any leasing or brokerage commission upon the renewal of the Lease; and
(l)    the Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Lease at the end of the respective Lease term, to the extent required by the Lease.
2.13    Intellectual Property.
(a)    Section 2.13(a) of the Disclosure Schedule lists, as of the date of this Agreement, all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owners(s), as applicable. All assignments of Company Registrations to the Company or any Subsidiary have been properly executed and recorded. To the Knowledge of the Company, all Company Registrations (other than applications) are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company.
(b)    There are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced against the Company or any Subsidiary, or to the Knowledge of the Company, threatened, with respect to any Patent Rights included in the Company Registrations or that concern the ownership, validity or enforceability of any Intellectual Property owned or purported to be owned by the Company. The Company and the Subsidiaries have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company or any Subsidiary and have made no misrepresentation in such applications. Other than as made known to the Company during the ordinary course of the application process for Company Registrations, the Company has no Knowledge of any information that would preclude the Company or any Subsidiary from having clear title to the Company Registrations or affecting the patentability or enforceability of any Company Registrations.
(c)    Each item of Company Intellectual Property will be owned or available for use, as applicable, by the Buyer or a subsidiary of the Buyer immediately following the Closing on substantially identical terms (including duration) and conditions as it was immediately prior to the Closing. The Company or a Subsidiary is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Security Interests, and all joint owners of the Company Owned Intellectual Property are listed in Section 2.13(c) of the Disclosure Schedule. To the Knowledge of the Company, the Company Intellectual Property constitutes all Intellectual Property necessary (i) to Exploit the Customer Offerings in the manner so done currently by the Company and the Subsidiaries (ii) to Exploit the Internal Systems as they are currently Exploited and contemplated to be Exploited by the Company and the Subsidiaries and (iii) otherwise to conduct the Company’s business in the manner currently conducted by the Company and the Subsidiaries. The Company has not engaged in any custom development work for any customer(s) (or any customer(s) of any customer(s)) which is subject to any contractual right of assignment resulting in any Intellectual Property in such custom development work being owned by the customer or any third party or parties.
(d)    The Company or the appropriate Subsidiary, as applicable, has taken reasonable measures to protect the proprietary nature of each item of Company Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. The Company and each Subsidiary has complied with all applicable contractual and legal requirements pertaining to information privacy and security. No complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the Knowledge of the Company, threatened against the Company or any Subsidiary. To the Knowledge of the Company, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Company or any Subsidiary, or (ii) breach of the Company’s or any Subsidiary’s security procedures wherein confidential information has been disclosed to a third Person.
(e)    None of (i) the Customer Offerings or (ii) the Internal Systems used directly in the providing or delivery of Customer Offerings, or the Exploitation of either (i) or (ii) by the Company or the Subsidiaries, or by any reseller, distributor, customer or user thereof, or any other activity of the Company or the Subsidiaries, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. Section 2.13(e) of the Disclosure Schedule lists any written complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required), received in writing by the Company or any Subsidiary alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received in writing by the Company or any Subsidiary from any reseller, distributor, customer, user or any other third party; and the Company has made available to the Buyer copies of all such complaints, claims, notices, requests, demands or threats, as well as any written legal opinions, studies, market surveys and analyses relating to any alleged or potential infringement, violation or misappropriation. For clarity, as used in this and other sections of this Agreement, the reference to “Internal Systems used directly in the providing or delivery of Customer Offerings” is not intended to include Internal Systems used for bugs and errors ticketing and tracking, for the Company’s accounting or otherwise for the administration of the business of the Company.

(f)    To the Knowledge of the Company, no Person (including any current or former Company Employee or consultant of Company or the Subsidiaries) is infringing, violating or misappropriating any of the Company Owned Intellectual Property or any Company Licensed Intellectual Property which is exclusively licensed to the Company or any Subsidiary. The Company has made available to the Buyer copies of all written correspondence, analyses, legal opinions, complaints, claims, notices or threats concerning the infringement, violation or misappropriation of any Company Owned Intellectual Property.
(g)    Section 2.13(g) of the Disclosure Schedule identifies each license, covenant or other agreement pursuant to which the Company or any Subsidiary has assigned, transferred, licensed, distributed or otherwise granted any right (including any springing license right that will arise as a result of the consummation of the Merger or any of the other transactions contemplated by this Agreement) or access to any Person, or covenanted not to assert any right, with respect to any past, existing or future Company Intellectual Property (other than non-exclusive customer agreements entered into in the Ordinary Course of Business that are on substantially the Company’s standard terms, copies of which have been made available to the Buyer). Except as described in Section 2.13(g) of the Disclosure Schedule, and/or as set forth in agreements that are on substantially the Company’s standard terms, neither the Company nor any Subsidiary has agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Offerings or any third party Intellectual Property rights. Except as set forth in Section 2.13(g) of the Disclosure Schedule, neither the Company nor any Subsidiary is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.
(h)    Section 2.13(h) of the Disclosure Schedule identifies (i) each license or agreement pursuant to which the Company or any Subsidiary Exploits any Company Licensed Intellectual Property (excluding currently-available, “off the shelf” software programs that are not included in Customer Offerings or in Internal Systems used directly in the providing or delivery of Customer Offerings, the total fees associated with which are less than $5,000 per license) and (ii) each agreement, contract, assignment or other instrument pursuant to which the Company or any Subsidiary has obtained any joint or sole ownership interest in or to each item of Company Owned Intellectual Property.
(i)    Neither the Company nor any Subsidiary has licensed, distributed or disclosed, and as of the date of this Agreement knows of no distribution or disclosure by others (including any Company Employee) of, the Company Source Code to any Person, except pursuant to the agreements listed in Section 2.13(i) of the Disclosure Schedule, and the Company and the Subsidiaries have taken reasonable physical and electronic security measures to prevent the unauthorized disclosure of such Company Source Code. No event has occurred, and, to the Knowledge of the Company, no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Company Source Code by the Company, the Subsidiaries, their escrow agent(s) or any other Person to any third party. Neither the Company nor any Subsidiary is currently a party to any Company Source Code escrow contract requiring the deposit of Company Source Code for any Company Software or providing for access to Company Source Code for any Company Software in specific circumstances.
(j)    All of the Software and Documentation comprising or incorporated in the Customer Offerings or the Internal Systems used directly in the providing or delivery of Customer Offerings have been designed, authored, tested and debugged by regular employees of the Company or a Subsidiary within the scope of their employment or by independent contractors of the Company or a

Subsidiary who have executed valid and binding agreements expressly assigning all right, title and interest in such copyrightable materials to the Company or a Subsidiary, waiving their non-assignable rights (including moral rights) in favor of the Company or a Subsidiary and its permitted assigns and licensees, and no Company Employee or Company Independent Contractor has any residual claim to such materials.
(k)    Section 2.13(k) of the Disclosure Schedule lists all Open Source Materials that the Company or the Subsidiaries have incorporated in any way in the Customer Offerings or the Internal Systems directly used in the providing or delivery of Customer Offerings and specifies whether the Open Source Materials have been distributed by the Company or the Subsidiaries. Neither the Company nor any Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Customer Offerings distributed to customers or other third parties; (ii) distributed Open Source Materials in conjunction with any other software developed or distributed by the Company or any Subsidiary; or (iii) used Open Source Materials, in each case in a manner that creates or purports to create obligations for the Company or any Subsidiary with respect to the Customer Offerings or the Internal Systems used directly in the providing or delivery of Customer Offerings (other than the Open Source Materials themselves), or grants, to any third party, any rights or immunities under Company Intellectual Property (including using any Open Source Materials that require, as a condition of Exploitation of such Open Source Materials, that other Software incorporated into, derived from or distributed with such Open Source Materials be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or (z) redistributable at no charge or minimal charge).
(l)    Each Company Employee and Company Independent Contractor who has contributed to the research, development, conception, reduction to practice, authorship, creation, modification or improvement of any Intellectual Property in the course of such Company Employee’s employment by, or such Company Independent Contractor’s work for, the Company or any Subsidiary (the “Company-Funded IP”), including any Company Owned Intellectual Property, in whole or in part, has either (i) done so in the course of and in the scope of his or her employment or engagement with the Company and/or its Subsidiaries, such that pursuant to applicable Law all Intellectual Property arising therefrom has become the exclusive property of the Company or a Subsidiary, as applicable, or (ii) signed written agreements ensuring that all such Intellectual Property is owned exclusively by the Company or a Subsidiary (subject to the statutory right, pursuant to 17 USC 203, of an author to terminate a transfer of a copyright), and to the Knowledge of the Company there are no claims or interests of third parties (including current and former Company Employees or Company Independent Contractors or their current or former employers) alleging ownership interests in any such Intellectual Property. The transactions contemplated hereby shall not grant to or allow any Company Employee or Company Independent Contractor any ownership interest in, or the right to use, any Company Intellectual Property. All amounts due and payable by the Company to all Company Employees and Company Independent Contractors have been paid in full or have been otherwise satisfied.
(m)    To the Knowledge of Company, no current or former Company Employee or Company Independent Contractor who is or was involved in the research, development, conception, reduction to practice, authorship, creation, modification or improvement of any Company-Funded IP, performed or is performing services for, or is or was an employee of, or was otherwise engaged by any third party, including any Governmental Entity, quasi-governmental agency or funding source, government-owned institution, university, college, other educational institution or research center, including as an employee, contractor, consultant or graduate student, during the time period in which such Company Employee was employed by, or such Company Independent Contractor worked for, the Company or any Subsidiary, in a manner which may reasonably provide the basis for any claim, interest, or right of any third party with respect to the Company-Funded IP. Section 2.12(m) of the Disclosure Schedule sets forth (i) each Company Employee or Company Independent Contractor to whom the previous sentence applies, (ii) each third party such individual was employed by or engaged by who may have a claim, interest or right in the Company-Funded IP, and (iii) each item of Company-Funded IP that such third party may have a claim to, interest in or right in and the basis for such claim, interest or right.
(n)    The Customer Offerings and the Internal Systems used directly in the providing or delivery of Customer Offerings are free from any substantial defects in design, workmanship and materials and substantially conform to the written Documentation and specifications therefor. To the Knowledge of the Company, the Customer Offerings and the Internal Systems used directly in the providing or delivery of Customer Offerings do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code intended to impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data. Other than concerns arising in the Ordinary Course of Business, the Customer Offerings and the Internal Systems used directly in the providing or delivery of Customer Offerings are functional in all respects and operate and run in a reasonably efficient business manner and conform to the specifications and purposes thereof. Other than claims received and resolved in the Ordinary Course of Business, the Company and the Subsidiaries have not received any written warranty claims, contractual terminations or requests for settlement or refund due to the failure of the Customer Offerings to meet their specifications or otherwise to satisfy end user needs or for harm or damage to any third party except as set forth in Section 2.13(n) of the Disclosure Schedule.
(o)    The Company and the Subsidiaries have neither sought, applied for nor received any support, funding, resources or assistance from any Governmental Entity, quasi-governmental agency or funding source, government-owned institution, university, college, other educational institution or research center.
2.14    Inventory. Other than general office supplies, neither the Company nor any Subsidiary maintains any inventory.
2.15    Contracts.
(a)    Section 2.15(a) of the Disclosure Schedule lists the following agreements (each a “Contract”) to which the Company or any Subsidiary is a party:
(vii)    any agreement (or group of related agreements) for the lease of personal property from or to third parties which involves more than the sum of $100,000;
(viii)    any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which involves one of the Company’s one hundred largest customers (as determined based on Company revenue during the period from January 1, 2013 to September 15, 2013), (B) which, except in the case of customer agreements, involves annualized expenditure of more than $120,000, or (C) in which the Company or any Subsidiary has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any services, products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;
(ix)    any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

(x)    any agreement (or group of related agreements) under which the Company or any Subsidiary has created, incurred, assumed or guaranteed (or is expressly permitted or required to create, incur, assume or guarantee) Indebtedness or under which it has imposed (or is expressly permitted or required to impose) a Security Interest on any of its assets, tangible or intangible;
(xi)    any agreement for the disposition of any significant portion of the assets or business of the Company or any Subsidiary (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);
(xii)    any agreement concerning confidentiality, noncompetition or non-solicitation (other than confidentiality agreements with customers or employees of the Company or any Subsidiary set forth in the Company’s or the applicable Subsidiary’s standard terms and conditions of sale or standard form of employment agreement, copies of which standard terms and conditions of sale and standard form of employment agreement have previously been made available to the Buyer);
(xiii)    any employment agreement, consulting agreement, severance agreement (or agreement that includes provisions for the payment of severance) or retention agreement, other than offer letters providing for employment or consulting on an at will basis on the Company’s standard forms, copies of which standard forms have previously been made available to the Buyer;
(xiv)    any settlement agreement (including any agreement in connection with which any employment-related claim is settled);
(xv)    any agreement with any current or former officer, director or stockholder of the Company or any Affiliate thereof that is not related to such Person’s employment;
(xvi)    any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;
(xvii)    any agency, reseller, distributor, sales representative, franchise or similar agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, copies of which have either been made available to the Buyer or, if not made available to the Buyer, are substantially in the form of the Company's standard reseller and referral agreements, the forms of which have been made available to the Buyer;
(xviii)    any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party (excluding (A) indemnities contained in agreements for the purchase, sale or license of products or services entered into in the Ordinary Course of Business and (B) indemnities with officers and directors of the Company and the Subsidiaries substantially on the Company’s standard terms and conditions, copies of which have been made available to the Buyer);
(xix)    any agreement that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Company or any of the Subsidiaries or the Buyer or any of its subsidiaries as currently conducted and as currently proposed to be conducted;
(xx)    any agreement set forth in Section 2.13(g) or Section 2.13(h) of the Disclosure Schedule; and

(xxi)    any other agreement (or group of related agreements) either involving payment or receipt by the Company or any Subsidiary of more than $120,000 or not entered into in the Ordinary Course of Business.
(b)    The Company has made available to the Buyer a complete and accurate copy of each written Contract (as amended to date). With respect to each Contract: (i) the Contract is legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto, subject to the Enforceability Exceptions; (ii) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, subject to the Enforceability Exceptions; and (iii) neither the Company, any Subsidiary nor, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such Contract, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company, any Subsidiary or, to the Knowledge of the Company, any other party under such Contract.
(c)    Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.15(a) of the Disclosure Schedule under the terms of Section 2.15(a). Neither the Company nor any Subsidiary is a party to any written or oral arrangement (i) to perform services or sell products which is expected to be performed at, or to result in, a loss or (ii) for which the customer has already been billed or paid that have not been fully accounted for on the Most Recent Balance Sheet.
(d)    No provision of the contract listed as item 41 in Section 2.15(a)(xi) of the Disclosure Schedule shall prohibit the Surviving Corporation, the Buyer or any of its Affiliates, agents, resellers, distributors or sales representatives from selling or providing any products or services directly or indirectly to any customer of the counterparty to such contract following the date that is six months after the date of termination of such contract.
2.16    Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet (other than those paid since such date) are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 120 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. A complete and accurate list of the accounts receivable reflected on the Most Recent Balance Sheet, showing the aging thereof, is included in Section 2.16 of the Disclosure Schedule. All accounts receivable of the Company and the Subsidiaries that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 120 days after the date on which it first became due and payable), net of a reserve for bad debts related to such accounts receivable in an amount proportionate to the reserve shown on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has received any written notice from an account debtor stating that any account receivable in an amount in excess of $5,000 is subject to any contest, claim or setoff by such account debtor, except for any such notices involving less than $100,000 in the aggregate for all such accounts receivable.
2.17    Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

2.18    Insurance. Section 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party, a named insured or otherwise the beneficiary of coverage, all of which are in full force and effect. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance with the terms of such policies. The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 2.18 of the Disclosure Schedule identifies all claims asserted by the Company pursuant to any insurance policy since the inception of the Company and describes the nature and status of each such claim.
2.19    Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Company or any Subsidiary. There are no judgments, orders or decrees outstanding against the Company or any Subsidiary.
2.20    Warranties.
(a)    No service or product provided, manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit, service level agreement obligation or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 2.20(a) of the Disclosure Schedule, and (ii) manufacturers’ warranties for which neither the Company nor any Subsidiary has any liability. The aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return, service level agreement credit and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements are less than $150,000.
(b)    Neither the Company nor any Subsidiary has any liability to any customer in connection with any service provided or product manufactured, sold, leased or delivered by the Company or a Subsidiary to provide the customer with any other services or products of the Company or a Subsidiary on pre-negotiated terms, including for upgrades to other services or products at prices below the cost to the Company or the Subsidiary, as the case may be, for such services or products. Neither the Company nor any Subsidiary has any liability to any customer in connection with any service provided or product manufactured, sold, leased or delivered by the Company other than (i) those arising in the Ordinary Course of Business, (ii) executory obligations under customer contracts on the Company’s standard terms and conditions, copies of which have been made available to the Buyer, and (iii) executory obligations under Contracts set forth in Section 2.20(b) of the Disclosure Schedule (but not, for the avoidance of doubt, any obligation arising as a result of a breach or default thereunder).
2.21    Employees.
(a)    Section 2.21(a) of the Disclosure Schedule contains a list, as of the date of this Agreement, of all current employees of the Company and each Subsidiary, along with the position, date of hire, annual rate of compensation (or with respect to employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), estimated or target annual incentive compensation of each such person and employment status of each such person (including whether the person is on leave of absence and the dates of such leave). Each of such employees is retained at-will and none of such employees is a party to an employment agreement or contract with the Company or any Subsidiary. Each current and former Company Employee has entered into the Company’s or such Subsidiary’s standard form of confidentiality, non-competition and assignment of inventions agreement, a copy of which has previously been made available to the Buyer. All of the agreements referenced in the preceding sentence will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 2.21(a) of the Disclosure Schedule contains a list, as of the date of this Agreement, of all Company Employees employed in the United States who are not citizens of the United States. To the Knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.
(b)    The Company and the Subsidiaries are, and have been since their incorporation, in compliance with all applicable Laws relating to the employment of employees, termination of employment, discrimination in employment, terms and conditions of employment, wages, hours of work and overtime payments, pension plans and pension insurance, occupational safety and health and employment practices, and have not engaged in any unfair labor practices.
(c)    Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or other labor union contract applicable to any Company Employees, and the Company and its Subsidiaries are not subject to an agreement which obligates it to bargain with any trade or labor union on behalf of its employees. Neither the Company nor any Subsidiary has experienced any actual or, to the Company’s Knowledge, threatened strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no Knowledge of any organizational effort made or threatened (including the filing of a petition for certification) either currently or within the past five (5) years, by or on behalf of any labor union or works council with respect to Company Employees. Neither the Company nor any Subsidiary is a member of any employers’ organization and no claim or request has been made towards the Company or any Subsidiary by any such organization.
(d)    None of the Company, any Subsidiary, any director, officer or other key Company Employee or any Subsidiary, or any Affiliate of any of the foregoing, has any existing undisclosed contractual relationship with the Company or a Subsidiary or to the Company’s Knowledge, owns, directly or indirectly, individually or collectively, any interest in any entity which is in a business similar or competitive to the business of the Company and the Subsidiaries.
(e)    Section 2.21(e) of the Disclosure Schedule contains a list of all consultants and independent contractors currently engaged by either the Company or any Subsidiary, along with the position, date of retention and rate of remuneration for each such Person. None of such consultants or independent contractors is a party to a written agreement or contract with the Company or any Subsidiary. Each such consultant and independent contractor has entered into the Company’s or such Subsidiary’s standard form of confidentiality, non-competition and assignment of inventions agreement with the Company or such Subsidiary, a copy of which has previously been made available to the Buyer.
(f)    Section 2.21(f) of the Disclosure Schedule sets forth a list, as of the date of this Agreement, of each Company Employee who is providing services in the United States and who holds a temporary work authorization (“Work Permit”), including H-1B, TN, E-1, E-2, L-1, F-1 or J-1 visa status or Employment Authorization Document (“EAD”) work authorizations, setting forth the name of such employee, the type of Work Permit and the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company or any Subsidiary provided to the United States Department of Labor (“DOL”) and the United States Customs and Immigration Service (“USCIS”) in the applications for such Work Permit was, to the Knowledge of the Company, true and complete at the time of filing such applications. The Company or the applicable Subsidiary received the appropriate notice of approval or other evidence of authorized employment from the USCIS, the DOL, the Department of State or other relevant Governmental Entity with respect to each such Work Permit. Neither the Company nor any Subsidiary has received any notice from the USCIS or any other Governmental Entity that any Work Permit has been revoked. There is no action pending or, to the Knowledge of the Company, threatened to revoke or adversely modify the terms of any of the Work Permits.
(g)     The Company or a Subsidiary obtained the necessary prevailing wage documentation for each H-1B worker and has paid and continues to pay each H-1B worker the prevailing wage according to the regulations of the DOL. The Company and the Subsidiaries have complied with all terms of the Labor Condition Applications for all H-1B workers and has maintained all documentation required by the DOL regulations. The Company has provided the Buyer with a written statement which summarizes the compliance of the Company and each Subsidiary with the DOL regulations governing labor condition applications.
(h)    The Company and each Subsidiary have withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required by applicable Law to be withheld from any Company Employee and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. There are no, and at no time have there been, any independent contractors who have provided services to the Company for a period of six (6) consecutive months or longer. The Company has never had any temporary or leased employees.
(i)    Section 2.21(i) of the Disclosure Schedule contains a complete and accurate list of (i) all of the Company’s and each Subsidiary’s written employee handbooks, employment manuals, employment policies, or affirmative action plans, and (ii) written summaries of all unwritten employment policies.
(j)    Neither the Company nor any Subsidiary has caused or will cause any “employment loss” (as that term is defined or used in the Worker Adjustment Retraining Notification Act) at any time from the date that is ninety (90) days immediately preceding the Company’s execution of this Agreement and continuing through the Closing Date.
(k)    Neither the Company nor any Subsidiary has incurred, and neither the Company nor any Subsidiary is aware of any circumstances under which the Company or any Subsidiary would reasonably be expected to incur, any liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.
(l)    There is no charge or proceeding against the Company or any Subsidiary with respect to a violation of any occupational, safety or health standard that has been asserted, pending or, to the knowledge of the Company, threatened.
(m)    There is no charge of discrimination in employment or employment practices against the Company or any Subsidiary for any reason, including age, gender, race, religion or other legally protected category, that has been asserted, pending or, to the knowledge of the Company, threatened, before any Governmental Entity with respect to any Company Employee.
2.22    Employee Benefits.
(a)    Section 2.22(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans. Complete and accurate copies of (i) all Company Plans which have been reduced to writing, together with all amendments thereto, (ii) written descriptions of the material terms of any Company Plan that is not in writing, (iii) all related trust agreements, insurance contracts and summary plan descriptions, (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last three (3) plan years for each Company Plan, (v) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k), and 401(m) of the Code for the past three (3) years for all Company Plans intended to be tax-qualified plans under Code Section 401(a), and (vi) any written or electronic communications from or to the Internal Revenue Service, the DOL or any other Governmental Entity with respect to a Company Plan (including any voluntary correction submissions), have been delivered to the Buyer. All Company Plans comply with all applicable Law.
(b)    Each Company Plan has been administered in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has met its obligations with respect to each Company Plan and has timely made all required contributions to each Company Plan. The Company, the Subsidiaries, each ERISA Affiliate and each Company Plan are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including, when applicable, the continuation coverage requirements of Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports for each Company Plan required to have been submitted to the Internal Revenue Service or to the DOL have been timely submitted.
(c)    There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any liability. No Company Plan is or within the last three (3) calendar years has been the subject of, or has received notice that it is the subject of, audit or examination by a Governmental Entity or a participant in a government sponsored amnesty, voluntary compliance or similar program, nor, to the Knowledge of the Company, is any such audit or examination pending or threatened.
(d)    All the Company Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters or opinion letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No such determination letter or opinion letter has been revoked and revocation has not been threatened. No such Company Plan has been amended since the date of its most recent determination letter, or opinion letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost. There has been no termination or partial termination of such a Company Plan. Each Company Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date. Each Company Plan that that is intended to comply with Section 404(c) of ERISA, so complies.

(e)    Neither the Company, any Subsidiary nor any ERISA Affiliate has ever maintained or contributed to an Employee Benefit Plan which was ever subject to Section 412 of the Code or Title IV of ERISA. At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).
(f)    No Company Plan has assets that include securities issued by the Company, any Subsidiary or any ERISA Affiliate.
(g)    With respect to the Company Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Financial Statements. Neither the Company nor any Subsidiary has any liability for benefits (contingent or otherwise) under any Company Plan, except as set forth on the Financial Statements. The assets of each Company Plan that is funded are reported at their fair market value on the books and records of such Company Plan.
(h)    All group health plans of the Company, any Subsidiary and any ERISA Affiliate comply in all respects with the requirements of COBRA, Code Section 5000, the Health Insurance Portability and Accountability Act, the Patient Protection and Affordable Care Act (“PPACA”), and any other comparable domestic or foreign Laws. Neither the Company, any Subsidiary, nor any ERISA Affiliate has any liability under or with respect to COBRA for its own actions or omissions, or those of any predecessor, other than to provide health care continuation coverage to qualified beneficiaries at their own, and not at the Company’s, expense. Except for coverage offered solely at the participant’s expense as required pursuant to the continuation coverage requirements of COBRA or other applicable Law, no Person (or any beneficiary of such Person) is entitled to receive any welfare benefits, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment, and there have been no written or oral commitments inconsistent with the foregoing.
(i)    No act or omission has occurred and no condition exists with respect to any Company Plan that would subject the Buyer, the Company, any Subsidiary, any ERISA Affiliate, or any plan participant to (i) any fine, penalty, Tax or other liability of any kind imposed under ERISA, the Code or any other applicable Law or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Plan, nor will the transactions contemplated by this Agreement give rise to any such liability.
(j)    No Company Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.
(k)    Each Company Plan is amendable and terminable unilaterally by the Company and any Subsidiary that is a party thereto or covered thereby at any time without liability or expense to the Company, any Subsidiary or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any Subsidiary from amending or terminating any such Company Plan, or in any way limit such action. The investment vehicles used to fund any Company Plan may be changed at any time without incurring a sales charge, surrender fee or other similar expense.

(l)    Section 2.22(l) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such stockholder, director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code without regard to Section 280G(b)(4); and (iii) agreement or plan binding the Company or any Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, either in isolation or in combination with other events, or the value of any of the benefits of which will be calculated in whole or in part on the basis of any of the transactions contemplated by this Agreement.
(m)    Each individual who has received compensation for the performance of services on behalf of the Company, any Subsidiary or the ERISA Affiliates has been properly classified as an employee or independent contractor in accordance with applicable Law.
(n)    Section 2.22(n) of the Disclosure Schedule sets forth the policy of the Company and each Subsidiary with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of September 30, 2013.
(o)    Section 2.22(o) of the Disclosure Schedule sets forth all bonuses earned by all current Company Employees and Company Independent Contractors through the Closing Date that are expected to be accrued on the Closing Adjustment Statement but unpaid as of the Closing Date.
(p)    There are no loans or extensions of credit from the Company, any Subsidiary or any ERISA Affiliate to any Company Employee or Company Independent Contractor (other than advances for travel expenses in the Ordinary Course of Business).
(q)    There is no plan or commitment, whether legally binding or not, to create any additional Company Plans or to modify any existing Company Plans with respect to Company Employees or Company Independent Contractors.
(r)    There is no corporate-owned life insurance (COLI), split-dollar life insurance policy or any other life insurance policy on the life of any employee of the Company, any Subsidiary or on any Company Stockholder.
(s)    Each Company Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been since January 1, 2005 in compliance with Code Section 409A and IRS Notice 2005-1 and has been in documentary compliance since January 1, 2009. No Company Plan that is a “nonqualified deferred compensation plan” has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No event has occurred that would be treated by Code Section 409A(b) as a transfer of property for purposes of Code Section 83. No stock option or equity unit option granted under any Company Plan has an exercise price that was less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted, or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.
2.23    Environmental Matters.
(a)    The Company and the Subsidiaries have complied with all applicable Environmental Laws. There is no pending or, to the Knowledge of the Company, threatened civil or criminal litigation, written notice of violation, administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary.
(b)    Neither the Company nor any Subsidiary has any liabilities or obligations arising from the release or threatened release of any Materials of Environmental Concern into the environment.
(c)    Neither the Company nor any Subsidiary is a party to or bound by any court order, administrative order, consent order or other agreement between the Company or any Subsidiary and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.
(d)    Set forth in Section 2.23(d) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or any Subsidiary (whether conducted by or on behalf of the Company, any Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has possession of or reasonable access to. A complete and accurate copy of each such document has been provided to the Buyer.
(e)    The Company has no Knowledge of any environmental liability relating to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.
2.24    Legal Compliance.
(a)    The Company and each Subsidiary is currently conducting, and has at all times since its inception conducted, its business in compliance with each applicable Law of any Governmental Entity. Neither the Company nor any Subsidiary has received any written notice from any Governmental Entity alleging noncompliance with any applicable Law.
(b)    Neither the Company, any Subsidiary nor any officer, director, employee or agent thereof or any Company Stockholder acting on behalf of the Company or any Subsidiary, has authorized, directed or participated in any act in violation of any provision of the United States and Foreign Corrupt Practices Act of 1977 or any similar Law of any foreign jurisdiction, as applied to such officer, director, employee, agent or Company Stockholder.
2.25    Customers and Suppliers. Section 2.25 of the Disclosure Schedule sets forth a list of (a) each customer of the Company or any Subsidiary during the last full fiscal year and the interim period through the Most Recent Balance Sheet Date, in each case with revenue equal to or in excess of $150,000, and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or service to the Company or any Subsidiary. No such customer or supplier has indicated in writing within the past year that it will stop, or decrease the rate of, buying materials, products or services or supplying materials, products or services, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any Subsidiary to process, manufacture, provide or deliver products or perform services will result in a loss to the Company or any Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Subsidiary is in excess of the normal business requirements of the Company or such Subsidiary, as applicable. The Company and the Subsidiaries are not a party to any contract with any customer that contains any unique network security obligations.
2.26    Permits. Section 2.26 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their business as presently conducted. Each such Permit is in full force and effect; the Company or the applicable Subsidiary, as the case may be, is in compliance with the terms of each such Permit; and, to the Knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing in accordance with its terms and conditions, including with respect to duration.
2.27    Certain Business Relationships With Affiliates. No Affiliate of the Company or any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, (c) owes any money to, or is owed any money by, the Company or any Subsidiary, or (d) is a party to any contract or other arrangement (written or oral) (other than in connection with such Affiliate’s employment with the Company, which contracts are either on the Company’s standard form, a copy of which has been made available to the Buyer, or are disclosed in Section 2.15(a)(vii) of the Disclosure Schedule ) with the Company or any Subsidiary. Section 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company or any Subsidiary and any Affiliate thereof that occurred or have existed since the beginning of the time period covered by the Financial Statements.
2.28    Brokers’ Fees. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
2.29    Books and Records. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company’s or such Subsidiary’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company and the Subsidiaries and have been maintained in accordance with good business and bookkeeping practices for similarly structured companies of the size and nature of the Company. Section 2.29 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the Subsidiaries and the names of persons having signature authority with respect thereto or access thereto.
2.30    Prepayments, Prebilled Invoices and Deposits.
(a)    Section 2.30(a) of the Disclosure Schedule sets forth, as of the Most Recent Balance Sheet Date, (i) all prepayments, prebilled invoices and deposits in excess of $50,000 that have been received by the Company and the Subsidiaries from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practice of the Company and the Subsidiaries.
(b)    Section 2.30(b) of the Disclosure Schedule sets forth, as of the Most Recent Balance Sheet Date, (i) all prepayments, prebilled invoices and deposits in excess of $50,000 that have been made or paid by the Company and the Subsidiaries for products to be purchased, services to be performed or other benefits to be received after the Closing Date and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid, (B) the date made or paid, (C) the products and/or services to be delivered and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practice of the Company and the Subsidiaries.
2.31    Government Contracts.
(a)    Neither the Company nor any Subsidiary has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Knowledge of the Company, threatened; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Company, any Subsidiary or the Buyer (assuming that no such suspension or debarment will result solely from the identity of the Buyer). Neither the Company nor any Subsidiary has been or is now being audited or, to the Knowledge of the Company, investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the contracting or auditing function of any Governmental Entity with which it is contracting, the United States Department of Justice, the Inspector General of the United States Governmental Entity, or any prime contractor with a Governmental Entity; nor, to the Knowledge of the Company, has any such audit or investigation been threatened. To the Knowledge of the Company, there is no valid basis for (i) the suspension or debarment of the Company or any Subsidiary from bidding on contracts or subcontracts with any Governmental Entity or (ii) any claim (including any claim for return of funds to the Government) pursuant to an audit or investigation by any of the entities named in the foregoing sentence. Neither the Company nor any Subsidiary has any agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.
(b)    To the Knowledge of the Company, no basis exists for any of the following with respect to any of its contracts or subcontracts with any Governmental Entity: (i) a Termination for Default (as provided in 48 C.F.R. Ch.1 §52.249-8, 52.249-9 or similar sections), (ii) a Termination for Convenience (as provided in 48 C.F.R. Ch.1 §52.241-1, 52.249-2 or similar sections), or a Stop Work Order (as provided in 48 C.F.R. Ch.1 §52.212-13 or similar sections); and the Company has no Knowledge that funding may not be provided under any contract or subcontract with any Governmental Entity in the upcoming federal fiscal year.
(c)    Neither the Company nor any of its Subsidiaries has ever been a party to or otherwise bound by a written contract, subcontract, or agreement or understanding (written or oral) with any Governmental Entity (other than contracts and agreements with respect utilities (electricity, water and the like) and municipality services, or other governmental services in the Ordinary Course of Business).

2.32    Privacy.
(a)    The Company and the Subsidiaries comply with applicable Privacy Laws and the Company’s and the Subsidiaries’ own published and internal policies and applicable contractual obligations with respect to: (i) Personal Information, (ii) non-personally identifiable information, (iii) spyware and adware, (iv) the procurement and/or placement of advertising from or with Persons and websites; (v) Internet Protocol address or other persistent identifier; (vi) the sending of solicited or unsolicited electronic mail messages, and (vii) privacy generally.
(b)    The Company’s and the Subsidiaries’ published and internal policies with respect to the foregoing are in conformance with applicable Privacy Laws, which policies are set forth in Section 2.32(b) of the Disclosure Schedule. The Company’s and the Subsidiaries’ privacy practices conform, and at all times have conformed, to their respective privacy policies. No agreements have been made nor policies instituted that would limit the Buyer’s use after the Closing of any information in the same way as used by the Company prior to the Closing or that would conflict with the Company’s or any Subsidiary’s use of the information they collect.
(c)    No claims have been asserted in writing or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, as of the date of this Agreement, by any Person alleging a violation of any Person’s privacy rights. Neither this Agreement nor the transactions contemplated by this Agreement will violate any Privacy Laws. With respect to all Personal Information collected by the Company or any Subsidiary, if any, the Company and the Subsidiaries have at all times taken steps reasonably necessary (including implementing and monitoring compliance with reasonable measures with respect to technical and physical security) to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Knowledge of the Company, there has been no unauthorized access to or other misuse of such Personal Information and there has been no unauthorized disclosure of electronic communications or customer records to any third party, including any Governmental Entity.
2.33    Disclosure. (a) No representation or warranty by the Company contained in this Agreement (as such representation or warranty is qualified by any applicable disclosures contained in the Disclosure Schedule), and no statement contained in the Disclosure Schedule, contains on the date of this Agreement any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading; and (b) no statement contained in any document, certificate or other instrument required to be delivered by or on behalf of the Company pursuant to this Agreement will contain on the date so delivered any untrue statement of a material fact or will omit to state any material fact necessary, in light of the circumstances under which it will be made, in order to make the statements therein not misleading.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE
BUYER AND THE TRANSITORY SUBSIDIARY
Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company that the statements contained in this Article III are true and correct, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

3.1    Organization and Corporate Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. The Buyer has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
3.2    Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and, assuming the due authorization, execution and delivery by the Company and the Representative, constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.
3.3    Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities Laws, the Exchange Act, to the filing requirements of the Hart Scott Rodino Act and to the filing or other regulatory requirements, if any, of any applicable U.S. or foreign regulatory body and the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the performance by the Buyer or the Transitory Subsidiary of their respective obligations hereunder or thereunder, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract ,lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other agreement to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their respective properties or assets.
3.4    Broker’s Fees. Except for Morgan Stanley, whose fees and commissions shall be paid by the Buyer, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
3.5    Sufficient Funds. Buyer has as of the date of this Agreement, and will have at the Closing, cash in a sufficient amount to fulfill its payment obligations under Sections 1.7, 1.8, 1.9 and 1.10 of this Agreement.
ARTICLE IV

COVENANTS
4.1    Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that the conditions to the obligations of the other Parties to consummate the Merger are satisfied.
4.2    Governmental and Third-Party Notices and Consents.
(i)    Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart Scott Rodino Act or other applicable U.S., foreign or state antitrust Laws, shall use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that notwithstanding anything to the contrary in this Agreement, no party shall be obligated (A) to commence or defend any Legal Proceeding required to obtain any such waiver, permit, consent, approval or other authorization and (B) Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.
(j)    The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in the Disclosure Schedule.
4.3    Stockholder Approval.
(g)    As expeditiously as possible following the execution of this Agreement and in any event within one (1) business day after the execution of this Agreement, the Company shall mail the Disclosure Statement, in a form reasonably acceptable to the Buyer, to the Company Stockholders. The Disclosure Statement shall include (i) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Equity Holders, the escrow arrangements and the authority of the Representative, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms) and (ii) a statement that appraisal rights are available for the Company Shares pursuant to Section 262 of the DGCL and a copy of such Section 262. As expeditiously as possible following the execution of this Agreement, and in any event within one (1) business day after the execution of this Agreement, the Company shall use Reasonable Best Efforts to secure and cause to be filed with the Company consents from Company Stockholders necessary to secure the Requisite Stockholder Approval, which consents shall be in a form that is reasonably acceptable to the Buyer. As expeditiously as possible following the receipt of the Requisite Stockholder Approval, the Company shall deliver to the Buyer a certificate executed on behalf of the Company by its Secretary and certifying that the Requisite Stockholder Approval has been obtained. The Company shall also send, pursuant to Sections 228 and 262(d) of the DGCL, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the DGCL (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

(h)    The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.
(i)    The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information concerning the Buyer or the Transitory Subsidiary furnished by the Buyer in writing for inclusion in the Disclosure Statement).
(j)    The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(k)    The Principal Stockholders have as of the date hereof entered into a Stockholders Agreement in the form attached hereto as Exhibit C (the “Stockholders Agreement”), pursuant to which such Principal Stockholders have agreed, subject to the terms and conditions therein, (i) to vote all Company Shares that are beneficially owned by them in favor of the adoption of this Agreement and the approval of the Merger and (ii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company.
4.4    Operation of Business. Except as expressly contemplated by this Agreement or as set forth in Section 4.4 of the Disclosure Schedule, during the period from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article VII hereof (the “Pre-Closing Period”), the Company shall, and shall cause each Subsidiary to, conduct its operations only in the Ordinary Course of Business and in compliance with all applicable Laws and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth in Section 4.4 of the Disclosure Schedule, during the Pre-Closing Period the Company shall not, and shall cause each Subsidiary not to, without the written consent of the Buyer (which, in the case of Section 4.4(m), shall not be unreasonably withheld, conditioned or delayed with respect to the entry into new customer contracts):
(k)    (i) issue or sell any stock or other securities of the Company or any Subsidiary or any options, warrants or rights to acquire any such stock or other securities (except pursuant to the exercise or conversion of Preferred Shares, Options or Warrants outstanding on the date hereof), or (ii) amend any of the terms of (including the vesting of) any Options, Warrants or restricted stock agreements, or repurchase or redeem any stock or other securities of the Company;
(l)    split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;
(m)    create, incur or assume any Indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly,

contingently or otherwise) for the obligations of any other Person; or make any loans, advances or capital contributions to, or investments in, any other Person;
(n)    except as required by Law, (i) enter into, adopt, terminate or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.22(l) or (except for normal salary increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers, consultants or employees, generally or individually, or pay any bonus or other benefit to its directors, officers, consultants or employees, except for existing payment obligations listed in Section 2.22(l) or (n) of the Disclosure Schedule, or hire any new officers or, except in the Ordinary Course of Business, any new Company Employees; (ii) terminate, layoff, or materially reduce the salary of any Company Employee without cause; provided, however, that the covenant set forth in this Section 4.4(d)(ii) shall not extend to any employment terminations that result from Buyer’s written request; (iii) amend or accelerate the payment, right to payment, or vesting of any compensation or benefits; or (iv) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan;
(o)    acquire, sell, lease, license or dispose of any material assets or property (including any shares or other equity interests in or securities of any Subsidiary or any other corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets to customers in the Ordinary Course of Business;
(p)    mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;
(q)    discharge or satisfy any Security Interest or pay any obligation or liability that is not yet due and payable other than in the Ordinary Course of Business;
(r)    amend its certificate of incorporation, by-laws or other organizational documents;
(s)    sell, assign, transfer, license or sublicense any Company Intellectual Property, other than pursuant to non-exclusive licenses with customers entered into in the Ordinary Course of Business;
(t)    change the nature or scope of its business being carried on as of the date of this Agreement or commence any new business not being ancillary or incidental to such business or take any action to alter its organizational or management structure;
(u)    change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;
(v)    make or change any Tax election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, waive or extend any statute of limitation with respect to Taxes, settle or compromise any Tax liability, claim or assessment, surrender any right to claim a refund of Taxes or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;
(w)    (i) enter into, amend or terminate, (ii) take or omit to take any action that would constitute a violation of or default under, or (iii) waive any rights under, applicable Law or any contract or agreement of a nature required to be listed in Section 2.12, Section 2.13 or Section 2.15 of the Disclosure Schedule;
(x)    make or commit to make any capital expenditure in excess of $100,000 per item or $250,000 in the aggregate;
(y)    institute or settle any Legal Proceeding, other than the institution of any Legal Proceeding against the Buyer for any disputes arising in connection with this Agreement and the transactions contemplated hereby;
(z)    take any action or affirmatively fail to take any action permitted by this Agreement, in each case outside the Ordinary Course of Business and with the actual knowledge of the Company that such action or affirmative failure to take action would cause (i) any of the representations and warranties of the Company set forth in this Agreement to become untrue or (ii) any of the conditions to the Merger set forth in Article V not to be satisfied;
(aa)    affirmatively fail to take any action necessary to preserve the validity of any Company Intellectual Property or Permit; or
(bb)    agree in writing or otherwise to take any of the foregoing actions.
In addition, during the Pre-Closing Period, the Company shall and shall cause each Subsidiary to (A) accept customer orders in the Ordinary Course of Business, and (B) continue to make regularly scheduled payments pursuant to the terms of any Contract with respect to any Indebtedness, if any, in existence as of the date of this Agreement (other than with respect to amounts that the Company disputes in good faith).
4.5    Access to Information.
(g)    Except to the extent prohibited by Law, during the Pre-Closing Period, the Company shall (and shall cause each Subsidiary to) afford the officers, attorneys, accountants, tax advisors, lenders and other authorized representatives of the Buyer reasonable access upon reasonable notice and during normal business hours to all personnel, offices, properties, books and records of the Company and the Subsidiaries, so that the Buyer may have reasonable opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Company and the Subsidiaries, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records; provided, that (a) the Buyer and such representatives shall not unreasonably interfere with the business and operations of the Company and its Subsidiaries, and (b) neither the Company nor any Subsidiary shall be obligated to provide such access or information if doing so would, after entry into a common interest agreement, result in the loss of the protection of attorney-client privilege. The Company shall (and shall cause each Subsidiary to) furnish to the Buyer such financial and operating data and other information as to the business of the Company and the Subsidiaries as the Buyer shall reasonably request.
(h)    Within ten (10) days after the end of each month ending prior to the Closing, beginning with November 30, 2013, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries.
4.6    Notice of Breaches. During the Pre-Closing Period, the Company shall promptly, upon obtaining actual knowledge of the Company thereof, deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement of the Company in this Agreement or the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.
4.7    Exclusivity.
(y)    During the Pre-Closing Period, the Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, through any officer, director, employee, Affiliate, agent or representative or otherwise, (i) initiate, solicit, knowingly encourage or otherwise knowingly facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer or its representatives) concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company or any Subsidiary, (ii) furnish any information concerning the business, properties or assets of the Company or any Subsidiary or the Company Shares to any party (other than the Buyer or its representatives) or (iii) engage in negotiations or enter into any agreement with any party (other than the Buyer or its representatives) concerning any such transaction.
(z)    The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one (1) business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.
4.8    Expenses. Except as otherwise expressly provided herein, the Buyer will pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby and the Company Transaction Expenses shall be paid by the Equity Holders. Each Company Stockholder shall be responsible for payment of all sales or transfer Taxes (including real property transfer Taxes) arising out of the conveyance of the Company Shares owned by such Company Stockholder. The Buyer shall pay all filing fees in connection with complying with the Hart Scott Rodino Act and any other regulatory filing required to be made in connection with the transactions contemplated hereby.
4.9    Access to Customers and Suppliers. The Company shall, if requested by the Buyer, introduce the Buyer to customers and suppliers of the Company and the Subsidiaries for the purpose of facilitating the post-Closing integration of the Company and the Subsidiaries and their businesses into that of the Buyer.
4.10    280G Covenant. Prior to the Closing Date, the Company shall submit to a stockholder vote the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive any and all payments (or other benefits) contingent on the consummation of the transactions contemplated by this Agreement (within the meaning of Section 280G(b)(2)(A)(i) of the Code) to the extent necessary so that no payment received by such “disqualified individual” would be a “parachute payment” under Section 280G(b) of the Code (determined without regard to Section 280G(b)(4) of the Code), in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and regulations promulgated thereunder. Such vote shall establish the “disqualified individual’s” right to the payment or other compensation, and the Company shall obtain any required waivers or consents from the “disqualified individual” prior to the vote. In addition, before the vote is submitted to stockholders, the Company shall provide adequate disclosure to Company Stockholders that hold voting Company Shares of all material facts concerning all payments that, but for such vote, could be deemed “parachute payments” to a “disqualified individual” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and regulations promulgated thereunder. At least five (5) business days prior to the vote, the Buyer and its counsel shall be given the right to review and comment on all documents to be delivered to the Company Stockholders in connection with such vote and any required disqualified individual waivers or consents, and the Company shall reflect all reasonable comments of the Buyer thereon. Buyer and its counsel shall be provided copies of all documents executed by the stockholders and disqualified individuals in connection with the vote.
4.11    FIRPTA. Prior to the Closing, (a) the Company shall deliver to the Buyer and to the Internal Revenue Service notices that the Company Shares are not “U.S. real property interests” in accordance with Treasury Regulations under Sections 897 and 1445 of the Code, or (b) each of the Company Stockholders shall deliver to the Buyer certifications that they are not foreign Persons in accordance with the Treasury Regulations under Section 1445 of the Code. If the Buyer does not receive either the notices or the certifications described above on or before the Closing Date, the Buyer, the Transitory Subsidiary, or the Paying Agent shall be permitted to withhold from the payments to be made pursuant to this Agreement any required withholding Tax under Section 1445 of the Code.
4.12    Termination of 401(k) Plan. Upon the Buyer’s written request, prior to Closing, the Company shall terminate any and all Company Plans intended to qualify under Section 401(k) of the Code, or any successor statute, effective not later than the day immediately preceding the Closing Date. Upon the termination of such plans, the Company shall provide the Buyer with evidence that such 401(k) plans have been terminated pursuant to resolution of the Company’s board of directors not later than the day immediately preceding the Closing Date.
4.13    Indemnification.
(e)    For a period of six (6) years after the Closing Date, the Surviving Corporation will not, and the Buyer shall cause the Surviving Corporation not to, take any action to alter or impair any exculpatory or indemnification provision now existing in the Company’s or any Subsidiary’s Certificate of Incorporation, By−laws or other comparable organizational documents for the benefit of any individual who served as a director or officer of the Company or any Subsidiary at any time prior to the Closing Date, except for any changes which may be required to conform with changes in applicable Law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.
(f)    Prior to the Effective Time, the Company may procure six (6) year insurance “tail” policies with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) in an amount and scope at least as favorable as the coverage applicable to directors and officers as of the date of this Agreement under the Company’s directors’ and officers’

liability insurance policy. The cost of any such insurance policy shall constitute a Company Transaction Expense. The Buyer agrees not to take any action to cancel or modify, or cause the Surviving Corporation to take any action to cancel or modify, such “tail” policies for a period of six (6) years following the Closing Date.
(g)    This Section 4.13 is intended to be for the benefit of, and shall be enforceable by all past and present directors and officers of the Company and its Subsidiaries and their heirs and personal representatives and shall be binding on the Buyer and the Surviving Corporation and its successors and assigns and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.
4.14    Employees.
(a)    For a period of twelve (12) months commencing at the Effective Time, the Buyer will, or will cause the Surviving Corporation to, cause each Company Employee as of the Effective Time (the “Continuing Employees”) that becomes an employee of the Buyer or the Surviving Corporation at the Effective Time to be covered by employee benefit plans that provide benefits that are substantially similar to the benefits provided to similarly situated employees of the Buyer. To the extent permitted under the terms of the Buyer’s employee benefits plans, from and after the Effective Time, the Buyer will, or will cause the Surviving Corporation to, recognize the prior service with the Company or its Subsidiaries of each Continuing Employee in connection with all employee benefit plans of the Buyer or the Surviving Corporation in which Continuing Employees are eligible to participate following the Effective Time, for purposes of eligibility and vesting (but not for purposes of benefit accruals or benefit amounts or to the extent that such recognition would result in duplication of benefits). To the extent permitted under the terms of the Buyer’s employee benefits plans, from and after the Effective Time, the Buyer will, or will cause the Surviving Corporation to, use reasonable efforts to cause any pre−existing conditions or limitations and eligibility waiting periods (to the extent that such waiting periods would be applicable, taking into account service with the Company) under any group health, dental, or vision plans of the Buyer to be waived with respect to Continuing Employees and their eligible dependents.
(b)    Except as specifically set forth herein, nothing contained in this Agreement is intended to require Buyer to establish or maintain any specific Company Plan for any length of time. Nothing contained in this Agreement is intended to create a Company Plan or amend any Company Plan. Sections 2.22 and 4.14 of this Agreement are included for the sole benefit of the parties hereto and their respective transferees and permitted assigns and do not and shall not create any right in any Person, including any Company Employee, any participant in any Company Plan or any beneficiary or trustee thereof. Furthermore, nothing contained in this Agreement, express or implied, is intended to confer upon any Person any right to employment or continued employment for any period of time, or any right to a particular term or condition of employment. In addition, nothing contained in this Agreement shall be construed to indicate existence of employment relations between Company and any of its service providers (including contractors and consultants).
4.15    Termination of Series C Financing Agreements. By their execution and delivery of this Agreement, the Company and the Principal Stockholders hereby agree that effective immediately prior to the Effective Time the Series C Financing Agreements are hereby terminated and of no further force or effect.

ARTICLE V

CONDITIONS TO CONSUMMATION OF MERGER
5.1    Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:
(k)    the number of Dissenting Shares, together with the number of Company Shares eligible to become Dissenting Shares, shall not exceed five percent (5%) of the number of outstanding Company Shares as of the Effective Time (calculated after giving effect to the conversion into Common Shares of all outstanding Preferred Shares, Options and Warrants);
(l)    the Company shall have obtained at its own expense (and shall have provided copies thereof to the Buyer) (i) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, set forth on Schedule 5.1(b)(i) and (ii) all other waivers, permits, consents, approvals, authorizations, registrations, filings and notices which are necessary for the consummation of the transactions contemplated by this Agreement or that are material to the conduct of the Company’s business, it being agreed that the waivers, permits, consents, approvals, authorizations, registrations, filings and notices set forth on Schedule 5.1(b)(ii) are not necessary for the consummation of the transactions contemplated by the Agreement and are not material to the conduct of the Company’s business;
(m)    the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct as of such date), in each case except to the extent that any inaccuracies, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;
(n)    the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing, except for any failures to perform or comply that, individually or in the aggregate, are not material;
(o)    there shall not have occurred and be continuing any change, event, circumstance or development which, individually or when taken together with all other changes, events, circumstances or developments, has had, or would reasonably be expected to have, a Company Material Adverse Effect;
(p)    no judgment, order, decree, stipulation or injunction issued by any Governmental Entity shall be in effect, and no Legal Proceeding that is reasonably likely to succeed on the merits shall be pending, in either case, that would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation of such transaction or (iii) have, individually or in the aggregate, a Company Material Adverse Effect;
(q)    all applicable waiting periods (and any extensions thereof) under the Hart Scott Rodino Act and each other applicable Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition shall have expired or otherwise been terminated;
(r)    the Company shall have delivered to the Buyer and the Transitory Subsidiary the Company Certificate;
(s)    the Buyer shall have received copies of the resignations, effective as of the Closing, of each director and officer of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);
(t)    the Buyer shall have received a counterpart of the Escrow Agreement executed by the Escrow Agent and the Representative;
(u)    the Buyer shall have received from Bradley Arant Boult Cummings, counsel to the Company and the Equity Holders, an opinion in the form attached hereto as Exhibit D addressed to the Buyer and dated as of the Closing Date;
(v)    the Buyer shall have received estoppel certificates from the lessor under the Lease listed as item 3 in Section 2.12(a) of the Disclosure Schedule consenting to the acquisition of the Company by the Buyer and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company or any Subsidiary under such Lease;
(w)    the Buyer shall have received a counterpart of the Offer Letter in the form attached hereto as Exhibit E executed by each of Scott Hammack, Stuart Scholly, Louis Suchy, Neal Quinn and Rudy Cifolelli;
(x)    the Buyer shall have received a counterpart of the Buyer’s standard proprietary and confidential information, developments and non-solicitation agreement executed by each of Scott Hammack, Stuart Scholly, Louis Suchy, Neal Quinn and Rudy Cifolelli;
(y)    the Buyer shall have received evidence that this Agreement and the Merger have received the Requisite Stockholder Approval;
(z)    the Buyer shall have received evidence in form satisfactory to the Buyer of the release of all Security Interests listed as items 2 and 3 in Section 2.10(a) of the Disclosure Schedule;
(aa)    the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Company and the Subsidiaries in their jurisdictions of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing; and
(bb)    the Buyer shall have received Option Modification Agreements in the form attached hereto as Exhibit F executed by each of the individuals listed on Schedule 5.1(r).
5.2    Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Company:

(l)    the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct as of such date), except to the extent any such inaccuracies, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement;
(m)    each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing, except for any failures to perform or comply that, individually or in the aggregate, are not material;
(n)    the Company shall have received the Requisite Stockholder Approval;
(o)    the Buyer shall have delivered to the Company the Buyer Certificate;
(p)    the Representative shall have received a counterpart of the Escrow Agreement executed by the Buyer and the Escrow Agent;
(q)    the Company shall have received evidence of delivery of the Original Escrow Amount to the Escrow Agent;
(r)    the Buyer shall have paid the Representative Expense Fund to the Representative or its designee; and
(s)    the Company shall have received such other certificates and instruments (including certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.
ARTICLE VI

INDEMNIFICATION
6.1    Indemnification by the Equity Holders.
(t)    From and after the Closing, and subject to the terms and limitations set forth in this Article VI, the Equity Holders shall indemnify the Buyer (on a basis whereby each Equity Holder shall have equal culpability for indemnification, but several liability for the Damages resulting therefrom in accordance with the provisions of Section 6.4) in respect of, and hold it harmless against, any and all Damages incurred or suffered by the Company, the Surviving Corporation, the Buyer or any controlled subsidiary thereof by reason of, relating to or constituting:
(i)    any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company contained in (A) this Agreement or (B) any other agreement or instrument furnished by the Company to the Buyer pursuant to this Agreement;

(ii)    any failure to perform any covenant or agreement of the Company contained in (A) this Agreement or (B) any other agreement or instrument furnished by the Company to the Buyer pursuant to this Agreement; provided, however, for purposes of this paragraph (b), the phrase “in each case outside the Ordinary Course of Business and” in Section 4.4(p) shall be deemed deleted from such covenant (it being understood the that the provisions of Article II shall not be deemed to be covenants or agreements of the Company except to the extent incorporated by reference into Article IV);
(iii)    any claim by a stockholder or former stockholder of the Company, in their capacity as such, or any other Person, in each case to the extent seeking to assert, or to the extent based upon: (A) the ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a stockholder (other than the right to receive the Transaction Consideration pursuant to this Agreement), including any option, preemptive rights, rights to notice or to vote, granted to such Person by applicable Law, the Company or any Subsidiary or any rights under the Certificate of Incorporation or By-laws of the Company that occurred at or prior to the Closing; or (C) any claim that his, her or its shares were wrongfully repurchased by the Company;
(iv)    any claim for fraud of the Company, any Subsidiary or any of their respective employees, officers, directors, shareholders, agents or representatives, in each case asserted by a third party in connection with the transactions contemplated by this Agreement;
(v)    any Knowing Misrepresentation or fraud of the Company, any Subsidiary or any of their respective employees, officers, directors, shareholders, agents or representatives, in each case arising in connection with the transactions contemplated by this Agreement (other than fraud asserted by a third party);
(vi)    any claim for appraisal or dissenters’ rights, including any payment in respect of Dissenting Shares in excess of the amount of payments otherwise payable to the holders seeking such rights under Section 1.5 and any other costs or expenses (including attorney’s fees, costs and expenses in connection with any Legal Proceeding or in connection with any investigation) in respect of any such claims;
(vii)    any Litigation Matter set forth in Section 6.1(a)(vii) of the Disclosure Schedule; or
(viii)    the matters set forth in item 6 of Section 2.9(k) of the Disclosure Schedule.
(u)    From and after the Closing, and subject to the terms and limitations set forth in this Article VI, each Company Stockholder shall indemnify the Buyer in respect of, and hold it harmless against, any and all Damages incurred or suffered by the Company, the Surviving Corporation, the Buyer or any controlled subsidiary thereof by reason of, relating to or constituting any failure of such Company Stockholder to have good and valid title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests. Such liability shall be limited to the applicable Company Stockholder and no other Equity Holder shall have any liability, joint or otherwise, therefor.
6.2    Indemnification Claims.

(cc)    The Buyer shall give written notification to the Representative, comprising a Claim Notice or Expected Claim Notice, of the commencement of any Third Party Action. Such notification shall be given within twenty (20) days after receipt by the Buyer of notice of such Third Party Action, and shall describe in reasonable detail (to the extent then known by the Buyer) the facts constituting the basis for such Third Party Action, the applicable provisions of the Agreement comprising the underlying the claim, and the amount of the claimed damages. No delay or failure on the part of the Buyer in so notifying the Representative shall relieve the Equity Holders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure. Within twenty (20) days after delivery of such notification, the Representative may, upon written notice thereof to the Buyer, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Buyer; provided that (i) the Representative may only assume control of such defense if (A) it acknowledges in writing to the Buyer on behalf of all of the Equity Holders that any damages, fines, costs or other liabilities that may be assessed against the Buyer in connection with such Third Party Action constitute Damages for which the Buyer shall be indemnified pursuant to this Article VI (subject to the limitations herein), (B) the claimed Damages in such Third Party Action, taken together with the reasonably estimated costs of defense thereof and the Claimed Amount with respect to any unresolved claims for indemnification then pending, is less than or equal to the current balance of the Escrow Fund, and (C) an adverse resolution of the Third Party Action would not reasonably be expected to have a material adverse effect on the goodwill or reputation of the Buyer or the business, operations or future conduct of the Buyer (it being understood and agreed that an award or settlement involving only money damages would not constitute any such adverse effect) and (ii) the Representative may not assume control of the defense of any Third Party Action involving Taxes or criminal liability or in which equitable relief is sought against the Buyer or any of its subsidiaries. If the Representative does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Buyer shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. In connection with matters for which the Buyer obtains indemnification pursuant to Section 6.1, the reasonable fees and expenses of counsel to the Buyer with respect to a Third Party Action shall be considered Damages for purposes of this Agreement only if (x) the Buyer controls the defense of such Third Party Action pursuant to the terms of this Section 6.2(a) or (y) the Representative assumes control of such defense and the Buyer reasonably concludes that the Equity Holders and the Buyer have conflicting interests or different defenses available with respect to such Third Party Action, in which case Buyer’s Damages shall include legal fees and expenses reasonably incurred by the Buyer to the extent relating to such conflicting interests or different defenses. Neither the Equity Holders nor the Representative shall agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Buyer, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Buyer shall not be required if the Representative, on behalf of all of the Equity Holders, agrees in writing that the Equity Holders will pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Buyer from further liability and imposes no other obligations (other than those that are ministerial in nature in connection with any such settlement) on the Company, the Surviving Corporation, the Buyer or any of their respective controlled subsidiaries, directors or officers. Except as provided in Section 6.2(f) below, the Buyer shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Representative, which shall not be unreasonably withheld, conditioned or delayed.
(dd)    In order to seek indemnification under this Article VI for a claim that is not a Third Party Action, the Buyer shall deliver a Claim Notice to the Representative.
(ee)    Within twenty (20) days after delivery of a Claim Notice, the Representative shall deliver to the Buyer a Response, in which the Representative, on behalf of all of the Equity Holders, shall either: (i) agree that the Buyer is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a letter from the Representative instructing the Escrow Agent to disburse to the Buyer from the Escrow Fund an amount in cash equal to the Claimed Amount), (ii) agree that the Buyer is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a letter from the Representative instructing the Escrow Agent to disburse to the Buyer from the Escrow Fund an amount in cash equal to the Agreed Amount) or (iii) dispute that the Buyer is entitled to receive any of the Claimed Amount. If no Response is delivered by the Representative within such twenty (20)-day period, the Equity Holders shall be deemed to have agreed that all of the Claimed Amount is owed to the Buyer. Acceptance by the Buyer of partial payment of any Claimed Amount shall be without prejudice to the Buyer’s right to claim the balance of any such Claimed Amount.
(ff)    During the thirty (30)-day period following the delivery of a Response that reflects a Dispute, the Representative and the Buyer shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such thirty (30)-day period, the Representative and the Buyer shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Representative and the Buyer agree in writing to submit the Dispute to such arbitration, then the provisions of Section 6.2(e) shall become effective with respect to such Dispute. The provisions of this Section 6.2(d) shall not obligate the Representative and the Buyer to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Representative and the Buyer to arbitrate a Dispute, such Dispute shall be resolved in the Chancery Court of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware, in accordance with Section 9.11. If the parties resolve the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise) then, if applicable, the Representative and the Buyer shall deliver to the Escrow Agent, promptly following such resolution, a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Fund shall be distributed to the Buyer (which notice shall be consistent with the terms of the resolution of the Dispute).
(gg)    If, as set forth in Section 6.2(d), the Buyer and the Representative agree to submit any Dispute to binding arbitration, the arbitration shall be conducted by a single arbitrator (the “Arbitrator”) in accordance with the Commercial Rules in effect from time to time and the following provisions:
(i)    In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling;
(ii)    Either party shall commence the arbitration by filing a written submission with the New York, New York office of the AAA in accordance with Commercial Rule 5 (or any successor provision);

(iii)    All depositions or other discovery shall be conducted pursuant to the applicable U.S. federal rules relating to discovery;
(iv)    Not later than thirty (30) days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator’s reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 9.11);
(v)    The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 6.2(e), or (y) address or resolve any issue not submitted by the parties; and
(vi)    In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses (provided, that any costs and expenses attributable to the Representative shall be borne by the Equity Holders), except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party’s attorneys’ fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Buyer, on the one hand, and the Equity Holders, on the other hand.
(hh)    Notwithstanding the other provisions of this Section 6.2, if (i) a customer or supplier of the Company or any Subsidiary claims (other than by means of a Legal Proceeding) that the Buyer is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which the Buyer may be entitled to indemnification pursuant to this Article VI, (ii) either such claim is not set forth in Section 2.19 of the Disclosure Schedule or, if such claim is set forth in Section 2.19 of the Disclosure Schedule, the claim set forth therein has changed in any material respect in nature or amount from that set forth therein, and (iii) the Buyer reasonably determines that it has a valid business reason to fulfill such obligation, then (A) the Buyer shall be entitled to satisfy such obligation in good faith, without prior notice to (except as provided below) or consent from (but without prejudice to) the Representative or the Equity Holders and (B) the Buyer may subsequently make a claim for indemnification in accordance with the provisions of this Article VI (subject to the right of the Representative, on behalf of the Equity Holders, to dispute the Buyer’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI). For the avoidance of doubt, the fact of the Buyer’s satisfaction of such obligation, or the amount or fact of any settlement with such third party, shall not be taken into account in determining whether the Buyer is entitled to indemnification in accordance with this Article VI or the amount of Damages, if any, to which the Buyer is entitled. Prior to settling, in accordance with this Section 6.2(f), any claim covered by this Section 6.2(f), the Buyer shall provide prior notice of the proposed settlement to the Representative and shall consider in good faith any recommendations made by the Representative with respect thereto.
(ii)    The Representative shall have full power and authority on behalf of each Equity Holder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Equity Holders under this Article VI. The Representative shall have no liability to any Equity Holders for any action taken or omitted on behalf of the Equity Holders pursuant to this Article VI.
6.3    Survival of Representations and Warranties.

(i)    Unless otherwise specified in this Section 6.3 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations; provided, however, that except in the case of fraud or a Knowing Misrepresentation, all representations and warranties that are covered by the indemnification obligations in Section 6.1(a) shall expire on the date eighteen (18) months following the Closing Date; provided, further, that (i) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.9, 2.10(a), 2.22, 2.23 and 2.28 (the “Fundamental Representations”) shall survive until thirty (30) days after the expiration of the last statute of limitations applicable to the matter that is the subject of the claim relating to such representation or warranty and (ii) the representations and warranties set forth in Section 2.13 shall expire on the date three (3) years after the Closing Date.
(j)    No Claim Notice or Expected Claim Notice may be delivered after termination of the applicable survival period set forth in Section 6.3(a) above, except for a Claim Notice resulting from the matters described in an Expected Claim Notice delivered in a timely manner pursuant to Section 6.3(a). If the Buyer delivers to the Representative, before expiration of the applicable representation, warranty, covenant or agreement as set forth in Section 6.3(a) above, either a Claim Notice or an Expected Claim Notice, then the applicable representation(s), warranty(s), covenant(s) and/or agreement(s) shall survive until, but only for purposes of, the resolution of the matter or matters covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Buyer, the Buyer shall promptly so notify the Representative. The rights to indemnification set forth in this Article VI shall not be affected by (i) any investigation conducted by or on behalf of the Buyer or any knowledge acquired (or capable of being acquired) by the Buyer, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder, or (ii) any waiver by the Buyer of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.
6.4    Limitations.
(g)    With respect to claims for Damages arising under Section 6.1(a)(i), the Equity Holders shall not be liable for any such Damages until (i) the amount of all Damages arising from such claim or series of related claims exceeds $5,000 (any such claim or series of related claims, a “Qualifying Claim”) and (ii) the aggregate amount of all Damages from all Qualifying Claims exceeds the Deductible Amount (at which point the Equity Holders shall become liable for all such Damages under Section 6.1(a)(i) in excess of the Deductible Amount); provided that the limitation set forth in this sentence shall not apply (A) in the case of fraud or a Knowing Misrepresentation or (B) in the case of any claim pursuant to Section 6.1(a)(i) relating to a breach of any of the Fundamental Representations or the representations set forth in Section 2.13.
(h)    Except in the case of (i) fraud or a Knowing Misrepresentation and (ii) claims based on breaches of any of the Fundamental Representations, the Escrow Fund shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under Section 6.1(a)(i) from any Equity Holder. In the case of (A) fraud or a Knowing Misrepresentation, (B) claims based on a breach of any of the Fundamental Representations and (C) claims under Sections 6.1(a)(ii) through (viii), the Principal Stockholders, but not any other Equity Holder, shall have personal liability, on a Principal Stockholder Pro Rata Basis, for all Damages incurred by the Buyer in excess of the Original Escrow Amount, subject to the limitations set forth in Section 6.4(c). In the case of a claim based on a breach of any of the representations and warranties set forth in Section 2.13, the Principal Stockholders, but not any other Equity Holder, shall have personal liability for all Damages incurred by the Buyer, in an aggregate amount as among all such Principal Stockholders not to exceed (x) $50,375,000 minus (y) any amounts distributed to the Buyer from the Escrow Fund, subject to the further limitations set forth in Section 6.4(c). Notwithstanding anything to the contrary in this Agreement, (x) the Buyer shall not attempt to collect any Damages directly from any Principal Stockholder unless and until there are insufficient unclaimed amounts in the Escrow Fund remaining to satisfy such Damages pursuant to the Escrow Agreement and (y) except in the case of a claim for Taxes, the Buyer shall not attempt to collect any Damages from the Escrow Fund or directly from any Principal Stockholder to the extent that a specific accrual or reserve for the amount of such Damage was set forth on the Financial Statements or taken into account in calculating the Closing Adjustment Items.
(i)    Notwithstanding anything to the contrary herein and except with respect to the indemnification of the Representative by the Equity Holders pursuant to Section 1.11 hereof, subject to the other limitations set forth herein, (A) the aggregate liability of each Principal Stockholder for Damages under this Agreement shall not exceed the lesser of (i) one hundred percent (100%) of the aggregate Transaction Consideration such Principal Stockholder actually receives at Closing plus amounts contributed to the Escrow Fund and the Representative Expense Fund by and attributable to such Principal Stockholder and (ii) such Principal Stockholder’s share, determined on a Principal Stockholder Pro Rata Basis, of such Damages, (B) in respect of any indemnifiable claim brought pursuant to this Article VI, each Principal Stockholder shall only be liable for its share, determined on a Principal Stockholder Pro Rata Basis, of the Damages determined to be indemnifiable hereunder pursuant to such claim, and (C) each Equity Holder shall be severally liable for, and no other Equity Holder shall have any liability with respect to, Damages by reason of or relating to (x) fraud of such Equity Holder committed after the Effective Time in such Equity Holder’s capacity as an Equity Holder or (y) the indemnification obligations set forth in Section 6.1(b) (for which the liability of such Equity Holder shall not exceed one hundred percent (100%) of the aggregate Transaction Consideration such Equity Holder actually receives at Closing plus amounts contributed to the Escrow Fund and the Representative Expense Fund by and attributable to such Equity Holder).
(j)    No Equity Holder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.
(k)    Except with respect to claims based on fraud and except as provided in Section 1.9, after the Closing, the rights of the Buyer under this Article VI shall be the exclusive remedy of the Buyer, the Company, the Surviving Corporation or any controlled subsidiary thereof with respect to claims or Damages resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or in any other agreement or instrument to which the Company is a party furnished by the Company (but not, for the avoidance of doubt, by any Equity Holder) to the Buyer, the Company, the Surviving Corporation or any controlled subsidiary thereof in connection with the transactions contemplated by this Agreement.
(l)    In the event the Buyer is entitled to recover the same Damages under more than one provision of this Agreement, the Buyer shall only be permitted to recover such Damages one time, and without duplication.
(m)    The amount of any Damages payable under this Article VI shall be net of amounts actually recovered by the Company, the Surviving Corporation, the Buyer or any Affiliate

thereof under applicable insurance policies, indemnification agreements or contribution agreements from any unaffiliated third party. If the Company, the Surviving Corporation, the Buyer or any Affiliate thereof receives any such amounts subsequent to an indemnification payment by the Equity Holders, and provided the Buyer has collected all sums due from the Equity Holders, then the amount of Damages to be recovered by the Buyer shall be recalculated, taking into account the limitations of this Section 6.4, as if such amounts had been received prior to the collection of any Damages under this Agreement and any excess Damages previously collected after such recalculation shall be repaid to the Escrow Fund, or after the release of the Escrow Fund, such amount shall be paid to the Paying Agent for distribution to the Equity Holders, as applicable. Notwithstanding the foregoing or anything to the contrary set forth herein, in no event shall the Buyer be required pursuant to this Agreement to pursue any insurance coverage or other amounts in order to seek indemnification under this Article VI.
(n)    In the event the Buyer asserts a claim pursuant to Section 6.1(a)(i) relating to a breach of the representations set forth in Section 2.16 as a result of uncollected accounts receivable, then (i) the Buyer will use the same level of efforts to collect such accounts receivable as it uses to collect its own accounts receivable and (ii) if the Buyer recovers any Damages under this Agreement pursuant to such claim and also collects such accounts receivable, then (A) if the accounts receivable are collected before the expiration of the Representative Period, then the Buyer shall repay such Damages, net of the costs of collection of such accounts receivable, to the Escrow Fund, and (B) if the accounts receivable are collected after the expiration of the Representative Period, then the Buyer shall repay such Damages, net of the costs of collection of such accounts receivable, to the Representative for distribution to the Equity Holders.
6.5    Tax Treatment. The Parties agree to treat any indemnity payment made pursuant to this Article VI as an adjustment to the Transaction Consideration for all Tax purposes.
ARTICLE VII

TERMINATION
7.1    Termination of Agreement. The Parties may terminate this Agreement prior to the Closing (whether before or after Requisite Stockholder Approval), as provided below:
(jj)    the Parties may terminate this Agreement by mutual written consent;
(kk)    the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause any of the conditions set forth in clauses (c), (d) or (e) of Section 5.1 not to be satisfied and (ii) is not cured within fifteen (15) days following delivery by the Buyer to the Company of written notice of such breach;
(ll)    the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in any of clauses (a) or (b) of Section 5.2 not to be satisfied and (ii) is not cured within fifteen (15) days following delivery by the Company to the Buyer of written notice of such breach;

(mm)    the Buyer may terminate this Agreement by giving written notice to the other Parties (i) at any time after the stockholders of the Company have voted on whether to adopt this Agreement and approve the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval or (ii) if the Requisite Stockholder approval has not been obtained within one (1) business day after the date of this Agreement;
(nn)    the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before the Outside Date, by reason of the failure of any condition precedent under Section 5.1 (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or
(oo)    the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before the Outside Date, by reason of the failure of any condition precedent under Section 5.2 (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement or, in the case of a failure of the condition precedent set forth in Section 5.2(c), unless the failure results from a breach by any of the Principal Stockholders of the Stockholders Agreement or the Series C Financing Agreements).
7.2    Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful or knowing breaches of this Agreement or for breaches of Section 4.7).
ARTICLE VIII

DEFINITIONS
For purposes of this Agreement, each of the following terms shall have the meaning set forth below.
“AAA” shall mean the American Arbitration Association.
“actual knowledge of the Company” and “the Company’s actual knowledge” shall mean the actual knowledge of any of the Company Knowledge Parties.
“Additional Transaction Consideration” shall mean (a) the portion of the Escrow Fund, if any, released or to be released from the Escrow Fund to the Equity Holders in accordance with the provisions of the Escrow Agreement, plus (b) the amounts, if any, released or to be released to the Equity Holders in accordance with the provisions of Section 1.10(b).
“Additional Per Share Transaction Consideration” shall mean:
(k)    with respect to each Company Share, the product obtained by multiplying (i) the Initial Per Share Transaction Consideration plus, in the case of a Preferred Share, the applicable Per Share Liquidation Closing Payment, divided by the portion of the Aggregate Closing Payment payable to the Equity Holders by (ii) the Additional Transaction Consideration; and

(l)    with respect to Vested Options, the product obtained by multiplying (i) the Initial Option Consideration divided by the portion of the Aggregate Closing Payment payable to the Equity Holders by (ii) the Additional Transaction Consideration.
“Adjusted Transaction Consideration” shall have the meaning set forth in Section 1.9(f).
“Affiliate” shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.
“Aggregate Closing Payment” shall mean (a) the Transaction Consideration, minus (b) Original Escrow Amount, minus (c) the Representative Expense Fund.
“Agreed Amount” shall mean that part of a Claimed Amount, comprising part but not all of the Claimed Amount, which the Representative agrees is recoverable by the Buyer.
“Agreement” shall have the meaning set forth in the first paragraph hereto.
“Arbitrator” shall have the meaning set forth in Section 6.2(e).
“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.
“Buyer Certificate” shall mean a certificate delivered by the Buyer (without qualification as to knowledge, materiality or otherwise), signed on behalf of the Buyer by an authorized officer of the Buyer, to the effect that each of the conditions specified in clauses (a) and (b) of Section 5.2 is satisfied in all respects.
“Buyer Common Shares” shall mean the common stock, par value $0.01 per share, of the Buyer.
“Buyer Stock Price” shall mean the weighted average closing price per share of the Buyer Common Shares on the NASDAQ Global Select Market for the ten (10) consecutive trading day period ending on the business day immediately prior to the Closing Date.
“CERCLA” shall mean the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
“Certificate of Merger” shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the DGCL in connection with the Merger.
“Certificates” shall mean stock certificates that, immediately prior to the Effective Time, represented Company Shares converted into the right to receive Transaction Consideration pursuant to Section 1.5.
“Claim Notice” shall mean written notification which contains, to the extent then known, (a) a description of the Damages incurred or reasonably expected to be incurred by the Buyer and the Claimed Amount of such Damages, to the extent then known, (b) a statement that the Buyer is entitled to indemnification under Article VI for such Damages and a reasonable explanation of the basis therefor, including the applicable provision or provisions of the Agreement giving rise to such claim, and (c) where such Damages are known, a demand for payment in the amount of such Damages.
“Claimed Amount” shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Buyer in connection with a claim for indemnification pursuant to Article VI.

“Closing” shall mean the closing of the Merger contemplated by this Agreement.
“Closing Adjustment Items” shall mean (a) the Company Transaction Expenses, (b) the Employee Amount, (c) if the Company Cash exceeds the amount of any Indebtedness outstanding at the Closing, a negative number (which, for the avoidance of doubt, shall reduce the Estimated Closing Adjustment and the Final Closing Adjustment) equal to one half (1/2) of the amount by which the Company Cash exceeds the amount of any Indebtedness outstanding at the Closing, (d) if the amount of any Indebtedness outstanding at the Closing exceeds the Company Cash, the amount by which the Indebtedness outstanding at the Closing exceeds the Company Cash, (e) if the Working Capital Target exceeds the Closing Net Working Capital, one half (1/2) of the amount of such excess, and (f) if Closing Net Working Capital exceeds the Working Capital Target, a negative number (which, for the avoidance of doubt, shall reduce the Estimated Closing Adjustment and the Final Closing Adjustment) equal to one half (1/2) of such shortfall.
“Closing Adjustment Statement” shall mean the statement of the Closing Adjustment Items prepared in accordance with the provisions of Section 1.9 hereof.
“Closing Adjustment Surplus” shall have the meaning set forth in Section 1.9(f)(iii).
“Closing Date” shall mean the date two (2) business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the Merger contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V), or such other date as may be mutually agreeable to the Parties.
“Closing Net Working Capital” shall mean the Company’s current assets (excluding Company Cash, prepaid Indebtedness, and deferred income tax assets) less current liabilities (including (a) long-term deferred revenues and (b) long-term customer deposits and excluding (i) Company Transaction Expenses, (ii) Employee Amounts, (iii) Indebtedness, (iv) deferred income tax liabilities, and (v) deferred operating lease liabilities) as of the Effective Time (each determined in accordance with GAAP, consistently applied with the Financial Statements (to the extent such Financial Statements are consistent with GAAP)).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commercial Rules” shall mean the Commercial Arbitration Rules of the AAA.
“Common Share Transaction Consideration” shall mean the Transaction Consideration less the sum of the aggregate Series C Liquidation Preference, the aggregate Series A1 Liquidation Preference and the aggregate Series A Liquidation Preference.
“Common Shares” shall mean the shares of common stock, par value $0.0001 per share, of the Company.
“Company” shall have the meaning set forth in the first paragraph of this Agreement.
“Company Cash” shall mean (a) all cash and cash equivalents held by the Company or any of its Subsidiaries (plus the amount of all un-cleared deposits of the Company and its Subsidiaries outstanding, and less the amount of all un-cleared checks or withdrawals of the Company and its Subsidiaries outstanding), measured as of 11:59 PM Eastern time on the day immediately prior to the Closing Date and determined in accordance with GAAP; plus (b) an amount equal to the aggregate exercise price of all vested Options terminated at the Effective Time pursuant to Section 1.8(e); plus (c) an amount equal to the aggregate exercise price of all Options and Warrants exercised on a cashless basis between the date of this Agreement and the Effective Time.
“Company Certificate” shall mean a certificate delivered by the Company (without qualification as to knowledge, materiality or otherwise), signed on behalf of the Company by the President and the Chief Financial Officer of the Company, to the effect that each of the conditions specified in clauses (a) through (g) of Section 5.1 is satisfied in all respects.
“Company Employee” shall mean any employee (whether current or former) of the Company or any Subsidiary.
“Company-Funded IP” shall have the meaning set forth in Section 2.13(l).
“Company Independent Contractor” shall mean any individual (whether current of former) providing services to the Company or any Subsidiary, as an independent contractor or consultant, including through an entity wholly owned by such individual.
“Company Intellectual Property” shall mean the Company Owned Intellectual Property and the Company Licensed Intellectual Property.
“Company Knowledge Parties” shall mean Scott Hammack, Stuart Scholly, Louis Suchy, Neal Quinn, Rudy Cifolelli, Sean Lyons, Pat Wheeler and Jeanne Prayther.
“Company Licensed Intellectual Property” shall mean all Intellectual Property that is licensed or purported to be licensed to the Company or any Subsidiary by any third party.
“Company Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets and liabilities (taken together), capitalization, condition (financial or other), or results of operations of the Company and the Subsidiaries, taken as a whole, other than any change, event, circumstance or development arising after the date of this Agreement resulting from (A) changes in the United States economy in general or any other country or region in the world where the Company or the Subsidiaries have material business operations, or other changes in the global economy generally, so long as such changes do not disproportionately affect the business of the Company and the Subsidiaries, taken as a whole, relative to other businesses operating in the industries in which the Company and the Subsidiaries operate, (B) changes in the industry in which the Company and the Subsidiaries operate, so long as such changes do not disproportionately affect the business of the Company and the Subsidiaries, taken as a whole, relative to other businesses operating in the industries in which the Company and the Subsidiaries operate, (C) acts of war, sabotage or terrorism (including any escalation or general worsening thereof), or earthquakes, floods or other natural disasters, in the Unites States or any other country or region in the world, so long as such acts of war, sabotage or terrorism, or earthquakes, floods or other natural disasters do not disproportionately affect the business of the Company and the Subsidiaries, taken as a whole, relative to other businesses operating in the industries in which the Company and the Subsidiaries operate, (D) changes in Law or GAAP, so long as such changes do not disproportionately affect the business of the Company and the Subsidiaries, taken as a whole, relative to other businesses operating in the industries in which the Company and the Subsidiaries operate, (E) the announcement or pendency of this Agreement and the transactions contemplated hereby; (F) the taking of any action expressly required by this Agreement (other than any action taken in accordance with the first or last sentence of Section 4.4); or (G) any failure of the Company to meet any internal budgets, plans, projections or forecasts for any period (but not the underlying cause of such failure); or (ii) the ability of the Buyer to operate the business of the Company and the Subsidiaries immediately after the Closing, other than any change, event, circumstance or development arising after the date of this Agreement resulting from (A) the announcement or pendency of this Agreement and the transactions contemplated hereby or (B) the taking of any action expressly required by this Agreement (other than any action taken in accordance with the first or last sentence of Section 4.4)). For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.
“Company Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by the Company or any Subsidiary, in whole or in part.
“Company Plan” shall mean any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate for the benefit of or relating to any current or former Company Employee or Company Independent Contractor (or any dependent or beneficiary of any of the foregoing) or for which the Company or a Subsidiary has or would reasonably be expected to have any present or future liability.
“Company Registrations” shall mean Intellectual Property Registrations that are registered or filed in the name of the Company or any Subsidiary, alone or jointly with others.
“Company Shares” shall mean the Common Shares and the Preferred Shares.
“Company Source Code” shall mean the source code for any Software included in the Customer Offerings or in the Internal Systems used directly in the providing or delivery of Customer Offerings, or other confidential information constituting, embodied in or pertaining to such Software.
“Company Stock Plan” shall mean any stock option plan or other stock or equity-related plan of the Company.
“Company Stockholders” shall mean the stockholders of record of the Company immediately prior to the Effective Time.
“Company Transaction Expenses” shall mean all third-party transaction fees and expenses (a) paid after the date of this Agreement or (b) unpaid as of the Closing, in each case incurred by the Company in connection with the transactions contemplated by this Agreement specifically excluding any expenses Buyer has agreed to pay pursuant to the terms of Section 4.8 of this Agreement.
“Continuing Employees” shall have the meaning set forth in Section 4.14(a).
“Contract” shall have the meaning set forth in Section 2.15(a).
“Controlling Party” shall mean the party controlling the defense of any Third Party Action.
“Customer Offerings” shall mean (a) the products (including Software and Documentation) that the Company or any Subsidiary (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to third parties, or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to third parties within the previous six (6) years, or (iii) currently plans to develop, manufacture, market, distribute, make available, sell or license to third parties in the future and

(b) the services that the Company or any Subsidiary (i) currently provides or makes available to third parties, or (ii) has provided or made available to third parties within the previous six (6) years, or (iii) currently plans to provide or make available to third parties in the future. A true and complete list of all Customer Offerings as of the date of this Agreement is set forth in Section 2.13(c) of the Disclosure Schedule.
“Damages” shall mean any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in a settlement entered into in accordance with this Agreement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation, arbitration or other dispute resolution procedures), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Buyer and the Equity Holders, as set forth in Section 6.2(e)(vi).
“Deductible Amount” shall mean $2,015,000.
“DGCL” shall mean the Delaware General Corporation Law.
“Disclosure Schedule” shall mean the disclosure schedule provided by the Company to the Buyer on the date hereof.
“Disclosure Statement” shall mean a written proxy or information statement containing the information prescribed by Section 4.3(a).
“Dispute” shall mean the dispute resulting if the Representative in a Response disputes the liability of the Equity Holders for all or part of a Claimed Amount.
“Dispute Notice” shall have the meaning set forth in Section 1.9(d).
“Dissenting Shares” shall mean Company Shares held by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Closing.
“Documentation” shall mean printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.
“DOL” shall have the meaning set forth in Section 2.21(f).
“EAD” shall have the meaning set forth in Section 2.21(f).
“Effective Time” shall mean the time at which the Certificate of Merger becomes effective in accordance with Section 251(c) of the DGCL.

“Employee Amount” shall mean the aggregate amount payable to employees or consultants of the Company or any of the Subsidiaries pursuant to any change in control bonus plan, severance plan, change of control, retention or similar arrangement of the Company or any Subsidiary, plus the employer’s share of Taxes payable with respect to all such amounts, in each case payable as a result of the Merger and the other transactions contemplated by this Agreement (and specifically excluding (a) any amounts payable after Closing as a result of any arrangements implemented by the Surviving Corporation or the Buyer after the Closing and (b) any broad-based severance plan or policy of the Company in place as of the date of this Agreement and described in Section 2.22 of the Disclosure Schedule).
“Employee Benefit Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or any other written or oral plan, program, agreement or arrangement covering one (1) or more individuals (including any individual employment, severance or bonus agreements or arrangements) involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, incentive or retention payments, change in control benefits, supplemental retirement, retiree medical, life insurance, sickness, fringe benefits, stock options, stock purchase, phantom stock, stock appreciation, equity or any other forms of incentive compensation or post-retirement compensation.
“Enforceability Exceptions” has the meaning set forth in Section 2.3.
“Environmental Law” shall mean any Law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other persons. As used above, the term “release” shall have the meaning set forth in CERCLA and other applicable foreign environmental Law.
“Equity Holder Pro Rata Basis” shall mean, with respect to any Equity Holder, the ratio that the aggregate Transaction Consideration payable to such Equity Holder bears to the aggregate Transaction Consideration payable to all Equity Holders.
“Equity Holders” shall mean the Company Stockholders and the holders of any vested Options outstanding immediately prior to the Effective Time.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any entity which is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any Subsidiary.
“Escrow Agent” shall mean U.S. Bank National Association.
“Escrow Agreement” shall mean the Escrow Agreement in the form attached hereto as Exhibit A by and among the Buyer, the Representative and the Escrow Agent.
“Escrow Fund” shall mean the Original Escrow Amount held and as may be reduced and disposed of in accordance with the terms of the Escrow Agreement, together with any interest thereon and any additional amounts deposited in escrow pursuant to Section 1.9(f)(iii).
“Estimated Closing Adjustment” shall mean the estimated amount of the Closing Adjustment Items as of the Closing Date to be delivered with the Estimated Closing Adjustment Statement in accordance with the provisions of Section 1.9(a).
“Estimated Closing Adjustment Statement” shall have the meaning set forth in Section 1.9(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Expected Claim Notice” shall mean a notice that, as a result of a Legal Proceeding instituted by or written claim made by a third party, the Buyer reasonably expects to incur Damages for which it is entitled to indemnification under Article VI.
“Exploit” shall mean develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.
“Final Closing Adjustment” shall mean the amount of the Closing Adjustment Items determined in accordance with the provisions of Section 1.9(d).
“Financial Statements” shall mean:
(a)    the consolidated audited balance sheets and statements of income, changes in stockholders’ equity and cash flows of the Company as of the end of and for each of the fiscal years ended (i) December 31, 2010, as certified without qualification by Infante & Company, the Company’s independent public accountants, and (ii) December 31, 2011 and 2012, as certified without qualification by BDO USA, LLP, the Company’s independent public accountants; and
(b)    the consolidated unaudited balance sheets of the Company for any interim periods, including at September 30, 2013, and any calendar month between the date of this Agreement and the Closing Date, and the related consolidated unaudited statements of operations, changes in stockholders’ equity and cash flows for each of the months then ended.
“Fully Diluted Shares” shall mean the sum of (a) the aggregate number of Company Shares outstanding immediately prior to the Effective Time, on an as-converted to Common Share basis (other than Company Shares to be cancelled in accordance with Section 1.5(b)), and (b) the aggregate number of

Company Shares issuable upon the exercise of all Options (vested and unvested) and Warrants outstanding immediately prior to the Effective Time, on an as-converted to Common Share basis.
“Fundamental Representations” shall have the meaning set forth in Section 6.3(a) of this Agreement.
“GAAP” shall mean United States generally accepted accounting principles.
“Governmental Entity” shall mean any federal, state, local or foreign government or any court, arbitrational tribunal, administrative agency or commission or government authority acting under the authority of the federal or any state, local or foreign government.
“Grant Date” shall have the meaning set forth in Section 2.2(d) of this Agreement.
“Hart-Scott-Rodino Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indebtedness” with respect to any Person shall mean (a) any indebtedness or other obligation for borrowed money; (b) any obligation incurred for all or any part of the deferred purchase price of property or other assets or for the deferred cost of property or other assets constructed or of improvements thereto, other than accounts payable and other current liabilities incurred in the Ordinary Course of Business; (c) the face amount of all letters of credit issued for the account of such Person; (d) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Security Interests issued by such Person; (e) capitalized lease obligations (it being agreed that in no event shall capitalized lease obligations be less than $12,000,000); (f) all third party financial guarantees and similar obligations of such Person; (g) all accrued interest, fees and charges in respect of any indebtedness; (h) all bankers acceptances and overdrafts; and (i) all interest, prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any of the foregoing.
“Initial Transaction Consideration” shall mean (a) the Transaction Consideration, minus (b) the aggregate Preferred Share Liquidation Closing Payment, minus (c) the Original Escrow Amount and minus (d) the Representative Expense Fund.
“Initial Option Consideration” shall mean, with respect to a vested Option, an amount in cash equal to the product of (a) the excess of the Initial Per Share Transaction Consideration over the exercise price per Common Share of such vested Option and (b) the number of Common Shares subject to such Option.
“Initial Per Share Transaction Consideration” shall mean the Initial Transaction Consideration divided by the Fully Diluted Shares.
“Intellectual Property” shall mean the following subsisting throughout the world:
(a)    Patent Rights;
(b)    Trademarks and all goodwill in the Trademarks
(c)    copyrights and database rights and registrations and applications for registration thereof, including moral rights of authors (whether or not registered or registerable);

(d)    mask works rights and registrations and applications for registration thereof and any other rights in semiconductor topologies under the Laws of any jurisdiction;
(e)    trade secret rights and other similar rights of confidentiality;
(f)    inventions, invention disclosures, statutory invention registrations, works of authorship, designs, date, proprietary and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or non-patentable, whether copyrightable or non-copyrightable and whether or not reduced to practice; and
(g)    divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) and other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the Laws of all jurisdictions).
“Intellectual Property Registrations” shall mean Patent Rights, registered Trademarks, registered copyrights and designs, registered databases, mask work registrations and applications and filings for each of the foregoing, including for any Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with or by any state, government or other public or quasi-public legal authority.
“Internal Systems” shall mean the Software and Documentation and the computer, communications and network systems (both desktop and enterprise wide), laboratory equipment, reagents, materials and test, calibration and measurement apparatus used by the Company or any Subsidiary in their business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Customer Offerings, whether located on the premises of the Company or any Subsidiary or hosted at a third party site. All Internal Systems that are material to the business of the Company or any Subsidiary is listed and described in Section 2.13(c) of the Disclosure Schedule.
“Knowing Misrepresentation” shall mean that (a) the Company made a representation or warranty (as qualified by any applicable disclosure in the Disclosure Schedule) in this Agreement or any closing certificate furnished by the Company to the Buyer pursuant to this Agreement that was incorrect on the date made and (b) the Company made such representation or warranty with the actual knowledge by one or more of the Company Knowledge Parties on such date that the representation or warranty (as qualified by any applicable disclosure in the Disclosure Schedule) was incorrect when made.
“Knowledge of the Company”, “Company’s Knowledge” and phrases of like import shall mean the knowledge of any of the Company Knowledge Parties. The Company Knowledge Parties will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such individual has actual knowledge of such fact, circumstance, event or other matter or (b) such fact, circumstance, event or other matter would be known to such individual had he or she made reasonable inquiry of (i) the Company’s data sources that typically are repositories at the Company or any Subsidiary or by such individual for information relating to the matter in question, including, to the extent that an individual’s electronic mail is such a typical repository, to that extent, such electronic mail, or (ii) appropriate employees having primary responsibility for the matter in question. For the avoidance of doubt, the Parties agree that the term “actual knowledge of the Company” and phrases of like import shall not be affected by this definition.

“Law” shall mean any United States federal, state or local or foreign law, common law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any decree, order, injunction, rule, judgment, consent of or by any Governmental Entity, or any Permit or similar right granted under any of the foregoing, or any similar provision actually having the force or effect of law.
“Lease” shall mean any lease or sublease pursuant to which the Company or any Subsidiary leases or subleases from another party any real property.
“Legal Proceeding” shall mean any action, suit, proceeding, claim, complaint, hearing, arbitration or investigation, in each case before any Governmental Entity or before any arbitrator.
“Letter of Transmittal” shall have the meaning set forth in Section 1.7(a).
“Litigation Matter” shall mean any Legal Proceedings set forth in Section 2.19 of the Disclosure Schedule.
“Materials of Environmental Concern” shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any Law due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.
“Merger” shall mean the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement.
“Most Recent Balance Sheet” shall mean the unaudited balance sheet of the Company as of the Most Recent Balance Sheet Date.
“Most Recent Balance Sheet Date” shall mean September 30, 2013.
“Neutral Accountant” shall have the meaning set forth in Section 1.9(d).
“Non-controlling Party” shall mean the party not controlling the defense of any Third Party Action.
“Open Source Materials” shall mean any Software, Documentation or other material that (a) is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org, or (b) grants, or purports to grant, to any third party, any rights or immunities under Intellectual Property rights (including that (i) require or purport to require, as a condition of the modification, distribution or other use of such material, that any Software, Documentation or other material incorporated into, derived from or distributed with such Software, Documentation or other material (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) include attribution notices) or (c) restricts or purports to restrict the licensee’s ability to (i) charge for distribution of any Software, Documentation or other material, or (ii) use any Software, Documentation or other material for commercial purposes.

“Option” shall mean each option to purchase or acquire Company Shares.
“Option Plan” shall mean the Company’s 2011 Equity Incentive Plan.
“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).
“Original Escrow Amount” shall mean $50,375,000 of the Transaction Consideration deposited in escrow pursuant to Section 1.10(a).
“Outside Date” shall mean September 2, 2014.
“Parties” shall have the meaning set forth in the first paragraph of this Agreement.
“Patent Rights” shall mean all patents, patent applications (including provisional applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).
“Paying Agent” shall mean U.S. Bank National Association.
“Per Share Liquidation Closing Payment” shall mean, in respect of any Series A Share, Series A1 Share or Series C Share, as applicable, the Series A Per Share Liquidation Closing Payment, the Series A1 Per Share Liquidation Closing Payment or the Series C Per Share Liquidation Closing Payment, respectively.
“Permits” shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).
“Person” shall mean an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.
“Personal Information” shall mean personally identifiable information, including name, address, telephone number, electronic mail address, social security number, bank account number or credit card number, sensitive personal information and any special categories of personal information regulated or covered by applicable Privacy Laws and which can personally identify an individual.
“PPACA” shall have the meaning set forth in Section 2.22(h).
“Pre-Closing Period” shall have the meaning set forth in Section 4.4.
“Preferred Share Liquidation Closing Payment” shall mean the sum of the aggregate Series C Per Share Liquidation Closing Payments, the aggregate Series A1 Per Share Liquidation Closing Payments and the aggregate Series A Per Share Liquidation Closing Payments.
“Preferred Shares” shall mean the shares of preferred stock, par value $0.00001 per share, of the Company.

“Principal Stockholder Pro Rata Basis” shall mean, with respect to any Principal Stockholder, the ratio that the aggregate Transaction Consideration payable to such Principal Stockholder bears to the aggregate Transaction Consideration payable to all Principal Stockholders.
“Principal Stockholders” shall have the meaning set forth in the first paragraph of this Agreement.
“Privacy Laws” shall mean all applicable Laws and self-regulatory rules that are binding on the Company and its Subsidiaries regarding privacy.
“Qualifying Claim” shall have the meaning set forth in Section 6.4(a) of this Agreement.
“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.
“Release” shall have the meaning set forth in CERCLA.
“Representative” shall have the meaning set forth in the first paragraph of this Agreement.
“Representative Expense Fund” shall mean $400,000 of the Transaction Consideration paid to the Representative or its designee pursuant to Section 1.10(b).
“Representative Expenses” shall have the meaning set forth in Section 1.11(e).
“Requisite Stockholder Approval” shall mean the adoption of this Agreement and the approval of the Merger by (a) a majority of the votes represented by the outstanding Series C Shares entitled to vote on this Agreement and the Merger, (b) a majority of the votes represented by the outstanding Series B Shares entitled to vote on this Agreement and the Merger, (c) a majority of the votes represented by the outstanding Series A Shares and Series A1 Shares entitled to vote on this Agreement and the Merger, voting together as a single class, and (d) a majority of the votes represented by the outstanding Company Shares (on a converted to Common Share basis) entitled to vote on this Agreement and the Merger.
“Response” shall mean a written response containing the information provided for in Section 6.2(c).
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Interest” shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of Law), other than (a) mechanic’s, material men’s and similar liens, (b) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, and (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and the Subsidiaries and not material to the Company and the Subsidiaries, taken as a whole.
“Series A Liquidation Holdback Amount” shall mean an amount equal to the product of (i) the quotient obtained by dividing the Series A Liquidation Preference by the Transaction Consideration multiplied by (ii) the sum of the Original Escrow Amount and the Representative Expense Fund.
“Series A Liquidation Preference” shall mean $0.50.

“Series A Per Share Liquidation Closing Payment” shall mean, for each Series A Share, the Series A Liquidation Preference less the Series A Liquidation Holdback Amount.
“Series A Shares” shall mean the Series A Preferred Stock, par value $0.00001 per share, of the Company.
“Series A1 Liquidation Holdback Amount” shall mean an amount equal to the product of (i) the quotient obtained by dividing the Series A1 Liquidation Preference by the Transaction Consideration multiplied by (ii) the sum of the Original Escrow Amount and the Representative Expense Fund.
“Series A1 Liquidation Preference” shall mean $0.7023.
“Series A1 Per Share Liquidation Closing Payment” shall mean, for each Series A1 Share, the Series A1 Liquidation Preference less the Series A1 Liquidation Holdback Amount.
“Series A1 Shares” shall mean the Series A1 Preferred Stock, par value $0.00001 per share, of the Company.
“Series B Shares” shall mean the Series B Preferred Stock, par value $0.00001 per share, of the Company.
“Series C Financing Agreements” shall mean (a) the Series C Preferred Stock Purchase Agreement, the Investor Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Voting Agreement, the Management Rights Agreement, each dated July 3, 2013, as amended, by and among the Company and certain holders of Company Shares and (b) the Indemnification Agreement, dated July 1, 2013, by and among the Company, Gustavo Alberelli, Trident Capital Fund – VI, L.P., and Trident Capital Fund – VII Principals Fund, L.L.C.
“Series C Liquidation Holdback Amount” shall mean an amount equal to the product of (i) the quotient obtained by dividing the Series C Per Share Liquidation Preference by the Transaction Consideration multiplied by (ii) the sum of the Original Escrow Amount and the Representative Expense Fund.
“Series C Liquidation Preference” shall mean $5.8116.
“Series C Per Share Liquidation Closing Payment” shall mean, for each Series C Share, the Series C Liquidation Preference less the Series C Liquidation Holdback Amount.
“Series C Shares” shall mean the Series C Preferred Stock, par value $0.00001 per share, of the Company.
“Software” shall mean computer software code, applications, utilities, development tools, diagnostics, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, databases and embedded systems, whether in source code, interpreted code or object code form.
“Subsidiary” shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Subsidiary) holds stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.
“Surviving Corporation” shall mean the Company, as the surviving corporation in the Merger.
“Tax Returns” shall mean any and all reports, returns, declarations, or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof, and including, for the avoidance of doubt, U.S. Department of the Treasury Form TD F 90-22.1.
“Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, escheat, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.
“Third Party Action” shall mean any Legal Proceeding by a Person other than a Party for which indemnification may be sought by the Buyer under Article VI.
“Trademarks” shall mean all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.
“Transaction Consideration” shall mean (a) $403,000,000, plus or minus (b) the Estimated Closing Adjustment.
“Transitory Subsidiary” shall have the meaning set forth in the first paragraph of this Agreement.
“USCIS” shall mean the meaning set forth in Section 2.21(f).
“Warrant” shall mean each warrant or other contractual right to purchase or acquire Company Shares.
“Work Permit” shall have the meaning set forth in Section 2.21(f).
“Working Capital Target” shall mean negative $1,351,000.
ARTICLE IX

MISCELLANEOUS
9.1    Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that (a) any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure), (b) on or following the issuance by Buyer of the press release announcing the transactions contemplated by this Agreement, investment funds that are shareholders of the Company may announce the transaction in press releases containing no more information regarding the terms of the transaction than the information set forth in Buyer’s press release, and (c) the Buyer and its Affiliates shall not be bound by the provisions of this Section 9.1 following the Closing Date.
9.2    No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than (a) the Parties and their respective successors and permitted assigns and (b) the former directors and officers of the Company and each Subsidiary as set forth in or contemplated by the terms and provisions of Section 4.12. Nothing set forth in this Agreement shall limit such rights as the holders of Company Shares may have following the Effective Time under the DGCL to receive the consideration pursuant to the Merger, as set forth in Article I.
9.3    Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement dated June 30, 2012 between the Buyer and the Company shall remain in effect in accordance with its terms.
9.4    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.
9.5    Counterparts and Facsimile Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by facsimile signature or by an electronic scan delivered by electronic transmission.
9.6    Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
9.7    Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered three (3) business days after it is sent by domestic registered or certified mail, return receipt requested, postage prepaid, or the first (1st) business day on which delivery may be made if such notice is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To the Buyer or the Transitory Subsidiary:	with a copy to:
Akamai Technologies, Inc. 8 Cambridge Center Cambridge, MA 02142 Attn: Melanie Haratunian Senior Vice President and General Counsel Telecopy: (617) 444-3695 Telephone: (617) 444-3000	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attn: Susan W. Murley, Esq. and Hal J. Leibowitz, Esq. Telecopy: (617) 526-5000 Telephone: (617) 526-6000
To the Company:	With a copy to:
Prolexic Technologies, Inc. 1930 Harrison Street, Suite 403 Hollywood, FL 33020 Attn: Scott Hammack Telecopy: (754) 273-9066 Telephone: (954) 620-1349	Bradley Arant Boult Cummings, LLP 1600 Division Street, Suite 700 Nashville, TN 37203 Attn: Jeffrey S. Buschmann, Esq. Telecopy: (615-252-6388) Telephone: (615-252-2388)
To the Representative:	With a copy (which shall not constitute notice to):
Shareholder Representative Services LLC 1614 15th Street, Suite 200 Denver, CO 80202 Attn: Managing Director Email: deals@shareholderrep.com Telecopy: (303) 623-0294 Telephone: (303) 648-4085	Bradley Arant Boult Cummings, LLP 1600 Division Street, Suite 700 Nashville, TN 37203 Attn: Jeffrey S. Buschmann, Esq. Telecopy: (615-252-6388) Telephone: (615-252-2388)
Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
9.8    Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.
9.9    Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.10    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.
9.11    Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of the Chancery Court of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 9.7, provided that nothing in this Section 9.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by Law.
9.12    Specific Performance. The Parties agree that irreparable damage could occur in the event any provision of this Agreement was not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity without posting any bond or other undertaking.
9.13    Construction.
(c)    The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
(d)    Any reference herein to “including” shall be interpreted as “including without limitation”.
(e)    Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.
(f)    Any dollar thresholds set forth herein shall not be used as a determinative benchmark for establishing what is or is not “material” or a “Company Material Adverse Effect” under this Agreement.

(g)    Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.
(h)    When reference is made in this Agreement to information that has been “made available” to the Buyer, that shall mean that such information was either (i) contained in the Company’s electronic data room maintained at https://services.intralinks.com/ui/flex/ CIX.html no later than 5:00 p.m., Eastern Time, on or before November 26, 2013, or (ii) delivered to the Buyer or its counsel prior to November 26, 2013.
9.14    Other Remedies. Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
9.15    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
BUYER:
AKAMAI TECHNOLOGIES, INC.
/s/ F. Thomson Leighton
By:    F. Thomson Leighton
Title:    Chief Executive Officer
TRANSITORY SUBSIDIARY:
PANTHER ACQUISITION CORP.
/s/ Robert Wood
By:    Robert Wood
Title:     President

COMPANY:
PROLEXIC TECHNOLOGIES, INC.
/s/ Scott Hammack
By: Scott Hammack
Title: CEO

-Signature Page to Agreement and Plan of Merger-

REPRESENTATIVE:
Shareholder Representative Services LLC
Solely in its capacity as the Representative
/s/ Mark B. Vogel
By: Mark B. Vogel
Title:Managing Director

-Signature Page to Agreement and Plan of Merger-

Solely for purposes of Sections 1.10, 1.11, 2.3, 2.4 and Article VI and Article VII:
PRINCIPAL STOCKHOLDERS:

CAMDEN PARTNERS STRATEGIC FUND IV, L.P.

By:     Camden Partners Strategic IV, LLC
Its General Partner

By:     Camden Partners Strategic Manager, LLC
Its Managing Member

By: /s/ Jason Tagler
Name:    Jason Tagler
Title:    Managing Member

CAMDEN PARTNERS STRATEGIC FUND IV-A, L.P.

By:     Camden Partners Strategic IV, LLC
Its General Partner

By:     Camden Partners Strategic Manager, LLC
Its Managing Member

By: /s/ Jason Tagler
Name:    Jason Tagler
Title:    Managing Member

-Signature Page to Agreement and Plan of Merger-

Solely for purposes of Sections 1.10, 1.11, 2.3, 2.4 and Article VI and Article VII:
PRINCIPAL STOCKHOLDERS:
KENNET III A LP

By:     Kennet Capital Management (Jersey) Limited
Its Manager
By: /s/ Davinia Smith
Name:Davinia Smith
Title: Director

KENNET III B LP

By:     Kennet Capital Management (Jersey) Limited
Its Manager
By: /s/ Davinia Smith
Name:Davinia Smith
Title: Director

-Signature Page to Agreement and Plan of Merger-

Solely for purposes of Sections 1.10, 1.11, 2.3, 2.4 and Article VI and Article VII:
PRINCIPAL STOCKHOLDERS:

TRIDENT CAPITAL FUND-VII, L.P.
TRIDENT CAPITAL FUND-VII PRINCIPALS
FUND, L.L.C.

Executed by the undersigned as an authorized
signatory of the General Partner of Trident
Capital Fund-VII, L.P. and of the Managing
Member of Trident Capital Fund-VII Principals    Fund, L.L.C.

By: /s/ John H. Moragne
Name:John H. Moragne
Title:    Authorized Signatory

-Signature Page to Agreement and Plan of Merger-

Solely for purposes of Sections 1.10, 1.11, 2.3, 2.4 and Article VI and Article VII:
PRINCIPAL STOCKHOLDERS:

/s/ Scott Hammack
Scott Hammack

-Signature Page to Agreement and Plan of Merger-

EXHIBIT A
FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”), is entered into as of [_________ ___], 2013, by and among (i) Akamai Technologies, Inc., a Delaware corporation (the “Buyer”), (ii) Shareholder Representative Services LLC (the “Representative”), solely in its capacity as the representative of the Equity Holders (as defined below), and (iii) U.S. Bank National Association, as escrow agent (the “Escrow Agent”). The Buyer, the Representative and the Escrow Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
A.    The Buyer, Panther Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Transitory Subsidiary”), Prolexic Technologies, Inc., a Delaware corporation (the “Company”), and the Representative entered into an Agreement and Plan of Merger dated December 2, 2013 (the “Merger Agreement”), providing for the merger of the Transitory Subsidiary with and into the Company and setting forth certain covenants and conditions in respect thereof. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement, a copy of which is attached hereto as Exhibit A for reference purposes only.
B.    The Merger Agreement provides that a portion of the Merger Consideration (as defined below) to be paid by the Buyer to the Equity Holders thereunder shall be held in escrow pursuant to this Agreement.
C.    The Buyer, the Equity Holders and the Representative desire that the Escrow Agent hold and release such escrowed consideration, and the Escrow Agent is willing to do so, on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.	CERTAIN DEFINED TERMS.
As used in this Agreement, the following terms shall have the following meanings:
“Agreed Amount” shall mean that part of a Claimed Amount, comprising part but not all of the Claimed Amount, which the Representative agrees is recoverable by the Buyer.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“Claim Notice” shall mean written notification which contains (a) a description of the Damages incurred or reasonably expected to be incurred by the Buyer, and the Claimed Amount of such Damages, to the extent then known, (b) a statement that the Buyer is entitled to indemnification under Article VI of the Merger Agreement for such Damages and a reasonable explanation of the basis therefor, and (c) where such Damages are known, a demand for payment in the amount of such Damages.
“Claimed Amount” shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Buyer in connection with a claim for indemnification pursuant to Article VI of the Merger Agreement.
“Company Stockholders” shall mean the stockholders of record of the Company immediately prior to the effective time of the merger effected pursuant to the Merger Agreement.
“Damages” shall mean any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in a settlement entered into in accordance with the Merger Agreement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation, arbitration or other dispute resolution procedures), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Buyer and the Equity Holders, as set forth in Section 6.2(e)(vi) of the Merger Agreement.
“Dispute” shall mean the dispute resulting if the Representative in a Response disputes the liability of the Equity Holders for all or part of a Claimed Amount.
“Equity Holders” shall mean the Company Stockholders and the holders of any vested Options outstanding immediately prior to the Effective Time.
“Expected Claim Notice” shall mean a notice delivered by the Buyer to the Representative to the effect that, as a result of a legal proceeding instituted by or written claim made by a third party, the Buyer reasonably expects to incur Damages for which it is entitled to indemnification under Article VI of the Merger Agreement.
“Governmental Entity” shall mean any federal, state, local or foreign government or any court, arbitrational tribunal, administrative agency or commission or government authority acting under the authority of the federal or any state, local or foreign government.
“Law” shall mean any United States federal, state or local or foreign law, common law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any decree, order, injunction, rule, judgment, consent of or by any Governmental Entity, or any permit or similar right granted under any of the foregoing, or any similar provision actually having the force or effect of law.
“Legal Proceeding” shall mean any action, suit, proceeding, claim, complaint, hearing, arbitration or investigation, in each case before any Governmental Entity or before any arbitrator.
“Merger Consideration” shall mean the consideration payable by the Buyer to the Equity Holders pursuant to the Merger Agreement.
“Paying Agent” shall mean U.S. Bank National Association.
“Person” shall mean an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.
“Response” shall mean a written response containing the information provided for in Section 6.2(c) of the Merger Agreement.
“Third Party Action” shall mean any Legal Proceeding by a Person other than a Party for which indemnification may be sought by the Buyer under Article VI of the Merger Agreement.

2.	APPOINTMENT OF ESCROW AGENT. THE ESCROW AGENT IS HEREBY CONSTITUTED AND APPOINTED AS ESCROW AGENT HEREUNDER.

3.
ESCROW FUND. ON THE CLOSING DATE, THE BUYER SHALL DELIVER TO THE ESCROW AGENT AN AMOUNT EQUAL TO $50,375,000 IN IMMEDIATELY AVAILABLE FUNDS (THE “ESCROW FUND”), TO BE HELD BY THE ESCROW AGENT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. SUCH AMOUNT, ANY ADDITIONAL DEPOSITS THEREIN, AND ANY INTEREST EARNED THEREON, SHALL BE CONSIDERED THE ESCROW FUND FOR PURPOSES HEREOF. THE ESCROW AGENT HEREBY AGREES TO ACT WITH RESPECT TO THE ESCROW FUND AS HEREINAFTER SET FORTH. THE ESCROW FUND WILL BE RETAINED BY THE ESCROW AGENT FOR SAFEKEEPING PURSUANT TO THE TERMS HEREOF (A) AS SECURITY FOR ANY ADJUSTMENT TO THE AMOUNT OF THE MERGER CONSIDERATION PURSUANT TO SECTION 1.9 OF THE MERGER AGREEMENT, (B) AS SECURITY FOR THE INDEMNITY OBLIGATIONS OF THE EQUITY HOLDERS SET FORTH IN ARTICLE VI OF THE MERGER AGREEMENT AND (C) AS THE SOURCE FOR PAYMENT OF THE ADDITIONAL MERGER CONSIDERATION.

4.	RELEASE OF ESCROW FUND. THE ESCROW AGENT SHALL RELEASE AMOUNTS IN THE ESCROW FUND ONLY IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.

4.1.
In the event that the Buyer desires to seek an indemnification claim hereunder, the Buyer shall provide the Escrow Agent with a Claim Notice or Expected Claim Notice signed by the Buyer. Such Claim Notice or Expected Claim Notice shall specify the Claimed Amount. Such Claim Notice or Expected Claim Notice shall be sent by the Buyer to the Escrow Agent and to the Representative simultaneously.

4.2.
If the Escrow Agent receives a Claim Notice, and within twenty (20) days after the receipt by the Escrow Agent of such Claim Notice either (a) does not receive a Response from the Representative, or (b) receives a Response from the Representative in which the Representative agrees that the Buyer is entitled to receive all of the Claimed Amount, then, in either such case, the Escrow Agent will release to the Buyer, on behalf of the Equity Holders, from the Escrow Fund, an amount in immediately available funds as specified in such Claim Notice within three (3) Business Days after the expiration of such twenty (20)-day period. The Representative shall send a copy of any Response to the Buyer at the same time such Response is sent to the Escrow Agent.

4.3.
If the Escrow Agent receives a Response that relates to a Claim Notice (other than a Response covered by Section 4.2 above) within twenty (20) days after the receipt by the Representative of such Claim Notice, the Escrow Agent will, in respect of such Claim Notice, release to the Buyer, from the Escrow Fund an amount in immediately available funds equal to the Agreed Amount, within three (3) Business Days after the receipt of such Response. Acceptance by the Buyer of a partial payment of the Claimed Amount shall be without prejudice to the Buyer’s right to claim the balance of any Claimed Amount.

4.4.
In case the Representative shall provide a Response with respect to any Claim Notice in accordance with Section 4.3 above, during the thirty (30)-day period following delivery of the Response, the Representative and the Buyer shall use good faith efforts to resolve the Dispute. If, within thirty (30) days after receipt of a Response involving a Dispute, the Representative and the Buyer are unable to agree on a resolution of the matter, the parties shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Representative and the Buyer agree in writing to submit the Dispute to such arbitration, then the provisions of Section 6.2(e) of the Merger Agreement shall become effective with respect to such Dispute. The provisions of this Section 4.4 shall not obligate the Representative and the Buyer to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Representative and the Buyer to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of Delaware, in accordance with Section 10.11 of the Merger Agreement. The Representative and the Buyer shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both parties setting forth such resolution (which notice shall be consistent with the terms of the resolution of the Dispute) and instructing the Escrow Agent to either (i) retain all amounts in escrow, (ii) deliver to the Buyer, on behalf of the Equity Holders, from the Escrow Fund, an amount in immediately available funds set forth in such notice within three (3) Business Days, or (iii) deliver amounts to Equity Holders in the event such amount is to be released from escrow pursuant to the terms of this Agreement.

4.5.
If the amount of the Final Closing Adjustment exceeds the amount of the Estimated Closing Adjustment, as determined pursuant to the Merger Agreement, the Buyer and the Representative shall jointly notify the Escrow Agent within three (3) Business Days after any such determination is made pursuant to the terms of the Merger Agreement, and the Escrow Agent shall make the disbursement from the Escrow Fund to the Buyer in the amount set forth in such notice within three (3) Business Days following its receipt of such notice.

4.6.
Within three (3) Business Days after [________], 201__ (such date, the “Initial Escrow Release Date”), the Escrow Agent shall release to the Paying Agent for distribution to the Equity Holders (a) $25,187,500 of the original Escrow Amount, minus (b) an amount equal to the sum of (i) any portion of the Escrow Amount previously released to the Buyer, (ii) the total Claimed Amount pending as of the Initial Escrow Release Date and (iii) any amount of the Escrow Fund due to be released or disbursed under a Claim Notice or an Expected Claim Notice or written notice of release which has not been released or disbursed as of the Initial Escrow Release Date (the “Initial Release Amount”). In the event any Claimed Amount pending as of the Initial Escrow Release Date is resolved in favor of the Equity Holders after the Initial Escrow Release Date, the portion of the Claimed Amount that has been resolved in favor of the Equity Holders and that otherwise would have been released on the Initial Escrow Release Date shall be promptly released to the Paying Agent for distribution to Equity Holders.

4.7.
Within three (3) Business Days after [________], 201[5] (such date, the “Escrow Termination Date”), the Escrow Agent shall release to the Paying Agent for distribution to the Equity Holders all of the remaining Escrow Fund then held by the Escrow Agent (the “Release Amount”) less an amount equal to the sum of (a) the total Claimed Amount pending as of the Escrow Termination Date and (b) any amount of the Escrow Fund due to be released or disbursed under a Claim Notice or an Expected Claim Notice or written notice of release which has not been released or disbursed as of the Escrow Termination Date. In the event that any of the Release Amount is not released to the Paying Agent pursuant to the first sentence of this Section 4.7, then any such remaining Release Amount shall be released or disbursed only in accordance with Sections 4.2, 4.3 or 4.4 hereof.

4.8.
The Escrow Agent shall, promptly after each release or disbursement of the Escrow Funds set forth in this Section 4, deliver to the Representative and the Buyer a notice setting forth the aggregate amount of Escrow Funds so released or disbursed to the Paying Agent for distribution to the Equity Holders or to the Buyer and the balance of the Escrow Funds as of such date.

4.9.
Notwithstanding anything to the contrary set forth herein, in the event that any portion of the Escrow Fund has been released to the Buyer in respect of an indemnification claim made by the Buyer pursuant to Section 6.1(b) of the Merger Agreement, the Representative shall provide to the Escrow Agent and the Buyer a revised Schedule I to the Merger Agreement which shall reflect the amount released to the Buyer in respect of such claim; provided, that the amount released to the Buyer in respect of an indemnification claim made by the Buyer pursuant to Section 6.1(b) of the Merger Agreement shall be funded solely from the escrow contribution of the Company Stockholder that is severally liable for such claim, and in no event shall the contribution of any other Equity Holder to the Escrow Fund be increased as a result thereof. The Escrow Agent shall promptly deliver a copy of such revised Schedule I to the Merger Agreement to the Paying Agent.

5.	INVESTMENT OF ESCROW FUND.

5.1.
Permitted Investments. Any monies held in the Escrow Fund shall be invested by the Escrow Agent, to the extent permitted by Law and as directed by the Representative in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) repurchase obligations for underlying securities of the type described in Section 5.1(i), (iii) obligations (including certificates of deposit and bankers’ acceptances) of domestic commercial banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iv) commercial paper rated at least A‑1 or P‑1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa, (v) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iv) or (vi) investment in the

Escrow Agent’s “Money Market Deposit Account” (“MMDA”), as described in Annex A hereto. If otherwise qualified, obligations of the Escrow Agent or any of its affiliates shall qualify as Eligible Investments. Notwithstanding the foregoing, Eligible Investments shall be limited to those instruments readily obtainable and routinely offered by the Escrow Agent’s Corporate Trust Services. If the Representative does not provide the Escrow Agent with any written instruction regarding a choice of investments, the Escrow Agent will invest the Escrow Fund in the MMDA until such investment instruction is received. None of the Escrow Agent, the Representative or the Buyer shall have any liability for any investment losses, including, without limitation, any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

5.2.
Tax Reporting. All interest and other income earned from the investment of the Escrow Fund shall be allocated and reported to the Buyer for tax purposes. The Buyer agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to the Escrow Fund. The Buyer understands that, in the event its tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

5.3.
Transaction Confirmations. The Parties acknowledge that, to the extent regulations of the Comptroller of the Currency, or other applicable regulatory entity, grants the Parties the right to receive individual confirmations of security transactions at no additional cost, as they occur, such Parties specifically waive receipt of such confirmations to the extent permitted by Law. The Escrow Agent will furnish the other Parties hereto with periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent hereunder.

6.
TRANSFERABILITY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE INTEREST OF THE EQUITY HOLDERS, THE BUYER OR THE ESCROW AGENT IN THE ESCROW FUND SHALL NOT BE ASSIGNABLE OR TRANSFERABLE, OTHER THAN BY OPERATION OF LAW; PROVIDED, HOWEVER, THAT EACH SUCH ASSIGNEE OR TRANSFEREE AGREES IN WRITING TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT AS IF HE WERE AN ORIGINAL PARTY HERETO AND FURTHER PROVIDED THAT THE ASSIGNOR PROVIDES THE OTHER PARTIES HERETO PRIOR WRITTEN NOTICE OF SUCH ASSIGNMENT OR TRANSFER. THE ESCROW FUND SHALL BE HELD AS AN ESCROW FUND AND NONE OF THE EQUITY HOLDERS OR ANY PARTY HERETO SHALL PLEDGE, GRANT A LIEN OR OTHER SECURITY INTEREST, GRANT AN OPTION OR OTHERWISE ENCUMBER ITS INTERESTS IN THE ESCROW FUND. ANY ASSIGNMENT, TRANSFER OR

ENCUMBRANCE OF AN INTEREST IN THE ESCROW FUND IN VIOLATION OF THIS SECTION 6 SHALL BE VOID.

7.
TERMINATION. THIS AGREEMENT SHALL TERMINATE UPON RELEASE, IN ACCORDANCE WITH THE PROVISIONS HEREOF, OF ALL OF THE ESCROW FUNDS. THE OBLIGATIONS OF THE BUYER AND THE EQUITY HOLDERS TO PAY ACCRUED FEES TO THE ESCROW AGENT PURSUANT TO SECTION 9.7 HEREOF AND OF THE BUYER AND THE EQUITY HOLDERS TO INDEMNIFY THE ESCROW AGENT PURSUANT TO SECTION 9.8 HEREOF SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT OR REPLACEMENT OF THE ESCROW AGENT HEREUNDER.

8.
NO CREDITOR RIGHTS. THE BUYER AND THE EQUITY HOLDERS SHALL BE ENTITLED TO RECEIVE AMOUNTS FROM THE ESCROW FUND SOLELY IN ACCORDANCE WITH THE TERMS HEREOF. NO CREDITOR OF THE BUYER, THE COMPANY, THE PAYING AGENT OR THE EQUITY HOLDERS WILL HAVE ANY RIGHTS IN OR TO THE ESCROW FUND SO LONG AS SUCH ESCROW FUND REMAINS SUBJECT TO THE TERMS OF THIS AGREEMENT.

9.	MATTERS RELATING TO THE ESCROW AGENT.

9.1.
The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. Unless otherwise determined in this Agreement, the Escrow Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless it is in writing and signed by the Buyer and the Representative, and received by the Escrow Agent, and, if the Escrow Agent’s duties as Escrow Agent hereunder are affected, unless the Escrow Agent shall have given its prior written consent thereto.

9.2.
The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written instructions or notices furnished to it hereunder and believed by it to be genuine and to have been signed and presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity or accuracy of any such document. The Escrow Agent shall be under no duty to solicit any funds that may be deliverable to it under the terms of this Agreement. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing jointly by the Buyer and the Representative or by a final order.

9.3.
The Escrow Agent will not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the rights and powers conferred upon it by this Agreement (other than actions or inactions in bad faith or for its gross negligence or willful misconduct), and may consult with outside counsel of its own choice and will be fully protected for any action taken by it hereunder in good faith and in accordance with the written opinion of such counsel.

9.4.
Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of such Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act upon at least sixty (60) days’ prior written notice to the Buyer and the Representative; provided that Buyer shall have the right within thirty (30) days after receiving any such notice to appoint a different escrow agent, subject to the consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

9.5.
The Escrow Agent may resign by giving written notice of such resignation to the Buyer and the Representative specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect; provided, however, that such resignation shall not become effective until a successor escrow agent shall have been appointed and shall have accepted such appointment in writing and all consideration held in escrow pursuant to this Agreement has been transferred to such successor escrow agent. Promptly after such notice, the Buyer and the Representative will, by mutual agreement, appoint a successor escrow agent, such successor escrow agent to hold the consideration theretofore deposited with such Escrow Agent upon the resignation date specified in such notice. If a successor escrow agent is not appointed within thirty (30) days after written notice of resignation by the Escrow Agent is received by the Buyer and the Representative, such Escrow Agent shall have the right to petition any court of competent jurisdiction for the appointment of a successor escrow agent.

9.6.
The Buyer and the Representative may by mutual agreement at any time substitute a new escrow agent(s) by giving fifteen (15) days’ notice thereof to the Escrow Agent then acting. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives delivery of all consideration held in escrow pursuant to this Agreement.

9.7.
The Buyer, on the one hand, and the Equity Holders, on the other hand, shall each (i) pay to the Escrow Agent 50% of its service fees, as stated in Exhibit B attached hereto, and (ii) reimburse the Escrow Agent upon request for 50% of all reasonable expenses, disbursements and advances, including (1) overnight delivery service charges and (2) reasonable attorneys’ fees incurred or made by it in connection with carrying out its duties hereunder. The Escrow Agent shall invoice each of the Buyer and the Representative (with respect to obligations of the Equity Holders) separately in accordance with the provisions of this Section 9.7. The Escrow Agent shall not be required to release any Escrow Fund amounts hereunder to the Paying Agent for distribution to the Equity Holders if, at the time such Escrow Fund amounts are to be released in accordance with this Agreement, there are any outstanding fees and expenses attributable to the Equity Holders payable to the Escrow Agent pursuant to the terms of this Agreement. Upon payment of all such outstanding fees and expenses attributable to Equity Holders, the Escrow Agent shall promptly release such Escrow Fund amounts, as applicable, in accordance with this Agreement.

9.8.
The Buyer and the Equity Holders, jointly and severally, each agree to indemnify the Escrow Agent and its respective shareholders, directors, officers, agents and employees for, and to hold them harmless as to any liability, claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, incurred by it by reason of, or relating to, it having accepted such appointment or in carrying out the terms and its duties hereof, other than as incurred by reason of such Escrow Agent’s gross negligence, bad faith or willful misconduct.

9.9.
The Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including, without limitation, the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby. The Escrow Agent shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Escrow Agreement, each of which is ministerial and not fiduciary in nature. Notwithstanding anything in this Agreement to the contrary, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be responsible for delays or failures in performance due to acts of God, strikes, lockouts, riots, acts of war, terrorist attacks, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

9.10.
The Escrow Agent is authorized to comply with and obey all laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If the Escrow Agent so complies, it shall not be liable even if such Law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

10.
NOTICES. ALL NOTICES, REQUESTS, CLAIMS, DEMANDS AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED TO BE GIVEN HEREUNDER SHALL BE IN WRITING AND WILL BE DELIVERED BY HAND OR SENT, POSTAGE PREPAID, BY EXPRESS MAIL OR REPUTABLE OVERNIGHT COURIER SERVICE, IN EACH CASE WHERE THERE IS CONFIRMATION OF DELIVERY, AND WILL BE DEEMED GIVEN ON THE EARLIER OF (A) THE DATE OF ACTUAL RECEIPT, OR (B) FIVE (5) BUSINESS DAYS AFTER BEING SO MAILED (TWO (2) BUSINESS DAYS IN THE CASE OF OVERNIGHT COURIER SERVICE). ALL SUCH NOTICES,

REQUESTS, CLAIMS, DEMANDS AND OTHER COMMUNICATIONS WILL BE ADDRESSED AS SET FORTH BELOW, OR PURSUANT TO SUCH OTHER INSTRUCTIONS AS MAY BE DESIGNATED IN WRITING BY THE PARTY TO RECEIVE SUCH NOTICE IN ACCORDANCE WITH THIS SECTION 10:
(a)    if to the Representative:
Shareholder Representative Services LLC
1614 15th Street, Suite 200
Denver, CO 80202
Attn: Managing Director
Email: deals@shareholderrep.com
Telecopy: (303) 623-0294
Telephone: (303) 648-4085
With a copy to:
Bradley Arant Boult Cummings, LLP
1600 Division Street, Suite 700
Nashville, TN 37203
Attn: Jeffrey S. Buschmann, Esq.
Telecopy: (615-252-6388)
Telephone: (615-252-2388

(b)    if to the Buyer:
Akamai Technologies, Inc.
8 Cambridge Center
Cambridge, MA 02142
Attn: Melanie Haratunian
Senior Vice President and General Counsel
Telecopy: (617) 444-3695
Telephone: (617) 444-3000

with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: Susan W. Murley, Esq. and Hal J. Leibowitz, Esq.
    Telecopy: (617) 526-5000
    Telephone: (617) 526-6000

(c)    If to the Escrow Agent:
U.S. Bank National Association
Corporate Trust Services
[________________]
Attn: [______________]
Ref: [_________________]
Tel:    [____________]
Fax:    [____________]

Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or document is required to be delivered to both the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that each notice or document was received by such Person when it is received by the Escrow Agent.

11.
OPTIONAL SECURITY PROCEDURES. IN THE EVENT FUNDS TRANSFER INSTRUCTIONS, ADDRESS CHANGES OR CHANGE IN CONTACT INFORMATION ARE GIVEN (OTHER THAN IN WRITING AT THE TIME OF EXECUTION OF THIS ESCROW AGREEMENT), WHETHER IN WRITING, BY FACSIMILE OR OTHERWISE, THE ESCROW AGENT IS AUTHORIZED BUT SHALL BE UNDER NO DUTY TO SEEK CONFIRMATION OF SUCH INSTRUCTIONS BY TELEPHONE CALL-BACK TO THE PERSON OR PERSONS DESIGNATED ON SCHEDULE A HERETO, AND THE ESCROW AGENT MAY RELY UPON THE CONFIRMATION OF ANYONE PURPORTING TO BE THE PERSON OR PERSONS SO DESIGNATED. THE PERSONS AND TELEPHONE NUMBERS FOR CALL-BACKS MAY BE CHANGED ONLY IN WRITING ACTUALLY RECEIVED AND ACKNOWLEDGED BY THE ESCROW AGENT AND SHALL BE EFFECTIVE ONLY AFTER THE ESCROW AGENT HAS A REASONABLE OPPORTUNITY TO ACT ON SUCH CHANGES. IF THE ESCROW AGENT IS UNABLE TO CONTACT ANY OF THE DESIGNATED REPRESENTATIVES IDENTIFIED IN SCHEDULE A, THE ESCROW AGENT IS HEREBY AUTHORIZED BUT SHALL BE UNDER NO DUTY TO SEEK CONFIRMATION OF SUCH INSTRUCTIONS BY TELEPHONE CALL-BACK TO ANY ONE OR MORE OF PURCHASER OR THE REPRESENTATIVE’S EXECUTIVE OFFICERS (“EXECUTIVE OFFICERS”), AS THE CASE MAY BE, WHICH SHALL INCLUDE THE TITLES OF CHIEF EXECUTIVE OFFICER, PRESIDENT AND VICE PRESIDENT, AS THE ESCROW AGENT MAY SELECT. SUCH EXECUTIVE OFFICER SHALL DELIVER TO THE ESCROW

AGENT A FULLY EXECUTED INCUMBENCY CERTIFICATE, AND THE ESCROW AGENT MAY RELY UPON THE CONFIRMATION OF ANYONE PURPORTING TO BE ANY SUCH OFFICER. PURCHASER AND THE REPRESENTATIVE AGREE THAT THE ESCROW AGENT MAY AT ITS OPTION RECORD ANY TELEPHONE CALLS MADE PURSUANT TO THIS SECTION. THE ESCROW AGENT IN ANY FUNDS TRANSFER MAY RELY SOLELY UPON ANY ACCOUNT NUMBERS OR SIMILAR IDENTIFYING NUMBERS PROVIDED BY PURCHASER OR THE REPRESENTATIVE TO IDENTIFY (A) THE BENEFICIARY, (B) THE BENEFICIARY'S BANK, OR (C) AN INTERMEDIARY BANK. THE ESCROW AGENT MAY APPLY ANY OF THE ESCROW FUNDS FOR ANY PAYMENT ORDER IT EXECUTES USING ANY SUCH IDENTIFYING NUMBER, EVEN WHEN ITS USE MAY RESULT IN A PERSON OTHER THAN THE BENEFICIARY BEING PAID, OR THE TRANSFER OF FUNDS TO A BANK OTHER THAN THE BENEFICIARY'S BANK OR AN INTERMEDIARY BANK DESIGNATED. PURCHASER AND THE REPRESENTATIVE ACKNOWLEDGE THAT THESE OPTIONAL SECURITY PROCEDURES ARE COMMERCIALLY REASONABLE.

12.	GOVERNING LAW; CONSENT TO JURISDICTION.

12.1.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each Party hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment relating thereto, and each Party hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such courts. Each Party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party hereby irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by applicable Law.

12.2.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.2.

13.
REPRESENTATIVE. THE EQUITY HOLDERS, BY THE APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT AND/OR THEIR ACCEPTANCE OF ANY CONSIDERATION PURSUANT TO THE MERGER AGREEMENT, AUTHORIZED AND CONSENTED TO: (A) THE APPOINTMENT OF THE REPRESENTATIVE (I) TO MAKE ALL DECISIONS RELATING TO THE CLOSING ADJUSTMENT STATEMENT AND THE DETERMINATION OF THE FINAL CLOSING ADJUSTMENT AND THE ADJUSTED MERGER CONSIDERATION PURSUANT TO SECTION 1.9 OF THE MERGER AGREEMENT, (II) TO TAKE ALL ACTION NECESSARY IN CONNECTION WITH THE DEFENSE AND/OR SETTLEMENT OF ANY CLAIMS FOR WHICH THE EQUITY HOLDERS MAY BE REQUIRED TO INDEMNIFY THE BUYER AND/OR THE SURVIVING CORPORATION (AS DEFINED IN THE MERGER AGREEMENT) PURSUANT TO THE MERGER AGREEMENT AND (III) TO TAKE ANY AND ALL ADDITIONAL ACTION AS IS CONTEMPLATED TO BE TAKEN BY OR ON BEHALF OF THE EQUITY HOLDERS BY THE TERMS OF THIS AGREEMENT; (B) THE ESTABLISHMENT OF THE ESCROW FOR THE ESCROW FUNDS TO SECURE THE EQUITY HOLDERS’ INDEMNIFICATION OBLIGATIONS UNDER ARTICLE VI OF THE MERGER AGREEMENT AND TO SATISFY ANY POST-CLOSING ADJUSTMENT OBLIGATIONS TO THE BUYER PURSUANT TO SECTION 1.9 OF THE MERGER AGREEMENT, ALL IN THE MANNER SET FORTH HEREIN; AND (C) ALL OF THE OTHER TERMS, CONDITIONS AND LIMITATIONS IN THIS AGREEMENT.

14.
ENTIRE AGREEMENT. EXCEPT FOR THE PROVISIONS OF THE MERGER AGREEMENT REFERENCED HEREIN, THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR NEGOTIATIONS, AGREEMENTS AND UNDERSTANDINGS OF THE PARTIES OF ANY NATURE, WHETHER ORAL OR WRITTEN, RELATING THERETO.

15.
AMENDMENTS. NO AMENDMENT OR MODIFICATION OF THE TERMS OF THIS AGREEMENT SHALL BE BINDING OR EFFECTIVE UNLESS EXPRESSED IN WRITING AND SIGNED BY EACH PARTY. THIS AGREEMENT AND ALL OF THE PROVISIONS HEREOF SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS.

16.	WARRANTIES. EACH PARTY EXECUTING THIS AGREEMENT WARRANTS ITS AUTHORITY TO EXECUTE THIS AGREEMENT.

17.
FURTHER ASSURANCES. IF AT ANY TIME THE ESCROW AGENT SHALL CONSIDER OR BE ADVISED THAT ANY FURTHER AGREEMENTS, ASSURANCES OR OTHER DOCUMENTS ARE REASONABLY NECESSARY OR DESIRABLE TO CARRY OUT THE PROVISIONS HEREOF AND THE

TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES SHALL EXECUTE AND DELIVER ANY AND ALL SUCH AGREEMENTS OR OTHER DOCUMENTS, AND DO ALL THINGS NECESSARY OR APPROPRIATE TO CARRY OUT FULLY THE PROVISIONS HEREOF.

18.
COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT. THE EXCHANGE OF A FULLY EXECUTED AGREEMENT (IN COUNTERPARTS OR OTHERWISE) BY ELECTRONIC TRANSMISSION IN .PDF FORMAT OR BY FACSIMILE SHALL BE SUFFICIENT TO BIND THE PARTIES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

19.	CAPTIONS. THE SECTION CAPTIONS HEREIN ARE FOR CONVENIENCE OF REFERENCE ONLY, DO NOT CONSTITUTE PART OF THIS AGREEMENT AND WILL NOT BE DEEMED TO LIMIT OR OTHERWISE AFFECT ANY OF THE PROVISIONS HEREOF.

20.
SEVERABILITY. IF ANY PROVISION OF THIS AGREEMENT OR THE APPLICATION THEREOF TO ANY PERSON OR CIRCUMSTANCE IS DETERMINED BY A COURT OF COMPETENT JURISDICTION TO BE INVALID, VOID OR UNENFORCEABLE, THE REMAINING PROVISIONS HEREOF, OR THE APPLICATION OF SUCH PROVISION TO PERSONS OR CIRCUMSTANCES OTHER THAN THOSE AS TO WHICH IT HAS BEEN HELD INVALID OR UNENFORCEABLE, SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL IN NO WAY BE AFFECTED, IMPAIRED OR INVALIDATED THEREBY.

21.
DISPUTE RESOLUTION. IT IS UNDERSTOOD AND AGREED THAT, SHOULD ANY DISPUTE ARISE WITH RESPECT TO THE DELIVERY, OWNERSHIP, RIGHT OF POSSESSION, AND/OR DISPOSITION OF THE ESCROW FUND, OR SHOULD ANY CLAIM BE MADE UPON THE ESCROW AGENT OR THE ESCROW FUND BY A THIRD PARTY, THE ESCROW AGENT UPON RECEIPT OF NOTICE OF SUCH DISPUTE OR CLAIM IS AUTHORIZED AND SHALL BE ENTITLED (AT ITS SOLE OPTION AND ELECTION) TO RETAIN IN ITS POSSESSION WITHOUT LIABILITY TO ANYONE, ALL OR ANY OF SAID ESCROW FUND UNTIL SUCH DISPUTE SHALL HAVE BEEN SETTLED EITHER BY THE MUTUAL WRITTEN AGREEMENT OF THE PARTIES INVOLVED OR BY A FINAL ORDER, DECREE OR JUDGMENT OF A COURT IN THE UNITED STATES OF AMERICA, THE TIME FOR PERFECTION OF AN APPEAL OF SUCH ORDER, DECREE OR JUDGMENT HAVING EXPIRED. THE ESCROW AGENT MAY, BUT SHALL BE UNDER NO DUTY WHATSOEVER TO, INSTITUTE OR DEFEND ANY LEGAL PROCEEDINGS WHICH RELATE TO THE ESCROW FUND.

22.
CUSTOMER IDENTIFICATION PROGRAM. EACH OF THE BUYER AND THE REPRESENTATIVE ACKNOWLEDGE RECEIPT OF THE NOTICE SET FORTH ON EXHIBIT C ATTACHED HERETO AND MADE PART HEREOF AND THAT INFORMATION MAY BE REQUESTED TO VERIFY THEIR IDENTITIES.

23.	USE OF NAME. THE PARTIES HEREBY AGREE NOT TO USE THE NAME OF U.S. BANK NATIONAL ASSOCIATION TO IMPLY AN ASSOCIATION WITH THE TRANSACTION OTHER THAN THAT OF A LEGAL ESCROW AGENT.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
AKAMAI TECHNOLOGIES, INC.

By:
Name:
Title:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Representative

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT A
MERGER AGREEMENT
[Attached]

EXHIBIT B
FORM OF LETTER OF TRANSMITTAL

Notice and Payment Instruction Letter
For Shares of Capital Stock of
Prolexic Technologies, Inc.
Surrendered for Cash Payment Pursuant to the Acquisition of
Prolexic Technologies, Inc.
by
Akamai Technologies, Inc.
The Paying Agent for the Acquisition is:
U.S. Bank National Association
DELIVERY INSTRUCTIONS

DELIVERY INSTRUCTIONS
By First Class Mail: U. S. Bank National Association Attn: Specialized Finance 60 Livingston Avenue – EP-MN-WS2N St. Paul, MN 55107-2292	By Courier or Overnight Delivery: U. S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402
For information please email escrowexchangepayments@usbank.com or call 651-466-7150

THE INSTRUCTIONS ACCOMPANYING THIS PAYMENT INSTRUCTION LETTER SHOULD BE READ CAREFULLY BEFORE THIS PAYMENT INSTRUCTION LETTER IS COMPLETED.
IF SHARES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE PAYMENT INSTRUCTION LETTER MUST BE SUBMITTED FOR EACH DIFFERENT HOLDER. SEE INSTRUCTION 4.

DESCRIPTION OF SHARES SURRENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear on the Company’s stock ledger)	Shares Held
Class or Series	Number of Shares
Series A Preferred Stock
Series A1 Preferred Stock
Series B Preferred Stock
Series C Preferred Stock
Common Stock

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 3, 4, 5 and 7)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3 and 7)
Fill in ONLY if check is to be issued in a name other than that set forth above.*	Fill in ONLY if check is to be issued in the name set forth above but delivered to an address other than that set forth above.

Issue and deliver check to:	Deliver check to:

Name	Name
(Please Print)	(Please Print)
Address	Address

             (Include Zip Code)
**TIN#
(Tax Identification or Social Security Number)
*Requires signature guarantee. See Instruction No. 3 to this Payment Instruction Letter.
** Fill in Taxpayer Identification Number of Payee above. See Instruction 11 to this Payment Instruction Letter.
(Include Zip Code) *Requires signature guarantee. See Instruction No. 3 to this Payment Instruction Letter.
(See Instruction 11)

WIRE PAYMENT INSTRUCTIONS
If you wish to have cash consideration to be issued to you in the Merger (as defined herein) sent by wire transfer, please complete the remainder of this Letter of Transmittal and provide wire instructions below or include such instructions herewith. For international wires, please provide the SWIFT code (BIC) in the Fedwire ABA Number field and the complete IBAN in the Account Number field, if available.
**NOTE: A $25 wire transfer fee will be deducted from the amount otherwise payable hereunder.

Bank Name
Fedwire ABA Number*
Account Name**
Account Number
FFC Account Name (if applicable)
FFC Account Number (if applicable)
Bank Contact/Telephone Number
*Please provide valid Fedwire ABA (Check validity here: http://www.fedwiredirectory.frb.org/search.cfm)
**Please provide the name on the account not the type of account
(If wire is to be issued to an account in a name other than that set forth in the description of shares surrendered box above, See Instructions 3, 4, 5 and 7)

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS
Ladies and Gentlemen:
In connection with the merger (the “Merger”) of Panther Acquisition Corp. (the “Merger Sub”), a wholly owned subsidiary of Akamai Technologies, Inc. (the “Acquiror”), with and into Prolexic Technologies, Inc. (the “Company”), pursuant to an Agreement and Plan of Merger, dated as of December 2, 2013 (as subsequently modified, amended and supplemented, the “Merger Agreement”), by and among the Acquiror, the Merger Sub, the Company and, solely for the limited purposes described therein, the Principal Stockholders (as defined in the Merger Agreement) and Shareholder Representative Services LLC (the “Representative”), the undersigned acknowledges that the above described shares (the “Shares”) converted into the right to receive an initial cash payment, as described in the Merger Agreement, and potential additional future cash payments. The undersigned hereby surrenders all certificates with respect to such Shares (the “Certificates”) and hereby instructs that all of the Shares be exchanged for such initial cash payment and, if applicable, future cash payments, without interest (and subject to applicable withholding contemplated by the Merger Agreement), payable pursuant to the Merger, all as set forth in the Merger Agreement.
By delivery of this Payment Instruction Letter and the Certificates to the Paying Agent (as hereinafter defined) and accepting the Merger consideration, the undersigned hereby (i) forever waives all dissenter’s rights under applicable Delaware law, (ii) withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to the Shares owned by the undersigned, (iii) accepts and agrees to be bound by the provisions of the Merger Agreement, including, without limitation, Article I and the provisions relating to the escrow arrangements, and Article VI and the provisions relating to the indemnification obligations of the Company equity holders, (iv) agrees to and confirms the appointment and authorization of Shareholder Representative Services LLC as the Representative in accordance with the Merger Agreement, including Section 1.11 thereof, and (v) releases each of the Acquiror, the Merger Sub and the Company from any and all claims and liabilities related to the Merger consideration paid or payable by the Acquiror pursuant to the Merger other than the right to receive the transaction consideration as set forth in the Merger Agreement subject to the terms and conditions therein, including the right to receive amounts pursuant to the Escrow Agreement.
The undersigned represents that the undersigned has full authority to surrender the Shares, free and clear of all liens, claims and encumbrances and has no further equity interest or rights in the Company or its subsidiaries. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by the Paying Agent in connection with the surrender of the Shares. All authority conferred or agreed to be conferred in this Payment Instruction Letter shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The surrender of Shares hereby is irrevocable.
The undersigned understands that surrender is not made in acceptable form until the receipt by U.S. Bank National Association (the “Paying Agent”) of the Certificates and this Payment Instruction Letter, or a facsimile hereof, duly completed and signed, together with all accompanying evidences of authority in form satisfactory to the Acquiror (which may delegate power in whole or in part to the Paying Agent). All questions as to validity, form and eligibility of any surrender of Shares hereby will be determined by the Acquiror (which may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding.
The undersigned understands that payment for surrendered Shares will be made as promptly as practicable after this Payment Instruction Letter is received by the Paying Agent in acceptable form.

IMPORTANT
STOCKHOLDER SIGN HERE

(Signature(s) of Owner(s))

Must be signed by registered holder(s) in the exact name(s) in which the shares are held or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4. (For information concerning signature guarantees see Instruction 3.)

Dated: , 201__

Name(s)

(Please Print)

Capacity
(See Instruction 4)

Address

(Including Zip Code)

Area Code and Telephone No. (Business)

Area Code and Telephone No. (Residence)

Tax Identification or Social Security No.
(Complete the Form W-9 provided herewith or the appropriate Form W-8. See Instruction 11.)

SIGNATURE GUARANTEE
(See Instruction 3, if required)

Authorized Signature

Name
(Please Print)

Title
(Please Print)

Name of Firm

Address
(Include Zip Code)

Area Code and Telephone No.

Dated:
Please issue the check to which the undersigned is entitled in the name set forth above and deliver such check to the address set forth above, unless otherwise indicated under the Special Payment Instructions or Special Delivery Instructions above.

INSTRUCTIONS
1. Delivery of Payment Instruction Letter.
This Payment Instruction Letter or a facsimile hereof, filled in and signed, must be received by the Paying Agent, in satisfactory form, in order to make an effective surrender of the Shares. Delivery of the Payment Instruction Letter and other documents shall be effected, and title to the Shares shall pass, only upon proper delivery of the Payment Instruction Letter to the Paying Agent. A mailing envelope addressed to the Paying Agent is enclosed for your convenience.
2.    Terms of Conversion of the Shares.
As of ____________, 201__, the effective time of the Merger, each Share was converted into the right to receive cash merger consideration, without interest, and subject to applicable withholding, as set forth in the Merger Agreement.
3.    Guarantee of Signature.
Signature guarantees are unnecessary unless the registered holder completes the Special Payment Instructions or Special Delivery Instructions. If such instructions are completed, the signature on the Payment Instruction Letter must be guaranteed by a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”).
4.    Signatures on Payment Instruction Letter and Endorsements.
If this Payment Instruction Letter is signed by the registered holder(s) of the Shares surrendered hereby, the signature(s) must correspond with the exact name(s) in which the shares are held.
If any of the Shares surrendered hereby are held of record by two or more joint owners, all such owners must sign this Payment Instruction Letter.
If any of the Shares surrendered hereby are registered in different names on several entries in the Company’s stock ledger, it will be necessary to complete, sign and submit as many separate Payment Instruction Letters as there are different registrations in the Company’s stock ledger.
If this Payment Instruction Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.
5.    Stock Transfer Taxes.
If any check in payment for surrendered Shares is to be issued to any person(s) other than the registered holder(s) of the surrendered Shares, it shall be a condition of the issuance and delivery of such check that the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person(s)) payable on account of the transfer (or transfers) of the surrendered Shares shall be delivered to the Paying Agent or satisfactory evidence of the payment of such taxes or nonapplicability thereof shall be submitted to the Paying Agent before such check will be issued.
6.    Validity of Surrender, Irregularities.
All questions as to validity, form and eligibility of any surrender of Shares hereby will be determined by the Acquiror (which may delegate power in whole or in part to the Paying Agent), and such determination shall be final and binding. The Acquiror reserves the right to waive any irregularities or defects in the surrender of any Shares, and its interpretations of the terms and conditions of the Merger Agreement and of this Payment Instruction Letter (including these instructions) with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been made until all irregularities have been cured or waived.
7.    Special Payment and Delivery Instructions.

Indicate the name and address to which payment for the Shares is to be sent if different from the name and/or address of the person(s) signing this Payment Instruction Letter.
8.    Requests for Information or Additional Copies.
Information and additional copies of this Notice and Payment Instruction Letter may be obtained from the Paying Agent by writing to the address on the front of this Payment Instruction Letter or by calling the Paying Agent at 651-466-7150.
9.    Inadequate Space.
If the space provided on this Payment Instruction Letter is inadequate, additional information should be listed on a separate signed schedule affixed hereto.
10.    Payment Instruction Letter Required.
You will not receive any cash for your Shares unless and until you deliver this Payment Instruction Letter or a facsimile hereof, duly completed and signed, to the Paying Agent, and any required accompanying evidences of authority in form satisfactory to the Acquiror. No interest will be paid on amounts due for the Shares.
11. Form W-9; Form W-8.
Each stockholder surrendering Shares for payment is required to provide the Paying Agent with a correct Taxpayer Identification Number (“TIN”) and certain other information on an IRS Form W-9, or an appropriate IRS Form W-8, as described below. Payments made for shares surrendered with this Payment Instruction Letter will be reported to the Internal Revenue Service as required by the statutes currently in effect.
IMPORTANT TAX INFORMATION
United States federal income tax law generally requires that if your shares are accepted for payment, you or your assignee (in either case, the “Payee”), must provide the Paying Agent (the “Payor”) with the Payee’s correct Taxpayer Identification Number (“TIN”), which, in the case of a Payee who is an individual, is the Payee’s social security number. If the Payor is not provided with the correct TIN or an adequate basis for an exemption, the Payee may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”) and backup withholding at the then-current rate on the gross proceeds received pursuant to the Merger. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained by timely furnishing the required information to the IRS.
To prevent backup withholding, each Payee that is a U.S. Person (as defined in the general instructions to the enclosed Form W-9) must provide such Payee’s correct TIN by completing the enclosed Form W-9, certifying that (i) the TIN provided is correct, (ii) (a) the Payee is exempt from backup withholding, (b) the Payee has not been notified by the Internal Revenue Service that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Payee that such Payee is no longer subject to backup withholding, and (iii) the Payee is a U.S. citizen or other U.S. Person.
If the Payee does not have a TIN, such Payee should consult the specific instructions on the enclosed Form W-9 (the “W-9 Specific Instructions”) for instructions on applying for a TIN and apply for a TIN immediately. If the Payee does not provide such Payee’s TIN to the Payor by the time of payment, backup withholding will apply.
If the Shares are held in more than one name or are not in the name of the actual owner, consult the W-9 Specific Instructions for information on which TIN to report.

Exempt Payees (including, among others, all corporations) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Payee should complete the Form W-9. See the W-9 Specific Instructions for additional instructions.
Each Payee that is not a U.S. Person (including a nonresident alien or foreign entity) must submit an appropriate and properly completed Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as the case may be, signed under penalties of perjury attesting to such status. Such forms may be obtained from the Paying Agent or the IRS at its Internet website: www.irs.gov.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Substitute Form W-9 Request for Taxpayer Identification Number and Certification

Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter below)
Name:
Business name/disregarded entity name if different from above:
Address:
City, State, and Zip Code:

Check appropriate box for federal tax Classification:
⁭ Individual/sole proprietor ⁭ C Corporation ⁭ S Corporation ⁭ Partnership ⁭ Trust/estate
⁭ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership):
⁭ Other:
⁭ Exempt payee
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (TIN)	TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS Enter your taxpayer identification number to the right: For most individuals, this is your social security number (SSN).	Social Security Number (SSN) OR Employer Identification Number (EIN)
Certification – Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien)
Certification Instructions – You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2). The certification requirement does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement account, and payments other than interest and dividends.
SIGNATURE      DATE

For more information, visit the IRS at its Internet website: www.irs.gov

EXHIBIT C
FORM OF STOCKHOLDERS AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT, dated as of December 2, 2013 (this “Agreement”), among the stockholders listed on Exhibit A hereto (collectively, the “Principal Stockholders” and each individually, a “Principal Stockholder”), Prolexic Technologies, Inc., a Delaware corporation (the “Company”), and Akamai Technologies, Inc., a Delaware corporation (the “Buyer”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.
WHEREAS, as of the date hereof, the Principal Stockholders collectively own of record and beneficially shares of capital stock of the Company, as set forth on Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Principal Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);
WHEREAS, concurrently with the execution of this Agreement, Buyer, the Company and the other parties named therein are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Buyer will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation of the Merger (the “Surviving Corporation”); and
WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required that the Principal Stockholders agree, and, in order to induce Buyer to enter into the Merger Agreement, the Principal Stockholders are willing, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:
Section 1.    Voting of Shares.
(a)    Each Principal Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the Company Stockholders, however called, and in any action by written consent of Company Stockholders, such Principal Stockholder agrees to vote all Shares that are beneficially owned by such Principal Stockholder in favor of the adoption of the Merger Agreement and the approval of the Merger.
(b)    Each Principal Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the Company Stockholders, however called, and in any action by written consent of Company Stockholders, such Principal Stockholder agrees to vote any Shares against, and not to vote any Shares in favor of, any Superior Proposal.

(c)    Each Principal Stockholder hereby irrevocably grants to, and appoints, Buyer, and any individual designated in writing by it, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Company Stockholders or at any meeting of the Company Stockholders called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1. Each Principal Stockholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Principal Stockholder’s execution and delivery of this Agreement. Each Principal Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Principal Stockholder under this Agreement. Except as otherwise provided for herein, each Principal Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.
Section 2.    Transfer of Shares. Each Principal Stockholder covenants and agrees that such Principal Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares or (iv) otherwise commit any act, except as permitted by this Agreement or required by order of a court of competent jurisdiction, that could restrict or otherwise affect his, her or its legal power, authority and right to vote all of the Shares then owned of record or beneficially by him, her or it.
Section 3.    Proprietary Information.
(a)    From and after the Closing, the Principal Stockholders and each of their respective Affiliates shall not disclose or make use of any information relating to the business of the Company or the Surviving Corporation that provides the Company, the Surviving Corporation or the Buyer with a competitive advantage (or that could be used to the disadvantage of the Company, the Surviving Corporation or the Buyer by a Competitive Business (as hereinafter defined)), which is not generally known by, nor easily learned or determined by, persons outside the Company (collectively referred to herein as “Proprietary Information”) including, but not limited to: (i) specifications, manuals, software in various stages of development, and other technical data; (ii) customer and prospect lists, details of agreements and communications with customers and prospects, and other customer information; (iii) sales plans and projections, product pricing information, protocols, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans and strategies of the Company, the Surviving Corporation or the Buyer; (iv) sales proposals, demonstrations systems, sales material; (v) research and development; (vi) software systems, computer programs and source codes; (vii) sources of supply; (viii) identity of specialized consultants and contractors and Proprietary Information developed by them for the Company or the Surviving Corporation; (ix) purchasing, operating and other cost data; (x) special customer needs, cost and pricing data; and (xi) employee information (including personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company, the Surviving Corporation or the Buyer as Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Proprietary Information shall not include such information that the Principal Stockholders can demonstrate (A) is generally available to the public (other than as a result of a disclosure by a Principal Stockholder), (B) was disclosed to the Principal Stockholders by a third party under no obligation to keep such information confidential, or (C) was independently developed by the Principal Stockholders without reference to Proprietary Information and such Proprietary Information does not relate to a Competitive Business. Notwithstanding the foregoing, the Principal Stockholders shall have no obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by Law; provided, however, that in the event disclosure is required by Law, the Principal Stockholders shall use best efforts to provide the Buyer with prompt advance notice of such requirement so that the Buyer may seek an appropriate protective order. For purposes of this Agreement, a “Competitive Business” shall mean any business or other activity that, directly or indirectly, is involved in the development, manufacturing, sale or marketing of products and/or services that provide defense to distributed denial of service attacks, defense to web application attacks and/or seek to monetize security big data and/or security intelligence.
(b)    Each Principal Stockholder agrees that the remedy at Law for any breach of this Section 3 would be inadequate and that the Buyer or the Surviving Corporation shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 3.
Section 4.    No Solicitation or Hiring of Former Employees. Except as provided by Law, during the period commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date, no Principal Stockholder or Affiliate thereof shall directly or indirectly recruit, solicit or induce any person who was an employee or subcontractor of the Buyer, the Company or any of their respective subsidiaries on the date hereof or the Closing Date to terminate his or her employment with, or otherwise cease their relationship with, the Buyer (or the Surviving Corporation or any of their respective subsidiaries, as the case may be) or to become an employee of such Principal Stockholder or Affiliate; provided, however, that the foregoing provision shall not prohibit any advertisement, general solicitation or solicitation through a third party recruiter that is not targeted at any Person who was an employee or subcontractor of the Buyer, the Company or any of their respective subsidiaries on the date hereof or the Closing Date or otherwise made with the intent of soliciting any such Person. In addition, no Principal Stockholder shall hire or employ or use in any subcontracting arrangement any present or former employee of the Buyer, the Surviving Corporation, the Company or any of their respective subsidiaries for a period of one (1) year from the Closing without the prior written consent of an authorized executive officer of the Buyer. Notwithstanding the foregoing, the restrictions set forth in this Section 4 shall not apply to any Affiliate of any Principal Stockholder which is an investment fund; so long as (a) such Affiliate is not controlled by such Principal Stockholder (with control defined for this purpose as ownership of more than fifty percent (50%) of the equity or the right to control a majority of the board of directors or similar managing body of such Affiliate) and (b) the representative of such Principal Stockholder who has served on the Board of Directors of the Company or any of its Subsidiaries (or who has had any board observer rights) does not personally violate this Section 4 on behalf of such Affiliate.
Section 5.    Representations and Warranties of the Principal Stockholders. Each Principal Stockholder on his, her or its own behalf hereby severally represents and warrants to Buyer with respect to itself and his, her or its ownership of the Shares as follows:
(a)    Ownership of Shares. The Principal Stockholder legally and beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Principal Stockholder owns no Company Shares other than the Shares as set forth on Schedule I hereto. The Principal Stockholder has sole voting power, without restrictions, with respect to all of the Shares.
(b)    Power, Binding Agreement. The Principal Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Principal Stockholder and constitutes a valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.
(c)    No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Principal Stockholder, the Shares or any of the Principal Stockholder’s properties or assets. Except as provided in the Series C Financing Agreements or as expressly contemplated hereby, the Principal Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Principal Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Principal Stockholder of the transactions contemplated hereby.
Section 6.    Exclusivity.
(a)    During the Pre-Closing Period, each of the Principal Stockholders agrees (and the Principal Stockholders shall require each of their officers, directors, employees, representatives and agents) not to directly or indirectly, (i) initiate, solicit, knowingly encourage or otherwise knowingly facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer or its representatives) concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, (ii) furnish any information concerning the business, properties or assets of the Company or the Company Shares to any party (other than the Buyer or its representatives) or (iii) engage in negotiations or enter into any agreement with any party (other than the Buyer or its representatives) concerning any such transaction.
(b)    Each Principal Stockholder shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending and confirmation that the Principal Stockholders are terminating such discussions or negotiations. If any Principal Stockholder receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Principal Stockholder shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

Section 7.    Termination. The provisions of Sections 1, 2 and 6 of this Agreement shall terminate upon the earlier to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a breach hereof prior to termination, and such termination will not affect any rights hereunder which by their terms do not terminate or expire prior to or at such termination.
Section 8.    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without posting any bond or other undertaking.
Section 9.    Fiduciary Duties. Each Principal Stockholder is signing this Agreement solely in such Principal Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Principal Stockholder (and the Principal Stockholder’s officers, directors, employees, representatives and agents) from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.
Section 10.    Miscellaneous.
(a)    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.
(b)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
(d)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.
(e)    Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To a Principal Stockholder: To the respective address set forth on Exhibit A to this Agreement.
To the Buyer:	with a copy to:
Akamai Technologies, Inc. 8 Cambridge Center Cambridge, MA 02142 Attn: Melanie Haratunian Senior Vice President and General Counsel Telecopy: (617) 444-3695 Telephone: (617) 444-3000	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attn: Susan W. Murley, Esq. and Hal J. Leibowitz, Esq. Telecopy: (617) 526-5000 Telephone: (617) 526-6000
To the Company:	with a copy to:
Prolexic Technologies, Inc. 1930 Harrison Street, Suite 403 Hollywood, FL 33020 Attn: Scott Hammack Telecopy: (754) 273-9066 Telephone: (954) 620-1349	Bradley Arant Boult Cummings, LLP 1600 Division Street, Suite 700 Nashville, TN 37203 Attn: Jeffrey S. Buschmann, Esq. Telecopy: (615-252-6388) Telephone: (615-252-2388)
(f)    No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.
(g)    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer without the consent of the Company or the Principal Stockholder, provided that the Buyer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
(h)    Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.
(i)    Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.
(j)    WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE COMPANY AND EACH PRINCIPAL STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE COMPANY OR EACH PRINCIPAL STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.
BUYER:
AKAMAI TECHNOLOGIES, INC.
By:
Name: F. Thomson Leighton
Title: Chief Executive Officer
COMPANY:
PROLEXIC TECHNOLOGIES, INC.
By:
Name:
Title:
PRINCIPAL STOCKHOLDERS:
CAMDEN PARTNERS STRATEGIC FUND IV, L.P.
By:     Camden Partners Strategic IV, LLC
Its General Partner
By:     Camden Partners Strategic Manager, LLC
Its Managing Member
By:
Name:
Title:
CAMDEN PARTNERS STRATEGIC FUND IV-A, L.P.
By:     Camden Partners Strategic IV, LLC
Its General Partner
By:     Camden Partners Strategic Manager, LLC
Its Managing Member

By:

Name:
Title:

PRINCIPAL STOCKHOLDERS:
KENNET III A LP
By:     Kennet Capital Management (Jersey) Limited
Its Manager
_______________________________
By:
Title:
KENNET III B LP
By:     Kennet Capital Management (Jersey) Limited
Its Manager
_______________________________
By:
Title:
PRINCIPAL STOCKHOLDERS:
TRIDENT CAPITAL FUND-VII, L.P.
TRIDENT CAPITAL FUND-VII PRINCIPALS
FUND, L.L.C.

Executed by the undersigned as an authorized
signatory of the General Partner of Trident
Capital Fund-VII, L.P. and of the Managing
Member of Trident Capital Fund-VII Principals        Fund, L.L.C.

By:
Name:
Title:
PRINCIPAL STOCKHOLDERS:

Scott Hammack

Exhibit A
Principal Stockholders
Camden Partners Strategic Fund IV, L.P.
500 E. Pratt Street, Suite 1200
Baltimore, MD 21202

Camden Partners Strategic Fund IV-A, L.P.
500 E. Pratt Street, Suite 1200
Baltimore, MD 21202

Kennet III A LP
c/o Kennet Partners LLC
P.O. Box 255
Trafalgar Court
Les Banques
St. Peter Port
Guernsey GYI 3QL
(For the provision of notice, with a copy to Kennet Partners LLC, 950 Tower Lane, Suite 1710, Foster City, CA 94404, Attention: Gustavo M. Alberelli)

Kennet III B LP
c/o Kennet Partners LLC
P.O. Box 255
Trafalgar Court
Les Banques
St. Peter Port
Guernsey GYI 3QL
(For the provision of notice, with a copy to Kennet Partners LLC, 950 Tower Lane, Suite 1710, Foster City, CA 94404, Attention: Gustavo M. Alberelli)

Scott Hammack
4788 Oak Leaf Dr.
Naples, FL 34119

Trident Capital Fund – VII Principals Fund, L.L.C.
c/o Trident Capital, Inc.
505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301

Trident Capital Fund – VII, L.P.
c/o Trident Capital, Inc.
505 Hamilton Avenue, Suite 200

Palo Alto, CA 94301

Schedule I

SHAREHOLDER NAME	SERIES	CERTIFICATE NO.	NUMBER OF SHARES
Camden Partners Strategic Fund IV, L.P.	Series B Preferred	PB-05	2,755,202
Camden Partners Strategic Fund IV-A, L.P.	Series B Preferred	PB-06	134,972
Kennet III A LP	Series A Preferred	PS-2	18,346,520
	Series A-1 Preferred	PA1-1	1,853,185
Kennet III B LP	Series A Preferred	PS-3	4,273,480
	Series A-1 Preferred	PA1-2	431,665
Scott Hammack	Series A Preferred	PS-4	3,600,000
	Series A-1 Preferred	PA1-3	363,636
	Series C Preferred	PC-06	146,259
Trident Capital Fund – VII Principals Fund, L.L.C.	Series C Preferred	PC-02	94,700
	Series C Preferred	PC-04	12,373
Trident Capital Fund – VII, L.P.	Series C Preferred	PC-01	3,329,486
	Series C Preferred	PC-03	435,008

EXHIBIT D
FORM OF OPINION OF COUNSEL TO THE COMPANY AND THE COMPANY EQUITY HOLDERS
_____________, 2013
Akamai Technologies, Inc.
8 Cambridge Center
Cambridge, MA 02142

Ladies and Gentlemen:
We have acted as counsel for Prolexic Technologies, Inc., a Delaware corporation (the “Company”), in connection with the negotiation, execution and delivery of the Agreement and Plan of Merger, dated as of December 2, 2013, by and among the Company, Akamai Technologies, Inc., a Delaware corporation, Panther Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Transitory Sub”), the Principal Stockholders of the Company and the Stockholder Representative (the “Agreement”). This opinion is given to you pursuant to Section 5.(k) of the Agreement.
For purposes of rendering the opinions set forth below, we have examined and relied upon, as appropriate, the following documents:

(i)	The Agreement and the Disclosure Schedules delivered in connection therewith;

(ii)	[insert other transaction documents]
The foregoing agreements and documents are referred to herein collectively as the “Transaction Documents.” Unless defined herein, capitalized terms used herein have the meaning given to them in the Agreement.
We have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in, and made by the Company pursuant to, the Agreement and upon certificates and statements of government officials and a certificate of officers of the Company to us and attached to this opinion as Attachment 1 (the “Opinion Certificate”). In addition, we have examined originals or copies of documents, corporate records and other writings that we consider necessary for the purposes of this opinion. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, and that all documents and instruments submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.
In making our examination of documents and rendering our opinions, we have further assumed that, except for the Company with respect to the Transaction Documents, (a) each party to such documents had the entity power and entity authority to enter into and perform all of such party’s obligations thereunder, (b) each party to such documents has duly authorized, executed and delivered such documents and (c) each of such documents is enforceable against and binding upon such parties.
Notwithstanding the examination described above, the expressions “to our knowledge,” “known to us,” “our actual knowledge,” “we are aware” or words of similar import when used in this opinion with respect to any matter or statement, refer to the current actual knowledge of attorneys within this law firm who have rendered legal services to the Company . No inference as to our knowledge of any matters bearing on the accuracy of any such matter or statement should be drawn from the fact of our representation of the Company or the rendering of the opinions set forth below.
We express no opinion as to matters governed by any laws other than the laws of the State of Tennessee, the Delaware General Corporation Law (the “DGCL”) and the federal law of the United States of America, including the rules and regulations promulgated by governmental authorities thereunder, as such laws, rules and regulations exist on the date hereof (collectively, “Applicable Laws”). We express no opinion as to whether the laws of any particular jurisdiction apply, nor do we express any opinion to the extent that the laws of any jurisdiction (other than Applicable Laws) are applicable to the Transaction Documents or the transactions contemplated thereby.
In rendering our opinions set forth below, we have assumed, without independent factual investigation, that (i) each of the statements of fact made in Section I of each of the Confirmation Agreements (defined below), without regard to any knowledge qualifiers contained in any such statements, is accurate and complete and that all “approvals,” or “authorizations” (or words of similar import) by the Board of Directors and/or stockholders of the Company referenced therein were duly and validly given in accordance with the Company’s then-effective bylaws and Certificate of Incorporation and the DGCL as then in effect, (ii) Howard M. Appel, Esq., the incorporator of the Company, validly appointed Brian Greene, Barrett Lyon and Christopher Davidson as the three initial members of the Board of Directors of the Company on May 21, 2004, and (iii) Christopher Davidson resigned from the Company’s Board of Directors on August 20, 2004.
In rendering the opinion set forth in paragraph (1) below with respect to the valid existence and good standing of the Company under the laws of the State of Delaware and as to its qualification to do business as a foreign corporation in good standing under the laws of the State of Florida, we have relied exclusively on certificates of public officials.

In rendering the opinion set forth in paragraph (3) below relating to the Company’s authorized, issued and outstanding capital stock, we have reviewed and assumed the completeness of the following (collectively, the “Capitalization Records”):
(a)the Company’s Fourth Amended and Restated Certificate of Incorporation certified by the Delaware Secretary of State on _________________ (the “Restated Certificate”);
(b)the bylaws of the Company certified in the Opinion Certificate (the “Bylaws”);
(c)minute books relating to meetings and written actions and consents of the incorporator(s), Board of Directors and stockholders of the Company that have been maintained by the Company prior to June 30, 2013 and furnished to us in connection with the rendering of this opinion (including without limitation the Organization Actions of the Sole Incorporator, dated as of May 21, 2004, signed by Howard M. Appel, Esq., Sole Incorporator (the “Action By Incorporator”); the Resignation as Sole Incorporator, dated as of May 24, 2004, signed by Howard M. Appel, Esq. (the “Incorporator’s Resignation”), and the resignation from the Board of Directors of the Company, dated as of August 20, 2004, signed by Chris Davidson (the “Davidson Resignation”), and the Confirmation Agreements);
(d)those certain Confirmation and Mutual Release Agreements, dated March 25, 2011, by and between the Company and each of Brian Green, Michael Flynn, Barrett Lyon, Pat Coffer, The Bellwether Group, Darren Rennick, Keith Laslop, Glenn Lebumfacil, Paul Cunningham, Paul Sop and Wedbuch Morgan Securities (collectively, the “Confirmation Agreements”); and
(e)the Company’s stock ledger, stock certificate books, stockholder list, list of stock options and list of warrants provided by the Company.
We do not have the information necessary to verify the accuracy and completeness of the information on the number and type of securities of the Company that are outstanding, other than by reviewing the Capitalization Records. Accordingly, our opinion on, and our confirmation of, the number and type of issued and outstanding securities of the Company means that the Capitalization Records are consistent with the information as to the number and type of outstanding stock, stock options, warrants, conversion privileges or other rights that is set forth in paragraph (3) below and in such confirmation.
In connection with our opinion set forth in paragraph (3) below as to the fully paid nature of the issued and outstanding shares of capital stock of the Company, we have relied without independent verification on a statement in the Opinion Certificate to the effect that the Company has received the consideration approved by its Board of Directors for all of the issued and outstanding shares of capital stock and other securities of the Company.

In rendering the opinion set forth in paragraph (3) relating to the duly authorized and validly issued status of all of the issued and outstanding shares of capital stock of the Company, we have reviewed the DGCL as in effect only on the date hereof and have not reviewed the DGCL as it was in effect on the date of each issuance of capital stock and each issuance of an option, warrant or right to purchase any such capital stock.
We note that the parties to the Transaction Documents have designated the laws of the State of Delaware as the laws governing the Transaction Documents. Notwithstanding the designation therein of the laws of the State of Delaware, our opinion in paragraph (4) below as to the validity, binding effect and enforceability of the Transaction Documents is premised upon the results that would be obtained if a Tennessee court were to apply to the Transaction Documents exclusively the internal laws of the State of Tennessee applicable to contracts made and entered into between Tennessee residents present in the State of Tennessee when the Transaction Documents are entered into and, where applicable, the currently effective DGCL, without regard to laws or principles regarding choice of law or conflict of laws.
In rendering the opinion in paragraph (5) below relating to violations of any statute, rule or regulation applicable to the Company, any Subsidiary or any of their respective properties or assets, and relating to any notice to, or filing with, or permit, authorization, consent or approval of, any Governmental Entity, such opinions are limited to statutes, rules or regulations that in our experience are typically applicable to transactions of the nature provided for in the Transaction Documents.
In rendering the opinion in paragraph (5) below regarding breach of, or default under, any Material Contracts, we have not reviewed, and express no opinion on, provisions relating to the occurrence of a “material adverse event” or words of similar import. We also do not express any opinion on parol evidence bearing on interpretation or construction of such Material Contracts, or on any oral modifications to such Material Contracts made by the parties thereto. Moreover, to the extent that any of the Material Contracts are governed by the laws of any jurisdiction other than the State of Tennessee our opinion relating to those agreements is based solely upon the plain meaning of their language as though only the internal laws of the State of Tennessee applicable to contracts made and entered into between Tennessee residents present in the State of Tennessee applied, without regard to any interpretation or construction that might be indicated by the laws stated as governing those agreements and without regard to principles of choice of law or conflict of laws.
This opinion is qualified by, and we render no opinion with respect to, or as to the effect of, the following:
(a)bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other law regarding fraudulent transfers, preferential transfers and equitable subordination;
(b)general principles of equity, including, but not limited to, judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute, or that result from the exercise of the court’s discretion;
(c)United States federal law or provision of the DGCL or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to have been unconscionable at the time it was made, unconscionable in performance or contrary to public policy;
(d)any provision purporting to (i) exclude conflict of law principles under any law or (ii) select certain courts as the venue, or establish a particular jurisdiction as the forum, for the adjudication of any controversy;
(e)judicial decisions that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of any agreement;
(f)the tax or accounting consequences of any transaction contemplated in connection with the Merger under applicable tax laws and regulations and under applicable accounting rules, regulations, releases, statements, interpretations or technical bulletins;
(g)the effect any breach of the fiduciary duties of the members of the Company’s Board of Directors, officers or principal stockholders would have on the enforceability, authorization and performance of any agreement;
(h)that the Transaction Documents were fair and reasonable to the Company at the time of their authorization by the Company’s Board of Directors within the meaning of Section 144 of the DGCL;
(i)any provisions stating that (i) rights or remedies are not exclusive, (ii) rights or remedies may be exercised without notice, (iii) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or (iv) the failure to exercise, or any delay in exercising, rights or remedies available under an agreement will not operate as a waiver of any such right or remedy;
(j)provisions stating that rights set forth in the agreement in which such provision appears may only be waived in writing if an implied agreement by trade practice or course of conduct has given rise to a waiver or that limit the effect of waivers by trade practice or course of conduct;
(k)any United States federal or other antitrust laws, statutes, rules or regulations, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or other laws relating to collusive or unfair trade practices or designed to promote competition in any jurisdiction; or

(l)statutes or public policy principles that limit waivers or releases of broadly or vaguely stated rights, the benefits of statutory, regulatory or constitutional rights, currently unknown future rights, defenses or rights to damages.
In rendering the opinions herein contained, we have relied, without investigation, upon the following assumptions: (i) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Transaction Documents; (ii) the conduct of each of the parties to the Transaction Documents has complied and will comply with any requirement of good faith, fair dealing and conscionability; (iii) each of the parties to the Transaction Documents has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction Documents; and (iv) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties, written or oral, that would, in either case, as a matter of law define, supplement or qualify the terms of the Transaction Documents.
Based upon and subject to the foregoing, as of immediately prior to the Closing we are of the following opinion.
(1)The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business as a foreign corporation and in good standing under the laws of the State of Florida.
(2)The Company has all requisite corporate power and corporate authority to conduct the business in which, to our knowledge, it is currently engaged, and the Company has all requisite corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby.
(3)The authorized capital stock of the Company consists of (i) 60,000,000 Common Shares, of which, as of the date hereof, [ ] shares were issued and outstanding and [ ] shares were held in the treasury of the Company, and (ii) 45,263,384 Preferred Shares, of which (A) 31,213,384 have been designated as Series A Shares, of which, as of the date hereof, [ ] shares were issued and outstanding, (B) 2,800,000 have been designated as Series A1 Shares, of which, as of the date hereof, [ ] shares were issued and outstanding, (C) 4,654,647 have been designated as Series B Shares, of which, as of the date hereof, [ ] shares were issued and outstanding, and (D) 5,162,000 have been designated as Series C Shares, of which, as of the date hereof, [ ] shares were issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable, are held of record by the Company Stockholders, as set forth in Section 2.2(b) of the Disclosure Schedule, and, except as set forth in Section 2.2(b) of the Disclosure Schedule, are free of all preemptive rights. Except as set forth in Section 2.2(c) or 2.2(e) of the Disclosure Schedule, to our knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock.

(4)The execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate, stockholder and other action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
(5)Subject to the filing of the Certificate of Merger as required by the DGCL , neither the execution and delivery by the Company of the Agreement, nor the consummation by the Company of the transactions contemplated thereby: (a) conflicts with or violates any provision of the Certificate of Incorporation or By-laws of the Company, each as amended or restated to date, (b) requires on the part of the Company any notice to, or filing with, or permit, authorization, consent or approval of, any Governmental Entity which has not been delivered, filed or obtained, (c) other than as set forth in Section 2.4 of the Disclosure Schedule, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver (which has not been obtained) under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective assets is subject and which is listed in Section 2.15 of the Disclosure Schedule (“Material Contracts”), or (d) violates any statute, rule or regulation applicable to the Company, any Subsidiary or any of their respective properties or assets, or any order, writ, injunction or decree known to us specifically naming the Company, any Subsidiary or any of their respective properties or assets.
(6)To our knowledge, except as set forth in Section 2.19 of the Disclosure Schedule, there is no Legal Proceeding which is pending or has been threatened in writing against the Company or any Subsidiary.
(7)Upon consummation of the Merger, (a) all outstanding unvested options to acquire capital stock of the Company shall be converted into options to acquire shares of Buyer Common Stock and (b) all outstanding vested options and warrants to acquire capital stock of the Company shall be terminated, in each case in accordance with Section 1.8 of the Agreement.
(8)Upon the filing by the Surviving Corporation of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective under the Delaware General Corporation Law statute.
(9)All authorizations, consents and approvals of all U.S. federal and Delaware and Florida state governmental agencies and authorities required in order to permit consummation by the Company of the transactions contemplated by the Agreement have been obtained.
This opinion is rendered as of the date first written above solely for your benefit pursuant to the Agreement and may not be relied on by, nor may any copy be delivered to, any other person or entity without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to inform you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention that may alter, affect or modify any of the opinions expressed herein.

Very truly yours, BRADLEY ARANT BOULT CUMMINGS LLP

EXHIBIT E
FORM OF OFFER LETTER

_____________, 2013
[Name]
[Address]
Dear [_______]:
On behalf of Akamai Technologies, Inc. (which, together with its subsidiaries, is referred to herein as “Akamai” or the “Company”), I am pleased to welcome you from Prolexic Technologies, Inc. (“Prolexic”) and confirm your employment with Akamai. This letter sets forth the terms of your full-time, at-will employment with the Company. Your employment with Akamai will be effective on the Closing Date as that term is defined in the Agreement and Plan of Merger (“Merger Agreement”) between Akamai Technologies, Inc. and Prolexic Technologies Inc. as long as you meet all the conditions for employment described herein.
As a condition of employment with the Company you must: (i) give your consent to and successfully complete a background investigation conducted pursuant to the Company’s standard procedures; (ii) complete and return Akamai’s Application for Employment; (iii) execute and return the Acknowledgement of Receipt of Akamai’s Code of Business Conduct and Ethics; (iv) execute and return the Non-Competition, Non-Solicitation, Proprietary and Confidential Information and Developments Agreement/ Non-Solicitation, Proprietary and Confidential Information and Developments Agreement; (v) certify your agreement to comply with Akamai’s Statement of Company Policy regarding Securities Trades By Akamai Personnel; (vi) execute and return the Employee Handbook Acknowledgment and (vii) complete electronic I-9 Employment Eligibility Verification, all of which are enclosed with this letter.
Reporting, Title and Compensation. You will report to [______], your title will be [__________], and your base salary will be $[______] bi-weekly ($[______] on an annualized basis), less all applicable federal, state and local taxes and withholdings.
[Include applicable bonus provision:
[Your annual incentive target will be $[_____] and your on target earnings (OTE), including base salary and variable, will be $[______].
Sales Compensation Plan. You will remain on and be eligible to receive a revenue based incentive payment based on sales metrics defined in the 2013 and 2014 Prolexic Incentive Compensation Plan. After the Closing Date, you will be converted to an Akamai Sales Compensation plan to be determined.]

[Performance Bonus. You are eligible to participate in the Company Performance Bonus Program in accordance with the written terms and conditions of that program, which provides the potential for a bonus up to [__]% of your annual base salary. The bonus award, if any, will be based on both individual and corporate performance and will be determined by the Company and your manager in his or her sole discretion and will be prorated based on the date you actually begin working for the Company. In order to earn a bonus, you must be an active employee of the Company, in good standing, on the date the bonus is distributed. If a bonus award is declared and earned, it will be paid in Q1-2015.]
[Executive Bonus Program. Subject to approval by its Board of Directors or a committee thereof, you are eligible to participate in the Company’s Executive Bonus Program in accordance with the written terms of that Program, which provides the potential for a bonus up to [__]% of your annual base salary. The objectives associated with this bonus plan will be determined separately, but will include Company and individual goals.]]
Retention Equity Program. You will be eligible to participate in the Company’s equity incentive program in connection with Akamai’s acquisition of Prolexic, in accordance with the terms and conditions of that program. Subject to approval by its Board of Directors or a committee thereof, the Company will grant you Restricted Stock Units (“RSUs”) representing the right to receive shares of Akamai’s Common Stock having an initial value equal to $[______]; the actual number of RSUs issued will be calculated by dividing such value by the closing price of the Company’s Common Stock on the date of grant. The grant date is expected to be shortly following the Closing Date. These RSUs will vest over three years commencing on the date of grant. One third will vest on the first anniversary of the date of grant. One third will vest on the second anniversary of the date of grant. The remaining one third will vest on the third anniversary of the date of grant. The RSUs will be issued pursuant to the Company’s 2013 Stock Incentive Plan and will be subject to the additional terms and conditions set forth in the applicable plan and in your RSU grant agreement.
Prolexic Stock Option Acceleration. Subject to approval by the Company’s Board of Directors or a committee thereof, if you are involuntarily terminated from the Company for any reason, other than for Cause, within one year of the Closing Date, on the effective date of your termination from the Company, all unvested Prolexic stock options granted to you prior to [________], 2013 and pursuant to the Prolexic Technologies Inc. – 2011 Equity Incentive Plan shall immediately vest to the extent vesting is not otherwise provided by the terms of the applicable Prolexic Technologies Inc. Notice of Stock Option Grant and Stock Option Agreement, as either have been amended.
For the purpose of this offer letter, “Cause” is defined as (a) any act or omission by you that has a significant adverse effect on Akamai’s business or on your ability to perform services for Akamai, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (b) your refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (c) your refusal or failure to comply with Akamai’s Code of Business Ethics.

Employee Benefits. Effective on the Closing Date your enrollment in any health, dental, life, and short/long term disability insurance benefit plans in which you participated as a Prolexic employee will end. On the Closing Date you will be eligible to enroll in Akamai’s health insurance, dental insurance, life insurance, and short/long term disability insurance programs, provided that you are eligible under (and subject to all provisions of) the plan documents governing those programs. These and other benefits made available by the Company, and the rules, terms, and conditions for participation in such benefit plans may be changed by the Company from time to time without advance notice. Some of the Company’s benefits are summarized below. To the extent that the summaries below conflict with the terms of the benefit plans or applicable policies, the terms of the plans and policies shall control.
Insurance Plans and 401(k). As explained above, effective on the Closing Date, you will be eligible to participate in Akamai’s health, dental, life, and short/long term disability insurance programs. Likewise on the Closing Date, you will be eligible to enroll in the Akamai Technologies, Inc. 401(k) Plan, which is administered through Fidelity. Currently, Akamai matches the first eight percent (8%) of a participant’s contribution to the 401(k) Plan at $0.50 per dollar contributed until you reach the maximum annual match of $6,000. The match vests immediately.
Akamai Employee Stock Purchase Plan. On the next enrollment date following the Closing Date, you will be eligible to participate in Akamai’s Employee Stock Purchase Plan (“ESPP”). This plan allows you to contribute between 0% and 15% of your salary through regular payroll deductions. The Akamai plan provides for a six (6) month offering period. At the end of each six (6) month offering period, the money that has been deducted will be used to purchase shares of Akamai common stock at eighty-five percent (85%) of the Fair Market Value (FMV) of the Common Stock at the beginning of the offer period or end of the offer period, whichever is lower.
Vacation and Holidays. Time Off is Akamai’s progressive approach for U.S. employees to take paid time away from work. Our Time Off approach allows employees greater freedom and flexibility to work with their managers to arrange Time Off schedules to benefit themselves and their teams. There is no set number of days or hours of paid time away from work with this approach. Akamai also typically observes ten (10) holidays each year.
Company Policies and Procedures. As an employee of the Company, you will be required to comply with all Company policies and procedures. Violations of the Company’s policies may lead to immediate termination of your employment. Most of the Company’s policies and procedures are set forth in the Akamai Technologies, Inc. Employee Handbook and Code of Business Conduct and Ethics. As a condition of your employment with Akamai, you will be required to sign an acknowledgement of receipt of these policy documents. Further, the Company’s premises, including all workspaces, furniture, documents, and other tangible materials, and all information technology resources of the Company (including computers, data and other electronic files, and all internet and email, including personal, web-based email) are subject to oversight and inspection by the Company at any time. Company employees should have no expectation of privacy with regard to any Company premises, materials, resources, or information (such as personal, web-based email) sent or accessed using Company equipment.
Proprietary and Confidential Information, Developments and Non-Solicitation Agreement. You agree that the Non-Competition, Non-Solicitation, Proprietary and Confidential Information and Developments Agreement/ Non-Solicitation, Proprietary and Confidential Information and Developments Agreement that you sign as a condition of employment with Akamai will continue in effect throughout your employment at Akamai. You further agree that any future changes in your title, duties, compensation and work place location, or any other changes in the terms and conditions of your employment (material or otherwise) do not affect the validity of the agreement.
At-Will Employment. Your employment with the Company is on an “at-will” basis, meaning that either you or the Company may terminate the employment relationship at any time, for any reason, with or without reason or notice. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at-will" nature of your employment may only be changed by a written agreement signed by you and the Chief Executive Officer of the Company, which expressly states the intention to modify the at-will nature of your employment. This offer of employment and your acceptance of employment with Akamai is not to be construed as an agreement, either express or implied, to employ you for any stated term.
Proof of Right to Work. For purposes of federal immigration law, you are required to provide the Company with documentary evidence of your identity and eligibility for employment in the United States in accordance with the requirements listed on the I-9 Employment Eligibility Verification. If you fail to provide the required documentation, your employment will be terminated immediately. In addition, you may need to obtain a work visa in order to be eligible to work in the United States. If that is the case, your employment with the Company will be conditioned upon your obtaining work authorization in a timely manner as determined by the Company.
Other Agreements; Governing Law. You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company as contemplated hereby, or which is in any way inconsistent with any of the terms herein. This offer of employment with Akamai supersedes any prior or contemporaneous agreements, discussions and understandings, whether written or oral, between you and the Company relating to the subject matter described herein or your employment with the Company. These terms and conditions of employment described herein shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts applicable therein.
Please acknowledge the terms of employment with Akamai by signing the enclosed copy of this letter and the agreements attached and returning all documents to me by close of business on [__________], 2013.
Sincerely,

AKAMAI TECHNOLOGIES, INC.
Linda H. Pettingell
Vice President, Human Resources

I hereby ACKNOWLEDGE and ACCEPT the terms of employment with Akamai as set forth herein.
_____________________
[Name]
[Date]

EXHIBIT F
PROLEXIC TECHNOLOGIES, INC.
AMENDMENT TO NOTICE OF STOCK OPTION GRANT
THIS FIRST AMENDMENT TO NOTICE OF STOCK OPTION GRANT (this “Amendment”) is made and entered into effective as of __________________, 20__ (the “Effective Date”), by and between PROLEXIC TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and [_____________________________] (“Participant”).
WHEREAS, pursuant to a Notice of Stock Option Grant, dated as of ________________ (“Grant Notice”), and the Stock Option Agreement incorporated by reference therein (the “Stock Option Agreement”), the Participant was granted options (“Options”) to purchase up to [________________] shares of common stock of the Company (“Common Stock”) under the terms and conditions set forth therein and under Prolexic Technologies, Inc. 2011 Equity Incentive Plan (the “Plan”);
WHEREAS, under the terms of the Grant Notice, [_____________] shares of Common Stock remain unvested as of the Effective Date (the “Unvested Shares”);
WHEREAS, the Company and Participant hereto now desire to amend the Grant Notice on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Stock Option Agreement, as applicable.
2.Amendment to Vesting Schedule. Notwithstanding anything in the Grant Notice to the contrary, after the Effective Date, provided that Participant continues to provide services to the Company or any Subsidiary or Parent of the Company and such provision of services is not “Terminated” (as defined in the Plan), the Option will become vested as to portions of the total Unvested Shares set forth above as follows:
(a)    The Option will become vested as to 1/3rd of such Unvested Shares on the one (1) year anniversary of Effective Date (the “First Vesting Date”); and
(b)    The Option will become vested as to 1/24th of such Shares at the end of each full month succeeding First Vesting Date until all of the Unvested Shares are vested.
3.Inconsistent Provisions. All provisions of the Grant Notice which have not been amended by this Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Grant

Notice and the provisions of this Amendment, the provisions of this Amendment shall control and be binding.
4.Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. Execution and delivery may be by facsimile transmission.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by their respective officers thereunto duly authorized, all as of the date first written above.

PROLEXIC TECHNOLOGIES, INC.
By:
Name:
Title:

PARTICIPANT

Schedule II
ActiveUS 117168300v.8